PROSPECTUS SUPPLEMENT
(To Prospectus dated March 2, 2000)

                                             $310,000,000
                                            (APPROXIMATE)
                                 CENTEX HOME EQUITY LOAN TRUST 2000-A
                      Centex Home Equity Loan Asset-Backed Certificates, Series
[LOGO]                                          2000-A
                                      Centex Credit Corporation
                                 d/b/a Centex Home Equity Corporation
                                       Originator and Servicer
                                          CHEC Funding, LLC
                                              Depositor

Consider carefully
the risk factors
beginning on page
S-10 in this
prospectus
supplement.
The Class A
certificates will
represent interests
in the trust only and
will not be
guaranteed by or
represent interests
in or obligations of
Centex Home
Equity Corporation
or any of its
affiliates.
This prospectus
supplement may be
used to offer and
sell the certificates
only if accompanied
by the prospectus.
The Trust will issue pursuant to this Prospectus Supplement and the accompanying
Prospectus:

---------------------------------------------------------------------------------------------------
       CLASS A           PRINCIPAL                                                 FINAL SCHEDULED
    CERTIFICATES          BALANCE                  CERTIFICATE RATE               DISTRIBUTION DATE
---------------------------------------------------------------------------------------------------
      Class A-1          $61,000,000                    7.51%                         May 2018
---------------------------------------------------------------------------------------------------
      Class A-2          $19,000,000                    7.60%                        March 2022
---------------------------------------------------------------------------------------------------
      Class A-3          $33,000,000                    7.65%                       October 2026
---------------------------------------------------------------------------------------------------
      Class A-4          $27,000,000                    8.00%                        March 2029
---------------------------------------------------------------------------------------------------
      Class A-5          $17,500,000  8.25% (or 8.75% for each interest period       March 2030
                                      after the servicer first fails to exercise
                                      its clean-up call option), subject to an
                                      interest rate cap.
---------------------------------------------------------------------------------------------------
      Class A-6          $17,500,000  7.88%, subject to an interest rate cap.        March 2030
---------------------------------------------------------------------------------------------------
      Class A-7         $135,000,000  One-Month LIBOR plus 0.24% (or One-Month       March 2030
                                      LIBOR plus 0.48% for each interest period
                                      after the servicer first fails to exercise
                                      its clean-up call option), subject to an
                                      available funds cap.
---------------------------------------------------------------------------------------------------

* Principal balances subject to variance of plus or minus 5%.
THE CERTIFICATES
- Interest and principal on the certificates are scheduled to be paid monthly on the 25(th) day of the month or, if the 25(th) is not a business day, on the next business day. The first scheduled distribution date is April 25, 2000.
- Distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates will be primarily based on a group of closed-end fixed rate home equity loans. Distributions on the Class A-7 certificates will be primarily based on a group of closed-end adjustable rate home equity loans.
- The Class A certificates currently have no trading market.
- The Class A certificates will have the benefit of an irrevocable and unconditional financial guaranty insurance policy issued by Financial Security Assurance Inc., as certificate insurer, guaranteeing timely payment of interest and ultimate payment of principal to the holders of the Class A certificates.

                                     [LOGO]
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriters listed below will offer the Class A certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the Class A certificates are expected to be approximately $309,126,404, excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $600,000. We expect that delivery of the Class A certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System on or about March 15, 2000.
SALOMON SMITH BARNEY
                                LEHMAN BROTHERS
                                                           PRUDENTIAL SECURITIES

                                 March 2, 2000

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
  THE ACCOMPANYING PROSPECTUS

    We provide information to you about the certificates in two separate documents that provide progressively more detail:

    - the accompanying Prospectus, which provides general information, some of which may not apply to your certificates; and

    - this Prospectus Supplement, which describes the specific terms of your certificates.

    YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A certificates in any state where the offer is not permitted.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Class A certificates. In addition, all dealers selling the Class A certificates will be required to deliver a Prospectus Supplement and Prospectus until June 1, 2000.

                               TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT
             ---------------------
CAPTION                                  PAGE
--------------------------------------    ----
Summary...............................     S-3
Risk Factors..........................    S-10
Description of the Home Equity
  Loans...............................    S-22
Prepayment and Yield Considerations...    S-43
Formation of the Trust and Trust
  Property............................    S-56
Description of the Certificates.......    S-57
The Policy and the Certificate
  Insurer.............................    S-70
Use of Proceeds.......................    S-74
Certain Federal Income Tax
  Considerations......................    S-74
Certain State Tax Considerations......    S-77
ERISA Considerations..................    S-77
Legal Investment Considerations.......    S-79
Underwriting..........................    S-80
Experts...............................    S-80
Legal Matters.........................    S-81
Ratings...............................    S-81
Index of Defined Terms................    S-82
Annex I...............................     I-1
                   PROSPECTUS
                   ----------
CAPTION                                   PAGE
-------                                 --------
Prospectus Supplement.................       4
Reports to Holders....................       4
Available Information.................       5
Incorporation of Certain Documents by
  Reference...........................       5
Introduction..........................       6
The Depositor.........................       6
The Seller and the Servicer...........       6
Description of the Securities.........      14
The Trust Funds.......................      22
Accounts..............................      25
Enhancement...........................      29
The Agreements........................      30
Certain Legal Aspects of the Home
  Equity Loans........................      45
Use of Proceeds.......................      53
Federal Income Tax Consequences.......      54
State Tax Consequences................      77
ERISA Considerations..................      78
Legal Investment......................      82
Plan of Distribution..................      83
Legal Matters.........................      83

                                    SUMMARY

    - This summary highlights selected information from this Prospectus Supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A certificates, you should read carefully this entire Prospectus Supplement and accompanying Prospectus.

    - This summary provides an overview to aid your understanding and is qualified by the full description of this information in this Prospectus Supplement and the accompanying Prospectus.

    - You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Defined Terms" beginning on page S-82 in this Prospectus Supplement.

ISSUER

- Centex Home Equity Loan Trust 2000-A.

DEPOSITOR

- CHEC Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of Centex Credit Corporation d/b/a Centex Home Equity Corporation.

ORIGINATOR

- Centex Credit Corporation d/b/a Centex Home Equity Corporation.

The Originator will sometimes be referred to in this Prospectus Supplement as "CHEC".

SELLERS

- Centex Credit Corporation d/b/a Centex Home Equity Corporation.

- CHEC Conduit Funding, LLC.

CHEC Conduit Funding, LLC is a limited purpose entity and an affiliate of Centex Credit Corporation d/b/a Centex Home Equity Corporation.

SERVICER

- Centex Credit Corporation d/b/a Centex Home Equity Corporation.

CERTIFICATE INSURER

- Financial Security Assurance Inc., a New York monoline insurance company.

TRUSTEE

- Bank One, National Association.

STATISTICAL CALCULATION DATE

- The close of business on February 11, 2000.

- All statistical information relating to the home equity loans presented in this Prospectus Supplement is given as of the statistical calculation date.

CUT-OFF DATE

- The opening of business on March 1, 2000.

- The cut-off date is the date on and after which the issuer will be entitled to receive all collections and proceeds of the home equity loans.

CLOSING DATE

March 15, 2000.

DISTRIBUTION DATE

The 25(th) day of each month, or if the 25(th) day is not a business day, then the next succeeding business day. The first distribution date will be April 25, 2000.

RECORD DATE

- For any distribution date and each class of fixed rate certificates, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

- With respect to any distribution date and the variable rate certificates, the last business day immediately preceding the distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

THE CERTIFICATES

On the closing date, the trust will issue the Class A certificates, the Class X-IO certificates and the Class R certificates. The Class A certificates are senior certificates and the Class X-IO and the Class R certificates are subordinate certificates.

CLASS A CERTIFICATES

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 certificates.

CLASS R CERTIFICATES

The Class R-1 and Class R-2 certificates.

OFFERED CERTIFICATES

The Class A certificates.

NON-OFFERED CERTIFICATES

The Class X-IO certificates and Class R certificates are not being offered to the public. We have included information with respect to the Class X-IO and Class R certificates in this Prospectus Supplement solely to provide you a better understanding of the Class A certificates.

GROUP I CERTIFICATES

The Group I certificates will be the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates. Distributions on the Group I certificates will be primarily derived from payments on the home equity loans in Group I.

GROUP II CERTIFICATES

The Group II certificates will be the Class A-7 certificates. Distributions on the Group II certificates will be primarily derived from payments on the home equity loans in Group II.

FIXED RATE CERTIFICATES

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates.

VARIABLE RATE CERTIFICATES

The Class A-7 certificates.
DENOMINATIONS

The Class A certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

BOOK-ENTRY REGISTRATION

We will issue the Class A certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the Class A certificates are book-entry they will be registered in the name of the nominee of the depository in the United States.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for each class of Class A certificates is as set forth on the cover page of this Prospectus Supplement.

DISTRIBUTIONS TO CLASS A CERTIFICATEHOLDERS

You will be entitled to receive payments of interest on each distribution date. We may reduce the amount of interest that you are entitled to receive on any distribution date as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

- The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans.

- If you hold a Class A certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

INTEREST

FIXED RATE CERTIFICATE INTEREST

The interest rate on any distribution date for a fixed rate certificate will be the applicable interest rate set forth on the cover page of this Prospectus Supplement.

The interest period with respect to each distribution date and a fixed rate certificate is the calendar month preceding the month of the distribution date. For example, if the distribution date occurs on May 25, 2000, the interest period would be the month of April 2000. Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a fixed rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

 30 X IR X PB = your interest payment
---

360

IR = the applicable per annum fixed interest rate, subject to (1) in the case of the Class A-5 and Class A-6 Certificates, an interest rate cap and (2) in the case of the Class A-5 certificates, an increase of 0.50% per annum if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.

PB = the principal balance of your fixed rate certificate immediately prior to any distributions on the distribution date.

The interest rate cap is the weighted average coupon of the Group I home equity loans related to the applicable distribution date.

If you are a holder of a fixed rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid amounts we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

If you are a holder of a Class A-5 or Class A-6 certificate, you will not receive additional funds on future distribution dates to compensate you for any reduction in the amount of interest owed to you on a prior distribution date because of the effect of the interest rate cap.

VARIABLE RATE CERTIFICATE INTEREST

The interest rate on any distribution date with respect to the variable rate certificates will be the applicable interest rate set forth on the cover page of this Prospectus Supplement.

The interest period with respect to each distribution date and the variable rate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the variable rate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days. Therefore, if you are a holder of a variable rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

 N X IR X PB = your interest payment
---

360

 N = number of days in the interest period

IR = the per annum floating interest rate for the interest period, subject to both (1) an available funds cap and (2) a doubling of the applicable margin if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.

PB = the principal balance of your variable rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a variable rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid amounts we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

Additionally, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the available funds cap. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments.

PRINCIPAL

On each distribution date, the amount available for distributions of principal for each home equity loan group will include principal collections, plus any excess interest collections required to be distributed to satisfy the required level of overcollateralization, less any decrease in the required level of overcollateralization of the related home equity loan group.

GROUP I CERTIFICATES

On each distribution date we will distribute principal to the Group I certificates in the following order of priority:

- first, to the Class A-6 certificates, for each distribution date on or after the distribution date in April, 2003 in an amount up to a specified amount; and

- second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

The Class A-6 certificate is a "lock-out" certificate. If you are a holder of a Class A-6 certificate generally you will not be entitled to receive payments of principal until the distribution date in April, 2003. From that point on, you will be entitled to receive an increasing percentage of your class' proportionate share of principal payable to the Group I Certificates, based on a schedule.

GROUP II CERTIFICATES

On each distribution date we will distribute principal to the Group II certificates as follows:

- to the Class A-7 certificates, until the principal balance of the Class A-7 certificates has been reduced to zero.

TRUST PROPERTY

The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer. The trust property includes:

- a pool of closed-end fixed rate home equity loans secured by first and second deeds of trust or mortgages on one-to four-family residential properties transferred to the trust on the closing date;

- a pool of closed-end adjustable rate home equity loans secured by first deeds of trust or mortgages on one-to four-family residential properties transferred to the trust on the closing date;

- payments on the home equity loans received on and after the cut-off date;
- property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

- amounts on deposit in the accounts specified in this Prospectus Supplement;

- rights under any hazard insurance policies, if any, covering the mortgaged properties; and

- proceeds of the foregoing.

The Class A certificates will also have the benefit of a financial guaranty insurance policy issued by Financial Security Assurance Inc.

THE HOME EQUITY LOANS

We will divide the home equity loans into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this Prospectus Supplement). The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either six months or two years after the date of origination of the related home equity loan.

All of the home equity loans in the trust have been originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC.

The home equity loans are not and will not be guaranteed by the depositor, the sellers, the servicer, the certificate insurer, the trustee or any of their affiliates. None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this Prospectus Supplement is, with respect to 3,611 home equity loans, of which 2,476 are fixed-rate home equity loans and 1,135 are adjustable-rate home equity loans in each case as of the statistical calculation date. Prior to the closing date, additional home equity loans will be added to each home equity loan group and some home equity loans may be removed from each home equity loan group, subject to the consent of the certificate insurer.

As a result, the characteristics of the home equity loans in each home equity loan group as of the cut-off date will differ from the characteristics presented in this Prospectus Supplement as of the statistical calculation date. The depositor does not expect a material change in the weighted average characteristics of either home equity loan group.

DELINQUENCY ADVANCES AND COMPENSATING INTEREST

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans. If the servicer believes that unpaid interest can be recovered, then the servicer will either:

- advance the unpaid interest to the trust out of its own funds; or

- advance the unpaid interest to the trust out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the trust for amounts advanced from trust collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer will provide to the trust the amount of any shortfall in the anticipated collection of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

The servicer is entitled to be reimbursed by the trust for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans of the related home equity loan group prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any delinquency advances, as well as unreimbursed payments of compensating interest, from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.
SERVICING ADVANCES

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

- expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

- the cost of any enforcement or judicial proceedings, including foreclosures;
  and

- the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the trust for any servicing advances from the related home equity loan and also from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

CREDIT ENHANCEMENT

CERTIFICATE INSURANCE POLICY

Financial Security Assurance Inc. will issue a financial guaranty insurance policy for the benefit of the Class A certificates.

The policy will unconditionally and irrevocably guarantee the timely payment of interest on and the ultimate payment of the principal amount of each class of Class A certificates.

On each distribution date, the trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (1) pay current interest on the Class A certificates or (2) reduce the principal balance of the related Class A certificates to an amount equal to the principal balance of the home equity loans in the related home equity loan group. If an insufficiency exists, then the trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the principal balance of each class of Class A certificates on their respective final scheduled distribution dates.

The policy will not guarantee:

- any shortfalls related to the Soldiers' and Sailors' Civil Relief Act of 1940; or

- any shortfalls resulting from the application of any interest rate cap or available funds cap.

If for any reason the certificate insurer does not make the payments required by the policy, you will have to rely on the home equity loans for your payments of interest and principal and you may suffer a loss.

OVERCOLLATERALIZATION

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans in the related home equity loan group exceeds the principal balance of the Class A certificates related to the home equity loan group. The Group I certificates and the Group II certificates will not have the benefit of any overcollateralization on the closing date. Following the closing date, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of certificates then entitled to receive distributions of principal until the overcollateralization level for a home equity loan group equals a specified required overcollateralization level.

If there are not sufficient excess interest collections, the required overcollateralization level will not be reached or maintained. In addition, realized losses on the home equity loans will reduce the amount of overcollateralization. If realized losses on the home equity loans result in the overcollateralization amount for a home equity loan group becoming negative, to the extent that excess amounts are not available from the related home equity loan group or the other home equity loan group, a draw will be made on the policy. The required overcollateralization level for each home equity loan group may be increased, reduced or eliminated by the certificate insurer without your consent.

CROSSCOLLATERALIZATION

Each home equity loan group provides for limited crosscollateralization of the Class A certificates related to the other home equity loan group. Excess amounts generated by one home equity loan group will be available to fund shortfalls in:

- the payment of the trustee fee and the insurance premium owed to the certificate insurer with respect to the other home equity loan group;

- the payment of interest and principal on the Class A certificates related to the other home equity loan group;

- the reimbursement of the certificate insurer for amounts owed in respect of the other home equity loan group; and

- the required overcollateralization level of the other home equity loan group.

OPTIONAL TERMINATION BY THE SERVICER

The servicer may, at its option, terminate the trust on any date on which the aggregate outstanding principal balance of the Class A certificates is less than 10% of the initial aggregate principal balance of the Class A certificates on the closing date.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

The servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes delinquent for two consecutive monthly installments, subject to the limitations described in the pooling and servicing agreement.

CERTAIN FEDERAL TAX CONSIDERATIONS

In the opinion of Stroock & Stroock & Lavan LLP, counsel to the sellers and the trust, for federal income tax purposes, the trust will include two real estate mortgage investment conduits or "REMICs", subject to the considerations discussed under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in this Prospectus Supplement. The Class A certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA CONSIDERATIONS" in this Prospectus Supplement, we expect that the Class A certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

LEGAL INVESTMENT CONSIDERATIONS

As of the closing date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. The Class A-7 Certificates will constitute "mortgage related securities." Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates. You should consult your own counsel as to whether and what extent the Class A certificates constitute legal investments for you.

CERTIFICATE RATING

It is a condition to the issuance of the Class A certificates that they receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

                                  RISK FACTORS

    You should consider the following risk factors together with all the information contained in this Prospectus Supplement and the related Prospectus in deciding whether to purchase any of the certificates.

YOU MAY HAVE DIFFICULTY SELLING YOUR        The Class A certificates will not be listed on any
  CERTIFICATES                              securities exchange. As a result, if you wish to sell
                                            your certificates, you will have to find a purchaser
                                            that is willing to purchase your certificates. The
                                            underwriters intend to make a secondary market for the
                                            Class A certificates. The underwriters may do so by
                                            offering to buy the Class A certificates from investors
                                            that wish to sell. However, the underwriters will not be
                                            obligated to make offers to buy the Class A certificates
                                            and may stop making offers at any time. In addition, the
                                            prices offered, if any, may not reflect prices that
                                            other potential purchasers, were they to be given the
                                            opportunity, would be willing to pay. There have been
                                            times in the past where there have been very few buyers
                                            of similar asset backed securities, and there may be
                                            similar times in the future. As a result, you may not be
                                            able to sell your certificates when you wish to do so or
                                            you may not be able to obtain the price you wish to
                                            receive.

THE BORROWERS HAVE LESS THAN PERFECT        CHEC underwriting standards generally are less stringent
  CREDIT                                    than those of Fannie Mae or Freddie Mac with respect to
                                            a borrower's credit history, collateral and in other
                                            respects. The home equity loans originated or acquired
                                            by CHEC or its affiliates have been made to borrowers
                                            that typically have limited access to traditional
                                            mortgage financing for a variety of reasons, including
                                            impaired past credit experience, limited credit history,
                                            insufficient home equity value, or a high level of
                                            debt-to-income ratios. As a result of this approach to
                                            underwriting, the home equity loans may experience
                                            higher rates of delinquencies, defaults and foreclosures
                                            than home equity loans underwritten in accordance with
                                            Fannie Mae or Freddie Mac's guidelines.

NEWLY ORIGINATED HOME EQUITY LOANS MAY      All of the home equity loans were originated within
  DEFAULT                                   twelve months prior to the statistical calculation date.
                                            The weighted average remaining term to stated maturity
                                            of the Group I and Group II home equity loans as of the
                                            statistical calculation date is approximately 309 months
                                            and 358 months, respectively. Although little data is
                                            available, defaults on home equity loans, including home
                                            equity loans similar to the home equity loans expected
                                            to be included in the trust, are generally expected to
                                            occur with greater frequency in the early years of the
                                            terms of home equity loans.

THE RATE OF RETURN OF PRINCIPAL IS          OVERVIEW.  Generally, if prevailing interest rates fall
  UNCERTAIN DUE TO PREPAYMENTS              significantly below the coupon rates on the home equity
                                            loans, the home equity loans are likely to be subject to
                                            higher prepayment rates than if prevailing rates remain
                                            at or above the coupon rates on the home equity loans.
                                            Conversely, if prevailing interest rates rise
                                            significantly above the coupon rates on the home equity
                                            loans, the rate of prepayments is likely to decrease.
                                            The average life of your certificates and, if purchased
                                            at other than par, the yields realized by you will be
                                            sensitive to levels of payment (including prepayments
                                            relating to the home equity loans) on the home equity
                                            loans.

                                            In general, if you purchase a Class A certificate at a
                                            premium to the outstanding principal amount of the
                                            certificate the yield on your certificate may be
                                            adversely affected by a higher than anticipated level of
                                            prepayments of the home equity loans. Conversely, if you
                                            purchase a Class A certificate at a discount to the
                                            outstanding principal amount of the certificate, the
                                            yield on your certificate may be adversely affected by a
                                            lower than anticipated level of prepayments.

                                            MANY OF THE HOME EQUITY LOANS HAVE NO PREPAYMENT
                                            PENALTIES. Approximately 40.38% of the Group I home
                                            equity loans and approximately 21.85% of the Group II
                                            home equity loans, in each case as of the statistical
                                            calculation date, may be prepaid in whole or in part at
                                            any time without penalty. Home equity loans may not be
                                            viewed by borrowers as permanent financing. Accordingly,
                                            the home equity loans in the trust may experience a
                                            higher rate of prepayment than traditional mortgage
                                            loans. The trust's prepayment experience may be affected
                                            by a wide variety of factors, including general economic
                                            conditions, interest rates, the availability of
                                            alternative financing and homeowner mobility.

                                            DUE-ON-SALE CLAUSES.  All of the home equity loans
                                            contain due-on-sale provisions and the servicer is
                                            required by the pooling and servicing agreement to
                                            enforce these provisions unless the enforcement is not
                                            permitted by applicable law or the servicer, in a manner
                                            consistent with reasonable commercial practice, permits
                                            the purchaser of the related mortgaged property to
                                            assume the home equity loan. To the extent permitted by
                                            applicable law, any assumption will not release the
                                            original borrower from its obligation under any home
                                            equity loan.

                                            2/28 ADJUSTABLE RATE LOANS.  Approximately 86.32% of the
                                            Group II home equity loans, as of the statistical
                                            calculation date, have a two year fixed rate term
                                            followed by a 28 year adjustable rate term. As with home
                                            equity loans generally, the rate of prepayments on these
                                            2/28 adjustable rate loans which are in the initial
                                            fixed rate period is sensitive to prevailing interest
                                            rates. The prepayment behavior of the 2/28 adjustable
                                            rate loans may differ from that of the other Group II
                                            home equity loans, although the other Group II home
                                            equity loans also have adjustable interest rates. As a
                                            2/28 adjustable rate loan approaches its initial
                                            adjustment date, the borrower may become more likely to
                                            refinance the loan to avoid an increase in the coupon
                                            rate, even if fixed rate loans are only available at
                                            rates that are slightly lower or higher than the coupon
                                            rate before adjustment. The existence of the applicable
                                            periodic rate cap, lifetime cap and lifetime floor also
                                            may affect the likelihood of prepayments resulting from
                                            refinancings.

YOU MAY BE UNABLE TO REINVEST               Asset backed securities, like the Class A certificates,
  DISTRIBUTIONS IN COMPARABLE INVESTMENTS   usually produce more returns of principal to investors
                                            when market interest rates fall below the interest rates
                                            on the mortgage loans and produce less returns of
                                            principal when market interest rates rise above the
                                            interest rates on the mortgage loans. If borrowers
                                            refinance their mortgage loans as a result of lower
                                            interest rates, you will receive an unanticipated
                                            payment of principal. As a result, you are likely to
                                            receive more money to reinvest at a time when other
                                            investments generally are producing a lower yield than
                                            that on the Class A certificates, and are likely to
                                            receive less money to reinvest when other investments
                                            generally are producing a higher yield than that on the
                                            Class A certificates. You will bear the risk that the
                                            timing and amount of distributions on your Class A
                                            certificates will prevent you from attaining your
                                            desired yield.

EFFECT OF HOME EQUITY LOAN YIELD ON         Approximately 13.68% of the Group II home equity loans,
  CERTIFICATE RATE OF CLASS A-7             as of the statistical calculation date, adjust
  CERTIFICATES; BASIS RISK                  semi-annually based upon the London interbank offered
                                            rate for six-month United States dollar deposits. We
                                            refer to these loans in this Prospectus Supplement as
                                            the six-month adjustable rate loans. Approximately
                                            86.32% of the Group II home equity loans, as of the
                                            statistical calculation date, are 2/28 adjustable rate
                                            loans. These home equity loans provide for a fixed
                                            interest rate for a period of approximately two years
                                            following origination and thereafter provide for
                                            interest rate and payment adjustments in a manner
                                            similar to the six-month adjustable rate loans.

                                            The interest rate for the Class A-7 certificates is
                                            determined in accordance with and adjusts monthly based
                                            upon one-month LIBOR, and is subject to the Class A-7
                                            available funds cap. One-month LIBOR and six-month LIBOR
                                            may respond to different economic and market factors,
                                            and there is not necessarily a correlation between them.
                                            Thus, it is possible, for example, that one-month LIBOR
                                            may rise during periods in which six-month LIBOR is
                                            stable or is falling or that, even if both one-month
                                            LIBOR and six-month LIBOR rise during the same period,
                                            one-month LIBOR may rise more rapidly than six-month
                                            LIBOR. Furthermore, even if one-month LIBOR and
                                            six-month LIBOR were at the same level, the Class A-7
                                            available funds cap may still limit the amount of
                                            interest that would otherwise be distributable on the
                                            Class A-7 certificates. The operation of the Class A-7
                                            available funds cap may cause the certificate rate of
                                            the Class A-7 certificates to be reduced for extended
                                            periods in a rising interest rate environment. Although
                                            we intend that we will pay to you on future distribution
                                            dates the amount by which we reduce a Class A-7
                                            certificateholder's interest payment because of the
                                            Class A-7 available funds cap, we cannot assure you
                                            that excess funds will be available to make these
                                            payments.

                                            In addition, the Group II home equity loans are subject
                                            to periodic adjustment caps and maximum rate caps, and
                                            the weighted average margin is subject to change based
                                            upon prepayment experience, which also may result in the
                                            Class A-7 available funds cap limiting increases in the
                                            certificate rate for the class. Finally, the Group II
                                            home equity loans accrue interest on the basis of a
                                            360-day year assumed to consist of twelve 30-day months,
                                            while calculations of interest on the Class A-7
                                            certificates will be made on the basis of the actual
                                            number of days elapsed in the related interest period
                                            and a year of 360 days. This may result in the Class A-7
                                            available funds cap limiting the certificate rate for
                                            the Class A-7 certificates to less than LIBOR plus the
                                            applicable margin in interest periods that have more
                                            than 30 days.

                                            If you are a holder of a Class A-7 certificate and the
                                            certificate rate is limited in any period by the Class
                                            A-7 available funds cap you may suffer a temporary or
                                            permanent decline in the market value of your
                                            certificates.

EFFECT OF PREPAYMENTS OF GROUP I HOME       The Class A-5 and A-6 certificates are subject to an
  EQUITY LOANS ON CERTIFICATE RATES OF      interest rate cap based on the weighted average net
  CLASS A-5 AND A-6 CERTIFICATES; INTEREST  coupon rate of the Group I home equity loans as of the
  RATE RISK                                 time that interest on the certificates is due. If there
                                            is a sufficiently high prepayment rate with respect to
                                            home equity loans bearing a higher coupon than the
                                            weighted average coupon of the pool as a whole, the
                                            interest rate payable on the Class A-5 and A-6
                                            certificates may become subject to the interest rate
                                            cap.

                                            If you are a Class A-5 or Class A-6 certificateholder
                                            and the stated fixed rate payable on your certificates
                                            is reduced as a result of the interest rate cap, you may
                                            suffer a decline in the market value of your
                                            certificates.

THE CERTIFICATE INSURANCE POLICY DOES NOT   Payments of interest on the Class A certificates are
  COVER SHORTFALLS IN INTEREST PAYMENTS     subject to an available funds cap or interest rate cap,
  RESULTING FROM APPLICATION OF AN          depending on the class of certificates. The insurance
  AVAILABLE FUNDS OR INTEREST RATE CAP, OR  policy guarantees payments of interest on the Class A
  CERTAIN OTHER REDUCTIONS IN AVAILABLE     certificates only up to the amount of any available
  INTEREST DISTRIBUTIONS REQUIRED BY LAW    funds cap or interest rate cap. In addition, the
                                            certificate insurance policy does not cover reductions
                                            in available interest distributions required by the
                                            Soldiers' and Sailors' Relief Act of 1940. As a result,
                                            you may realize a lower than anticipated yield on your
                                            investments.

YIELD CONSIDERATIONS RELATING TO EXCESS     If the Class A certificates related to a home equity
  CASH                                      loan group are overcollateralized by the home equity
                                            loan group below the required amount, excess interest,
                                            if any, will be distributable on the related Class A
                                            certificates as a payment of principal. If purchased at
                                            a premium or a discount, the yield to maturity on your
                                            certificate will be affected by the rate at which excess
                                            interest is distributed as a payment of principal. If
                                            the actual rate of excess interest distribution is
                                            slower than the rate anticipated by an investor who
                                            purchases a related Class A certificate at a discount,
                                            the actual yield to the investor will be lower than the
                                            investor's anticipated yield. If the actual rate of
                                            excess interest distribution is faster than the rate
                                            anticipated by an investor who purchases a related Class
                                            A certificate at a premium, the actual yield to the
                                            investor will be lower than the investor's anticipated
                                            yield. The amount of excess interest available for
                                            distribution with respect to a home equity loan group on
                                            any distribution date will be affected by:

                                                - the actual amount of interest received, collected
                                                  or recovered in respect of the home equity loans
                                                  during the calendar month prior to the related
                                                  distribution date;

                                                - changes in the weighted average of the coupon
                                                  rates of the home equity loans resulting from
                                                  prepayments and liquidations of home equity loans;

                                                - adjustments in the interest rates on the Group II
                                                  home equity loans;

                                                - adjustments in the certificate rate on the Class
                                                  A-7 certificates; and

                                                - an increase in the certificate rates of the
                                                  Class A-5 and Class A-7 certificates if the
                                                  servicer first fails to exercise the clean-up call
                                                  option.

                                            The amount of excess interest distributed as principal
                                            on the Class A certificates related to a home equity
                                            loan group will be based on the required amount of
                                            overcollateralization. The required level of
                                            overcollateralization may increase or decrease during
                                            the period that the related classes of Class A
                                            certificates remain outstanding. Any increase in the
                                            required level of overcollateralization for the Class A
                                            certificates related to a home equity loan group may
                                            result in an accelerated rate of amortization of the
                                            related Class A certificates until the
                                            overcollateralization for the Class A certificates
                                            equals the required amount of overcollateralization. Any
                                            decrease in the required amount of overcollateralization
                                            may result in a decelerated rate of amortization of the
                                            related Class A certificates until the
                                            overcollateralization for the Class A certificates is
                                            reduced to the required amount of overcollateralization
                                            for the Class A certificates.

LIQUIDATION OF HOME EQUITY LOANS COULD      OVERVIEW.  Even assuming that the mortgaged properties
  CAUSE PAYMENT DELAYS AND/OR LOSSES        provide adequate security for the related home equity
                                            loans, substantial delays in receiving proceeds could be
                                            encountered by the trust in connection with the
                                            liquidation of defaulted home equity loans. As a result,
                                            shortfalls in distributions on Class A certificates
                                            could occur if the certificate insurer were unable to
                                            perform its obligations under the policy. Further,
                                            liquidation expenses (including legal fees, real estate
                                            taxes, and maintenance and preservation expenses) will
                                            reduce the proceeds payable on the Class A certificates
                                            and thereby reduce the security for the home equity
                                            loans. In the event any of the mortgaged properties fail
                                            to provide adequate security for the related home equity
                                            loans, holders of Class A certificates could experience
                                            a loss if the certificate insurer were unable to perform
                                            its obligations under the policy.

                                            SECOND LIENS.  As of the statistical calculation date,
                                            approximately 93.07% of the aggregate principal balance
                                            of the Group I home equity loans are secured by first
                                            liens on the related properties, and approximately 6.93%
                                            of the aggregate principal balance of the Group I home
                                            equity loans are secured by second liens on the related
                                            properties. With respect to home equity loans that are
                                            junior in priority to liens having a first priority with
                                            respect to the related mortgaged property, the servicer
                                            has the power, in some cases, to consent to a new
                                            mortgage lien on the mortgaged property having priority
                                            over the home equity loan in connection with the
                                            refinancing of the first lien. Home equity loans secured
                                            by second mortgages are entitled to proceeds that remain
                                            from the sale of the related mortgaged property after
                                            any related senior home equity loan and prior statutory
                                            liens have been satisfied. In the event that the
                                            proceeds are insufficient to satisfy the loans and prior
                                            liens in the aggregate and the certificate insurer is
                                            unable to perform its obligations under the policy, the
                                            trust and, accordingly, you, bear (1) the risk of delay
                                            in distributions while a deficiency judgment, if any,
                                            against the borrower is sought and (2) the risk of loss
                                            if the deficiency judgment cannot be obtained or is not
                                            realized upon, which may affect the yield and weighted
                                            average life of your certificates.

HOME EQUITY LOANS TRANSFERRED TO THE TRUST  Following the transfer of the home equity loans to the
  MAY HAVE CHARACTERISTICS THAT DIFFER      trust on the closing date, the characteristics of the
  FROM THOSE OF THE HOME EQUITY LOANS       home equity loans in either loan group, or in both loan
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT,  groups, may differ from the information presented in
  WHICH MAY REDUCE YOUR YIELD TO MATURITY   this Prospectus Supplement. The characteristics that may
                                            differ include, among others, the composition of the
                                            home equity loans and of the borrowers, the credit
                                            quality of the home equity loans, the distribution by
                                            interest rate, the distribution by principal balance,
                                            the distribution by loan-to-value ratio and the
                                            distribution by remaining term to stated maturity. You
                                            should consider potential variances when making your
                                            investment decision. In addition, as a result of the
                                            changes in the home equity loans included in the trust,
                                            the principal balance of each class of certificates is
                                            subject to a variance of plus or minus 5%.

THERE COULD BE DELAYS IN DISTRIBUTIONS ON   The sale of the home equity loans from the sellers to
  YOUR CERTIFICATES IF THE TRANSFER OF      the depositor and from the depositor to the trust will
  HOME EQUITY LOANS TO THE TRUST IS NOT     be treated by the sellers, the depositor and the trust
  CONSIDERED A SALE IN THE EVENT OF         as a sale of the home equity loans. In the event of an
  BANKRUPTCY                                insolvency of either seller, it is possible that a
                                            receiver or conservator for, or a creditor of, either
                                            seller or the depositor may argue that the transaction
                                            between each seller, the depositor and the trust was a
                                            pledge of the home equity loans in connection with a
                                            borrowing rather than a true sale. This attempt, even if
                                            unsuccessful, could result in delays in distributions on
                                            the Class A certificates.

PREPAYMENT INTEREST SHORTFALLS MAY RESULT   When a full principal prepayment is made on a home
  IN LOSS OF INTEREST                       equity loan, the mortgagor is charged interest only up
                                            to the date of the prepayment instead of for a full
                                            month, which may result in a prepayment interest
                                            shortfall. The servicer is obligated to pay those
                                            shortfalls in interest collections payable on the Class
                                            A certificates that are attributable to prepayment
                                            interest shortfalls, but only to the extent of the
                                            aggregate servicing fee for the related due period.
                                            Neither the servicing fee nor the policy will be
                                            available to cover any shortfalls in interest
                                            collections on the home equity loans that are
                                            attributable to the Soldiers' and Sailors' Civil Relief
                                            Act of 1940. Prepayment interest shortfalls, after
                                            application of the servicing fee as described above,
                                            will be covered by the policy.

GEOGRAPHIC CONCENTRATION MAY AFFECT         Approximately 17.32%, 9.00% and 5.36% of the Group I
  PERFORMANCE                               home equity loans are located in Texas, Florida and
                                            Tennessee, respectively, and approximately 7.64%, 7.02%,
                                            6.58%, 5.94%, 5.85% and 5.19%, of the Group II home
                                            equity loans are located in Texas, North Carolina, Ohio,
                                            Washington, New York and California, respectively. To
                                            the extent that the related regions have experienced or
                                            may experience in the future weaker economic conditions
                                            or greater rates of decline in real estate values than
                                            the United States generally, a concentration of the home
                                            equity loans may be expected to exacerbate the foregoing
                                            risks. The sellers and the depositor can neither
                                            quantify the impact of any recent property value
                                            declines on the home equity loans nor predict whether,
                                            to what extent or for how long declines may continue.

                                            Properties in California may be more susceptible than
                                            homes located in other parts of the country to certain
                                            types of uninsured hazards, such as earthquakes, as well
                                            as floods, wildfires, mudslides and other natural
                                            disasters.

BALLOON LOANS MAY HAVE HIGHER RATES OF      Based on the principal balances of the mortgage loans in
  DEFAULT WHICH MAY CAUSE LOSSES            existence on the statistical calculation date,
                                            approximately 6.62% of the Group I home equity loans and
                                            none of the Group II home equity loans are balloon
                                            loans. A balloon loan has monthly payments that will not
                                            fully pay off the loan balance by the maturity date. As
                                            a result, the borrower usually will have to refinance
                                            the balloon loan in order to pay the amount due. The
                                            borrower may not be able to refinance the balloon loan
                                            for any number of reasons, including the level of
                                            available mortgage rates, the value of the property or
                                            the borrower's payment or credit history. The trust will
                                            not have any funds to refinance a balloon loan, and the
                                            seller is not obligated to do so. If the borrower is
                                            unable to refinance the balloon loan, the trust may
                                            suffer a loss.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY  Applicable state laws generally regulate interest rates
  RESULT IN LOSSES                          and other charges and require specific disclosures. In
                                            addition, other state laws, public policy and general
                                            principles of equity relating to the protection of
                                            consumers, unfair and deceptive practices and debt
                                            collection practices may apply to the origination,
                                            servicing and collection of the loans. Depending on the
                                            provisions of the applicable law and the specific facts
                                            and circumstances involved, violations of these laws,
                                            policies and principles may limit the ability of the
                                            servicer to collect all or part of the principal of or
                                            interest on the loans, may entitle the borrower to a
                                            refund of amounts previously paid and, in addition,
                                            could subject the owner of the home equity loan to
                                            damages and administrative enforcement.

                                            The loans are also subject to federal laws, including:

                                            (1) the federal Truth in Lending Act and regulation Z
                                            promulgated under the Truth in Lending Act, which
                                            require particular disclosures to the borrowers
                                            regarding the terms of the loans;

                                            (2) the Equal Credit Opportunity Act and regulation B
                                            promulgated under the Equal Credit Opportunity Act,
                                            which prohibit discrimination on the basis of age, race,
                                            color, sex, religion, marital status, national origin,
                                            receipt of public assistance or the exercise of any
                                            right under the Consumer Credit Protection Act, in the
                                            extension of credit;

                                            (3) the Americans with Disabilities Act, which, among
                                            other things, prohibits discrimination on the basis of
                                            disability in the full and equal enjoyment of the goods,
                                            services, facilities, privileges, advantages or
                                            accommodations of any place of public accommodation; and

                                            (4) the Fair Credit Reporting Act, which regulates the
                                            use and reporting of information related to the
                                            borrower's credit experience.

                                            Violations of particular provisions of these federal
                                            laws may limit the ability of the servicer to collect
                                            all or part of the principal of or interest on the loans
                                            and in addition could subject the trust fund to damages
                                            and administrative enforcement. Approximately 4.32% of
                                            the aggregate principal balance of the home equity loans
                                            are subject to the Home Ownership and Equity Protection
                                            Act of 1994, which amended the Truth in Lending Act as
                                            it applies to mortgages subject

                                            to the Home Ownership and Equity Protection Act. The
                                            Home Ownership and Equity Protection Act requires
                                            additional disclosures, specifies the timing of these
                                            disclosures and limits or prohibits inclusion of some
                                            provisions in mortgages subject to the Home Ownership
                                            and Equity Protection Act. The Home Ownership and Equity
                                            Protection Act also provides that any purchaser or
                                            assignee of a mortgage covered by the Home Ownership and
                                            Equity Protection Act is subject to all of the claims
                                            and defenses which the borrower could assert against the
                                            original lender. The maximum damages that may be
                                            recovered under the Home Ownership and Equity Protection
                                            Act from an assignee are the remaining amount of
                                            indebtedness plus the total amount paid by the borrower
                                            in connection with the loans. If the trust includes
                                            loans subject to the Home Ownership and Equity
                                            Protection Act, it will be subject to all of the claims
                                            and defenses which the borrower could assert against the
                                            seller. Any violation of the Home Ownership and Equity
                                            Protection Act which would result in liability would be
                                            a breach of the seller's representations and warranties,
                                            and the seller would be obligated to cure, repurchase
                                            or, if permitted by the agreement, substitute for the
                                            home equity loan in question. In addition, numerous
                                            other federal and state statutory provisions, including
                                            the federal bankruptcy laws, the Soldiers' and Sailors'
                                            Civil Relief Act of 1940 and state debtor relief laws,
                                            may also adversely affect the servicer's ability to
                                            collect the principal of or interest on the loans and
                                            also would affect the interests of the securityholders
                                            in these loans if the applicable laws result in the
                                            loans being uncollectible.

REDUCTION IN CERTIFICATE RATING COULD HAVE  The rating of the Class A certificates will depend
  AN ADVERSE EFFECT ON THE VALUE OF YOUR    primarily on an assessment of the claims-paying ability
  CERTIFICATES                              of the certificate insurer and on an assessment by the
                                            rating agencies of the home equity loans. Any reduction
                                            in a rating assigned to the claims-paying ability of the
                                            certificate insurer below the rating initially given to
                                            the Class A certificates may result in a reduction in
                                            the rating of the Class A certificates.

                                            The rating by the rating agencies of the Class A
                                            certificates is not a recommendation for you to
                                            purchase, hold or sell the Class A certificates,
                                            inasmuch as the rating does not comment as to the market
                                            price or suitability for a particular investor. We
                                            cannot assure you that the ratings will remain in place
                                            for any given period of time or that the ratings will
                                            not be lowered or withdrawn by the rating agencies. In
                                            general, the ratings address credit risk and do not
                                            address the likelihood of prepayments on home equity
                                            loans, the likelihood of the payment of any interest
                                            payable to Class A-7 certificateholders on a
                                            subordinated basis due to the application of any
                                            available funds cap described under the section
                                            "DESCRIPTION OF THE CERTIFICATES--Certificate Rate" or
                                            the possibility that Class A certificateholders might
                                            realize a lower than anticipated yield. The ratings of
                                            the Class A certificates also do not address the
                                            possibility of the imposition of United States
                                            withholding tax with respect to non-U.S. persons.

                                            Any downgrade in the rating of the certificate insurer
                                            will likely result in the downgrade of the rating of the
                                            Class A certificates. None of the sellers, the servicer
                                            or depositor is required to maintain the rating of the
                                            Class A certificates. Any downgrade in the ratings
                                            assigned to your certificates will result in a decline
                                            in the market value of your certificates.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY      The year 2000 issue is the result of prior computer
  RESULT IN LOSSES                          programs being written using two digits, rather than
                                            four digits, to define the applicable year. Any of the
                                            servicer's computer programs that have time-sensitive
                                            software may recognize a date using "00" as the year
                                            1900 rather than the year 2000. Any occurrence could
                                            result in a major computer system failure or
                                            miscalculations. The servicer has not discovered any
                                            significant problems associated with its systems as a
                                            result of the year change from 1999 to 2000. However,
                                            should such problems occur, the servicer will act to
                                            correct any problems as a result of the year changeover.
                                            It is not likely that any such occurrences would have a
                                            material effect on the financial position or results of
                                            operations of CHEC.

POTENTIAL LIABILITY FOR ENVIRONMENTAL       Real property pledged as security to a lender may be
  CONDITIONS.                               subject to environmental risks. Under the laws of some
                                            states, contamination of a property may give rise to a
                                            lien on the property to assure the payment of costs of
                                            clean-up. In several states, this type of lien has
                                            priority over the lien of an existing mortgage or
                                            owner's interest against real property. In addition,
                                            under the laws of some states and under the federal
                                            Comprehensive Environmental Response, Compensation, and
                                            Liability Act of 1980, a lender may be liable, as an
                                            owner or operator, for costs of addressing releases or
                                            threatened releases of hazardous substances that require
                                            remedy at a property, if agents or employees of the
                                            lender have become sufficiently involved in the
                                            operations of the borrower, regardless of whether or not
                                            the environmental damage or threat was caused by a prior
                                            owner. A lender also risks liability on foreclosure of
                                            the mortgaged property.

                      DESCRIPTION OF THE HOME EQUITY LOANS

OVERVIEW

    The statistical information presented in this Prospectus Supplement concerning the pool of home equity loans (the "Home Equity Loans") is based on the pool of Home Equity Loans CHEC Funding, LLC (the "Depositor") expects to transfer to Centex Home Equity Loan Trust 2000-A (the "Trust") on the date of issuance of the Class A certificates (the "Closing Date"). The statistical information concerning the Home Equity Loans is as of the close of business on February 11, 2000 (the "Statistical Calculation Date").

    This subsection describes characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Home Equity Loans as of the Statistical Calculation Date (the "Statistical Calculation Date Loan Balance"). Prior to the Closing Date, additional Home Equity Loans will be added to each Home Equity Loan Group and other Home Equity Loans may be removed from a Home Equity Loan Group, subject to the consent of the Certificate Insurer. As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Group as of the Cut-Off Date will differ from the characteristics presented in this Prospectus Supplement as of the Statistical Calculation Date. The Depositor does not expect any material change in the weighted average characteristics of any Home Equity Loan Group.

    Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups ("Group I" and "Group II," respectively, and each a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Home Equity Loans in Group I (the "Group I Home Equity Loans") will bear interest at fixed interest rates. The Home Equity Loans in Group I are referred to as the "Group I Home Equity Loans." The Home Equity Loans in Group II (the "Group II Home Equity Loans") will bear interest at adjustable rates. The Home Equity Loans in Group II are referred to as the "Group II Home Equity Loans." Distributions on the Group I Certificates will be based primarily on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II Certificates will be based primarily on amounts available for distribution in respect of the Group II Home Equity Loans.

    The Home Equity Loans to be transferred by Centex Credit Corporation d/b/a Centex Home Equity Corporation ("CHEC") and CHEC Conduit Funding, LLC (together, the "Sellers") to the Depositor and from the Depositor to the Trust on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages on properties (the "Mortgaged Properties"). The Mortgaged Properties securing the Home Equity Loans consist primarily of one-to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies. All of the Home Equity Loans in the Trust have been or will be originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC. As of the Statistical Calculation Date, these Home Equity Loans will have the following general characteristics:

    - 3,611 total home equity loans

    - 2,476 fixed rate home equity loans

    - 1,135 floating rate home equity loans

    - all of the home equity loans were originated no earlier than February 23, 1999

    - location in 47 states

    - Group I Home Equity Loans:

       - $140,226,572.06 aggregate outstanding loan balance

       - 56.32% of total loan balance of all Home Equity Loans

    - Group II Home Equity Loans:

       - $108,736,090.87 aggregate outstanding loan balance

       - 43.68% of total loan balance of all Home Equity Loans

    The Original Loan-to-Value Ratio and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination or the sales price of the related Mortgaged Property if the Mortgaged Property was sold within the 12 month period preceding the time of loan origination (the "Appraised Values"). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

    In a limited number of circumstances, and within CHEC underwriting guidelines, CHEC may discount the Appraised Value of Mortgaged Properties (when calculating maximum Loan-to-Value Ratios) where the Mortgaged Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

    The "Original Combined Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

    WE REFER YOU TO "RISK FACTORS--THE BORROWERS HAVE LESS THAN PERFECT CREDIT" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

GROUP I HOME EQUITY LOANS

    The following summary information with respect to the Group I Home Equity Loans is as of the Statistical Calculation Date:

                                                        SUMMARY STATISTICS       RANGE (IF APPROPRIATE)
                                                        ------------------      ------------------------
Avg. Outstanding Principal Balance................            $56,634.32        $9,461.00 to $499,811.76

Wtd. Avg. Coupon Rate (approximate)...............                11.93%                 7.49% to 19.99%

Wtd. Avg. Combined Loan-to-Value Ratio
  (approximate)...................................                79.22%                8.21% to 100.00%

Wtd. Avg. Remaining Term to Maturity
  (approximate)...................................            309 months                58 to 360 months

Wtd. Avg. Original Term to Maturity
  (approximate)...................................            310 months                60 to 360 months

Maximum Seasoning.................................             11 months

Ratio of First to Second Liens....................          93.07%/6.93%

Maximum Original Principal Balance of Loans
  Secured by First Liens

  SINGLE-FAMILY PROPERTIES........................           $500,000.00

  TWO-TO FOUR-FAMILY PROPERTIES...................           $301,750.00

Maximum Original Principal Balance of Loans
  Secured by Second Liens

  SINGLE-FAMILY PROPERTIES........................           $183,500.00

  TWO-TO FOUR-FAMILY PROPERTIES...................            $70,744.00

Balloon Payments (as a percent of the aggregate
  outstanding loan balance).......................                 6.62%

Latest Maturity Date..............................               2/15/30

30 to 59 day Delinquencies (as a percent of the
  aggregate outstanding loan balance)(1)..........                 0.41%

------------------------

(1) Approximately 82.49% of the outstanding loan balance of the Group I Home Equity Loans had first monthly payments due after January 11, 2000, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

    The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group I Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                        OF GROUP I HOME EQUITY LOANS (1)

                                                                                                       % OF
                                                                                    STATISTICAL     STATISTICAL
                                                                                    CALCULATION     CALCULATION
                                                                  NUMBER OF          DATE LOAN       DATE LOAN
STATE                                                         HOME EQUITY LOANS       BALANCE         BALANCE
-----                                                         -----------------   ---------------   -----------
Arizona.....................................................           36         $  1,881,697.00        1.34%
Arkansas....................................................           36            1,948,373.26        1.39
California..................................................           18              923,457.69        0.66
Colorado....................................................           37            2,963,312.06        2.11
Connecticut.................................................           19            1,430,420.44        1.02
Delaware....................................................            8              467,620.49        0.33
Florida.....................................................          182           12,622,123.29        9.00
Georgia.....................................................           56            4,571,423.87        3.26
Idaho.......................................................            6              296,236.95        0.21
Illinois....................................................           83            5,014,473.63        3.58
Indiana.....................................................           63            3,212,754.30        2.29
Iowa........................................................           45            1,798,998.25        1.28
Kansas......................................................           71            3,235,681.09        2.31
Kentucky....................................................           35            1,958,674.36        1.40
Louisiana...................................................           53            2,592,669.06        1.85
Maine.......................................................           24            2,047,005.95        1.46
Maryland....................................................           19            1,464,682.69        1.04
Massachusetts...............................................           13            1,590,989.48        1.13
Michigan....................................................           73            4,009,924.88        2.86
Minnesota...................................................           44            2,668,576.87        1.90
Mississippi.................................................           74            3,827,762.14        2.73
Missouri....................................................          133            5,701,851.92        4.07
Montana.....................................................            1               31,488.45        0.02
Nebraska....................................................           38            2,072,156.93        1.48
Nevada......................................................            6              452,131.82        0.32
New Hampshire...............................................            3              239,253.81        0.17
New Jersey..................................................           30            1,625,356.02        1.16
New Mexico..................................................           40            2,592,675.19        1.85
New York....................................................           68            3,550,567.61        2.53
North Carolina..............................................           86            5,246,450.14        3.74
North Dakota................................................            2               59,033.87        0.04
Ohio........................................................           66            4,094,851.50        2.92
Oklahoma....................................................           67            2,393,290.26        1.71
Oregon......................................................           11              772,685.13        0.55
Pennsylvania................................................          103            4,774,198.04        3.40
Rhode Island................................................            2               85,212.94        0.06
South Carolina..............................................           62            4,055,993.86        2.89
South Dakota................................................            1               21,243.64        0.02
Tennessee...................................................          124            7,517,852.77        5.36
Texas.......................................................          485           24,282,849.27       17.32
Utah........................................................           12            1,015,170.97        0.72
Vermont.....................................................            3              158,819.52        0.11
Virginia....................................................           44            3,181,352.64        2.27
Washington..................................................           51            3,622,948.08        2.58
West Virginia...............................................           13              550,108.09        0.39
Wisconsin...................................................           26            1,405,000.74        1.00
Wyoming.....................................................            4              197,171.10        0.14
                                                                    -----         ---------------      ------
TOTAL:......................................................        2,476         $140,226,572.06      100.00%
                                                                    =====         ===============      ======

--------------------------

(1) Determined by property address designated as such in the related Mortgage.

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIO
                          OF GROUP I HOME EQUITY LOANS

                                                                                              % OF
                                                                           STATISTICAL     STATISTICAL
                                                                           CALCULATION     CALCULATION
                                                         NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)  HOME EQUITY LOANS       BALANCE         BALANCE
---------------------------------------------------  -----------------   ---------------   -----------
Less than or equal to 10.00.......................             1         $     10,256.54        0.01%
10.01 - 15.00.....................................             1               15,000.00        0.01
15.01 - 20.00.....................................            10              234,327.97        0.17
20.01 - 25.00.....................................             7              237,208.19        0.17
25.01 - 30.00.....................................            12              311,640.56        0.22
30.01 - 35.00.....................................            14              675,809.89        0.48
35.01 - 40.00.....................................            25              783,853.99        0.56
40.01 - 45.00.....................................            38              941,468.21        0.67
45.01 - 50.00.....................................            41            1,228,689.44        0.88
50.01 - 55.00.....................................            54            1,787,899.64        1.28
55.01 - 60.00.....................................            78            3,537,130.06        2.52
60.01 - 65.00.....................................           106            4,311,350.49        3.07
65.01 - 70.00.....................................           181            8,193,989.46        5.84
70.01 - 75.00.....................................           277           16,055,640.80       11.45
75.01 - 80.00.....................................           648           37,494,748.43       26.74
80.01 - 85.00.....................................           433           26,002,663.07       18.54
85.01 - 90.00.....................................           415           29,523,633.34       21.05
90.01 - 95.00.....................................            90            6,136,236.25        4.38
95.01 - 100.00....................................            45            2,745,025.73        1.96
                                                           -----         ---------------      ------
TOTAL:............................................         2,476         $140,226,572.06      100.00%
                                                           =====         ===============      ======

                   COUPON RATES OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF COUPON RATES (%)                          HOME EQUITY LOANS       BALANCE         BALANCE
-------------------------                          -----------------   ---------------   -----------
7.001 - 7.500....................................            1         $    192,712.05        0.14%
7.501 - 8.000....................................            3              297,650.04        0.21
8.001 - 8.500....................................           12            1,033,761.97        0.74
8.501 - 9.000....................................           31            2,474,924.26        1.76
9.001 - 9.500....................................           49            4,280,000.36        3.05
9.501 - 10.000...................................          120            9,495,454.44        6.77
10.001 - 10.500..................................           90            6,121,909.12        4.37
10.501 - 11.000..................................          225           17,524,303.30       12.50
11.001 - 11.500..................................          235           15,240,076.84       10.87
11.501 - 12.000..................................          337           20,574,064.57       14.67
12.001 - 12.500..................................          280           16,114,719.11       11.49
12.501 - 13.000..................................          414           21,708,156.65       15.48
13.001 - 13.500..................................          164            6,848,058.49        4.88
13.501 - 14.000..................................          209            7,899,541.25        5.63
14.001 - 14.500..................................           91            3,158,317.99        2.25
14.501 - 15.000..................................          112            3,843,883.27        2.74
15.001 - 15.500..................................           31            1,375,260.17        0.98
15.501 - 16.000..................................           29            1,007,855.11        0.72
16.001 - 16.500..................................           18              511,396.00        0.36
16.501 - 17.000..................................           14              295,560.60        0.21
17.001 - 17.500..................................            4               74,886.54        0.05
17.501 - 18.000..................................            5              107,991.49        0.08
18.001 - 18.500..................................            1               35,354.89        0.03
19.501 - 20.000..................................            1               10,733.55        0.01
                                                         -----         ---------------     -------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============     =======

                   LOAN BALANCES OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF LOAN BALANCES ($)                         HOME EQUITY LOANS       BALANCE         BALANCE
--------------------------                         -----------------   ---------------   -----------
5,000.01 - 10,000.00.............................            5         $     48,713.50        0.03%
10,000.01 - 15,000.00............................           92            1,161,302.02        0.83
15,000.01 - 20,000.00............................          128            2,305,568.83        1.64
20,000.01 - 25,000.00............................          179            4,139,550.21        2.95
25,000.01 - 30,000.00............................          199            5,502,935.47        3.92
30,000.01 - 35,000.00............................          182            5,962,649.98        4.25
35,000.01 - 40,000.00............................          198            7,467,346.84        5.33
40,000.01 - 45,000.00............................          191            8,169,524.64        5.83
45,000.01 - 50,000.00............................          166            7,927,350.25        5.65
50,000.01 - 55,000.00............................          166            8,709,292.09        6.21
55,000.01 - 60,000.00............................          159            9,139,618.86        6.52
60,000.01 - 65,000.00............................          110            6,908,889.21        4.93
65,000.01 - 70,000.00............................          113            7,632,601.72        5.44
70,000.01 - 75,000.00............................           76            5,497,296.26        3.92
75,000.01 - 80,000.00............................           76            5,903,564.86        4.21
80,000.01 - 85,000.00............................           47            3,869,742.17        2.76
85,000.01 - 90,000.00............................           54            4,739,156.58        3.38
90,000.01 - 95,000.00............................           31            2,888,583.12        2.06
95,000.01 - 100,000.00...........................           42            4,095,454.40        2.92
100,000.01 - 105,000.00..........................           37            3,795,739.11        2.71
105,000.01 - 110,000.00..........................           29            3,111,688.16        2.22
110,000.01 - 115,000.00..........................           19            2,151,678.51        1.53
115,000.01 - 120,000.00..........................           23            2,696,296.47        1.92
120,000.01 - 125,000.00..........................           18            2,222,492.13        1.58
125,000.01 - 130,000.00..........................           17            2,157,146.32        1.54
130,000.01 - 135,000.00..........................           19            2,504,074.07        1.79
135,000.01 - 140,000.00..........................           13            1,775,038.53        1.27
140,000.01 - 145,000.00..........................            6              858,358.76        0.61
145,000.01 - 150,000.00..........................            7            1,035,020.39        0.74
150,000.01 - 200,000.00..........................           52            8,906,049.59        6.35
200,000.01 - 250,000.00..........................            8            1,879,603.33        1.34
250,000.01 - 300,000.00..........................            3              820,945.42        0.59
300,000.01 - 350,000.00..........................            5            1,612,478.66        1.15
350,000.01 - 400,000.00..........................            2              745,800.00        0.53
450,000.01 - 500,000.00..........................            4            1,885,021.60        1.34
                                                         -----         ---------------     -------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============     =======

           TYPES OF MORTGAGED PROPERTIES OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
PROPERTY TYPE                                      HOME EQUITY LOANS       BALANCE         BALANCE
-------------                                      -----------------   ---------------   -----------
Single Family....................................        2,245         $124,237,920.27       88.60%
PUD..............................................           73            6,959,100.61        4.96
Two-to Four-Family...............................           57            3,550,261.26        2.53
Townhouse........................................           41            2,404,930.13        1.72
Manufactured Housing.............................           42            2,358,283.93        1.68
Condominium......................................           18              716,075.86        0.51
                                                         -----         ---------------     -------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============     =======

             ORIGINAL TERM TO MATURITY OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
ORIGINAL TERM TO MATURITY (MONTHS)                 HOME EQUITY LOANS       BALANCE         BALANCE
----------------------------------                 -----------------   ---------------   -----------
0 - 60...........................................           32         $    636,799.61        0.45%
61 - 120.........................................          186            5,391,421.45        3.84
121 - 180........................................          502           23,247,607.67       16.58
181 - 240........................................          225           10,802,346.16        7.70
241 - 300........................................           13              830,679.01        0.59
301 - 360........................................        1,518           99,317,718.16       70.83
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

            REMAINING TERM TO MATURITY OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
REMAINING TERM TO MATURITY (MONTHS)                HOME EQUITY LOANS       BALANCE         BALANCE
-----------------------------------                -----------------   ---------------   -----------
0 - 60...........................................           32         $    636,799.61        0.45%
61 - 120.........................................          186            5,391,421.45        3.84
121 - 180........................................          502           23,247,607.67       16.58
181 - 240........................................          225           10,802,346.16        7.70
241 - 300........................................           13              830,679.01        0.59
301 - 360........................................        1,518           99,317,718.16       70.83
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

                     SEASONING OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
SEASONING (MONTHS)                                 HOME EQUITY LOANS       BALANCE         BALANCE
------------------                                 -----------------   ---------------   -----------
0................................................          961         $ 51,555,981.66       36.77%
1................................................        1,109           64,187,995.89       45.77
2................................................          400           23,966,375.32       17.09
3................................................            5              488,541.15        0.35
11...............................................            1               27,678.04        0.02
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

                 OCCUPANCY STATUS OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
OCCUPANCY STATUS                                   HOME EQUITY LOANS       BALANCE         BALANCE
----------------                                   -----------------   ---------------   -----------
Primary Home.....................................        2,356         $135,665,327.68       96.75%
Investment Property..............................          106            3,851,200.95        2.75
Second Home......................................           14              710,043.43        0.51
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

                   LIEN POSITION OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
LIEN POSITION                                      HOME EQUITY LOANS       BALANCE         BALANCE
-------------                                      -----------------   ---------------   -----------
1st lien.........................................        2,143         $130,510,772.76       93.07%
2nd lien.........................................          333            9,715,799.30        6.93
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

                DOCUMENTATION TYPE OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
DOCUMENTATION TYPE(1)                              HOME EQUITY LOANS       BALANCE         BALANCE
---------------------                              -----------------   ---------------   -----------
Full Documentation...............................        2,179         $120,791,914.49       86.14%
Stated Income....................................          204           12,148,663.37        8.66
Limited Documentation............................           93            7,285,994.20        5.20
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

------------------------

(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans" in the Prospectus for a description of CHEC's documentation programs.

                   CREDIT GRADE OF GROUP I HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
CREDIT GRADE(1)                                    HOME EQUITY LOANS       BALANCE         BALANCE
---------------                                    -----------------   ---------------   -----------
A+...............................................          133         $  9,305,086.28        6.64%
A1...............................................          518           32,416,442.75       23.12
A2...............................................          880           51,498,638.86       36.73
B................................................          398           20,921,929.56       14.92
C................................................            1               14,743.54        0.01
C1...............................................          309           14,717,603.20       10.50
C2...............................................          135            6,595,608.59        4.70
D................................................          102            4,756,519.28        3.39
                                                         -----         ---------------      ------
TOTAL:...........................................        2,476         $140,226,572.06      100.00%
                                                         =====         ===============      ======

------------------------

(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Criteria of the Seller" in the Prospectus for a description of CHEC's credit grades and underwriting criteria.

             SECOND MORTGAGE RATIO OF GROUP I HOME EQUITY LOANS(1)

                                                                                            % OF
                                                                          STATISTICAL    STATISTICAL
                                                                          CALCULATION    CALCULATION
                                                         NUMBER OF         DATE LOAN      DATE LOAN
RANGE OF SECOND MORTGAGE RATIOS (%)                  HOME EQUITY LOANS      BALANCE        BALANCE
-----------------------------------                  -----------------   -------------   -----------
Less than or equal to 10.00........................          11          $  133,083.65       0.09%
10.01 - 15.00......................................          43             790,299.51       0.56
15.01 - 20.00......................................          54           1,070,167.67       0.76
20.01 - 25.00......................................          64           1,631,087.74       1.16
25.01 - 30.00......................................          52           1,672,871.10       1.19
30.01 - 35.00......................................          44           1,628,702.65       1.16
35.01 - 40.00......................................          21             823,360.78       0.59
40.01 - 45.00......................................          13             462,890.43       0.33
45.01 - 50.00......................................           5             224,051.11       0.16
50.01 - 55.00......................................           8             363,039.48       0.26
55.01 - 60.00......................................           7             327,200.45       0.23
60.01 - 65.00......................................           2             255,976.42       0.18
65.01 - 70.00......................................           3             130,215.08       0.09
70.01 - 75.00......................................           2              85,994.95       0.06
75.01 - 80.00......................................           1              20,963.28       0.01
80.01 - 85.00......................................           2              78,395.00       0.06
90.01 - 95.00......................................           1              17,500.00       0.01
                                                            ---          -------------       ----
TOTAL:.............................................         333          $9,715,799.30       6.93%
                                                            ===          =============       ====

------------------------

(1) Applies only to Home Equity Loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of the Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of the Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related Mortgaged Property at the date of origination of the Home Equity Loan.

GROUP II HOME EQUITY LOANS

    The following summary information with respect to the Group II Home Equity Loans is as of the Statistical Calculation Date:

                                                               SUMMARY STATISTICS      RANGE (IF APPROPRIATE)
                                                              ---------------------   -------------------------
Avg. Outstanding Principal Balance..........................             $95,802.72   $13,013.66 to $396,000.00

Wtd. Avg. Coupon Rate (approximate).........................                 11.22%             7.99% to 15.30%

Wtd. Avg. Gross Margin (approximate)........................                  6.37%             2.84% to 10.85%

Wtd. Avg. Maximum Rate (approximate)(1).....................                 18.22%            14.99% to 22.30%

Wtd. Avg. Minimum Rate (approximate)(1).....................                 11.22%             7.99% to 15.30%

Wtd. Avg. Combined Loan-to-Value Ratio (approximate)........                 83.37%            17.97% to 99.96%

Wtd. Avg. Remaining Term to Maturity (approximate)..........             358 months            59 to 360 months

Wtd. Avg. Original Term to Maturity (approximate)...........             359 months            60 to 360 months

Maximum Seasoning...........................................               3 months

Ratio of First to Second Liens..............................          100.00%/0.00%

Maximum Original Principal Balance of Loans Secured by First
Liens

    SINGLE-FAMILY PROPERTIES................................            $396,000.00

    TWO-TO FOUR-FAMILY PROPERTIES...........................            $272,700.00

Maximum Original Principal Balance of Loans Secured by
Second Liens

    SINGLE-FAMILY PROPERTIES................................                  $0.00

    TWO-TO FOUR-FAMILY PROPERTIES...........................                  $0.00

Balloon Payments (as a percent of the aggregate outstanding                   0.00%
loan balance)...............................................

Latest Maturity Date........................................                2/15/30

30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan

    balance)(2).............................................                  0.94%

Six-Month Adjustable Rate Loans(3)

    PERCENTAGE OF AGGREGATE OUTSTANDING PRINCIPAL GROUP II                   13.68%
    LOAN BALANCE............................................

    WTD. AVG. REMAINING PERIOD TO COUPON RATE ADJUSTMENT                   5 months
    (APPROXIMATE)...........................................

    WTD. AVG. INITIAL INTEREST RATE ADJUSTMENT CAP                            1.00%
    (APPROXIMATE)(4)........................................

    WTD. AVG. SEMI-ANNUAL INTEREST RATE ADJUSTMENT CAP                        1.00%
    (APPROXIMATE)(4)........................................

    WTD. AVG. LIFETIME INTEREST RATE ADJUSTMENT CAP                          17.91%
    (APPROXIMATE)(5)........................................

2/28 Adjustable Rate Loans (6)

    PERCENTAGE OF AGGREGATE OUTSTANDING PRINCIPAL GROUP II                   86.32%
    LOAN BALANCE............................................

    WTD. AVG. REMAINING PERIOD TO COUPON RATE ADJUSTMENT                  23 months
    (APPROXIMATE)...........................................

    WTD. AVG. INITIAL INTEREST RATE ADJUSTMENT CAP                            2.00%
    (APPROXIMATE)(4)........................................

    WTD. AVG. SEMI-ANNUAL INTEREST RATE ADJUSTMENT CAP                        1.00%
    (APPROXIMATE)(4)........................................

    WTD. AVG. LIFETIME INTEREST RATE ADJUSTMENT CAP                          18.27%
    (APPROXIMATE)(5)........................................

------------------------------

(1) The "Maximum Rates" or "Minimum Rates" are the highest and lowest rates, respectively, at which interest may accrue on the Group II Home Equity Loans.

(2) Approximately 84.61% of the outstanding loan balance of the Group II Home Equity Loans had first monthly payments due after January 11, 2000, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(3) "Six-Month Adjustable Rate Loans" have their first adjustment date six months following their date of origination, and adjusts semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(4) Above the then current coupon rate.

(5) Above the initial coupon rate.

(6) "2/28 Adjustable Rate Loans" have their first adjustment date two years after the date of origination, and adjusts semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

    The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group II Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                     GEOGRAPHICAL DISTRIBUTION OF MORTGAGED
                  PROPERTIES OF GROUP II HOME EQUITY LOANS(1)

                                                                                                   % OF
                                                                                STATISTICAL     STATISTICAL
                                                                                CALCULATION     CALCULATION
                                                              NUMBER OF          DATE LOAN       DATE LOAN
STATE                                                     HOME EQUITY LOANS       BALANCE         BALANCE
-----                                                     -----------------   ---------------   -----------
Arizona.................................................           42         $  3,659,829.08        3.37%
Arkansas................................................            6              393,257.82        0.36
California..............................................           36            5,638,156.03        5.19
Colorado................................................           19            2,258,874.09        2.08
Connecticut.............................................           26            2,861,110.01        2.63
Delaware................................................            9              930,481.90        0.86
Florida.................................................           53            4,734,039.25        4.35
Georgia.................................................           44            4,736,867.00        4.36
Idaho...................................................            6              485,389.16        0.45
Illinois................................................           38            3,865,574.78        3.56
Indiana.................................................           25            2,211,465.83        2.03
Iowa....................................................           10              553,141.99        0.51
Kansas..................................................           14              827,910.45        0.76
Kentucky................................................            9              627,480.82        0.58
Louisiana...............................................            4              456,527.02        0.42
Maine...................................................           13            1,249,649.52        1.15
Maryland................................................           15            1,592,454.48        1.46
Massachusetts...........................................           22            2,537,507.23        2.33
Michigan................................................           48            4,053,134.59        3.73
Minnesota...............................................           10              644,868.44        0.59
Mississippi.............................................           13              780,537.58        0.72
Missouri................................................           26            1,807,601.03        1.66
Montana.................................................            1              103,469.72        0.10
Nebraska................................................            2              171,484.53        0.16
Nevada..................................................           13            1,824,050.90        1.68
New Hampshire...........................................            4              449,398.72        0.41
New Jersey..............................................           24            3,252,235.76        2.99
New Mexico..............................................            3              309,229.02        0.28
New York................................................           66            6,362,857.61        5.85
North Carolina..........................................           97            7,629,215.65        7.02
Ohio....................................................           78            7,153,301.80        6.58
Oklahoma................................................           15              917,837.48        0.84
Oregon..................................................           15            1,771,937.15        1.63
Pennsylvania............................................           75            5,302,554.86        4.88
Rhode Island............................................            4              471,723.22        0.43
South Carolina..........................................           25            2,133,370.19        1.96
Tennessee...............................................           35            3,279,873.01        3.02
Texas...................................................           80            8,303,270.95        7.64
Utah....................................................            7              786,599.88        0.72
Vermont.................................................            1              199,916.12        0.18
Virginia................................................           23            2,303,708.62        2.12
Washington..............................................           43            6,459,651.01        5.94
West Virginia...........................................            3              169,354.25        0.16
Wisconsin...............................................           31            2,332,802.38        2.15
Wyoming.................................................            2              142,389.94        0.13
                                                                -----         ---------------      ------
TOTAL:..................................................        1,135         $108,736,090.87      100.00%
                                                                =====         ===============      ======

--------------------------

(1) Determined by property address designated in the related Mortgage.

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HOME EQUITY LOANS

                                                                                              % OF
                                                                           STATISTICAL     STATISTICAL
                                                                           CALCULATION     CALCULATION
                                                         NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)  HOME EQUITY LOANS       BALANCE         BALANCE
---------------------------------------------------  -----------------   ---------------   -----------
Less than or equal to 20.00.......................             1         $     30,000.00        0.03%
20.01 - 25.00.....................................             1               33,542.36        0.03
25.01 - 30.00.....................................             1               40,000.00        0.04
30.01 - 35.00.....................................             1               51,000.00        0.05
35.01 - 40.00.....................................             5              231,802.64        0.21
40.01 - 45.00.....................................             7              363,975.37        0.33
45.01 - 50.00.....................................             8              473,593.19        0.44
50.01 - 55.00.....................................             8              546,251.37        0.50
55.01 - 60.00.....................................            16            1,118,603.21        1.03
60.01 - 65.00.....................................            21            1,425,335.75        1.31
65.01 - 70.00.....................................            40            3,163,725.23        2.91
70.01 - 75.00.....................................            91            7,559,532.15        6.95
75.01 - 80.00.....................................           251           23,106,705.42       21.25
80.01 - 85.00.....................................           249           22,759,295.55       20.93
85.01 - 90.00.....................................           353           40,523,624.06       37.27
90.01 - 95.00.....................................            57            5,526,373.14        5.08
95.01 - 100.00....................................            25            1,782,731.43        1.64
                                                           -----         ---------------      ------
TOTAL:............................................         1,135         $108,736,090.87      100.00%
                                                           =====         ===============      ======

               CURRENT COUPON RATES OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF CURRENT COUPON RATES (%)                  HOME EQUITY LOANS       BALANCE         BALANCE
---------------------------------                  -----------------   ---------------   -----------
7.501 - 8.000....................................            2         $    367,851.64        0.34%
8.001 - 8.500....................................            4              474,283.94        0.44
8.501 - 9.000....................................           20            2,017,249.96        1.86
9.001 - 9.500....................................           38            3,333,186.29        3.07
9.501 - 10.000...................................          116           11,801,462.56       10.85
10.001 - 10.500..................................          105           10,488,032.52        9.65
10.501 - 11.000..................................          216           22,804,786.11       20.97
11.001 - 11.500..................................          163           16,624,886.92       15.29
11.501 - 12.000..................................          224           21,136,928.66       19.44
12.001 - 12.500..................................          105            8,748,764.69        8.05
12.501 - 13.000..................................           80            6,438,603.87        5.92
13.001 - 13.500..................................           28            1,901,604.45        1.75
13.501 - 14.000..................................           20            1,617,450.42        1.49
14.001 - 14.500..................................            7              653,292.04        0.60
14.501 - 15.000..................................            6              278,963.37        0.26
15.001 - 15.500..................................            1               48,743.43        0.04
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

                  GROSS MARGINS OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF GROSS MARGINS(%)                          HOME EQUITY LOANS       BALANCE         BALANCE
-------------------------                          -----------------   ---------------   -----------
2.501 - 3.000....................................            2         $    367,851.64        0.34%
3.001 - 3.500....................................            1               72,401.50        0.07
3.501 - 4.000....................................           10            1,056,114.91        0.97
4.001 - 4.500....................................           31            2,701,314.15        2.48
4.501 - 5.000....................................           80            7,545,058.37        6.94
5.001 - 5.500....................................           93            8,828,373.23        8.12
5.501 - 6.000....................................          207           22,495,955.63       20.69
6.001 - 6.500....................................          175           16,806,664.16       15.46
6.501 - 7.000....................................          250           24,713,625.44       22.73
7.001 - 7.500....................................          114           10,056,471.23        9.25
7.501 - 8.000....................................           90            7,243,443.19        6.66
8.001 - 8.500....................................           30            2,710,897.75        2.49
8.501 - 9.000....................................           28            2,438,216.34        2.24
9.001 - 9.500....................................           13            1,161,976.37        1.07
9.501 - 10.000...................................            7              402,729.55        0.37
10.001 - 11.000..................................            4              134,997.41        0.12
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

                  MAXIMUM RATES OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF MAXIMUM RATES (%)                         HOME EQUITY LOANS       BALANCE         BALANCE
--------------------------                         -----------------   ---------------   -----------
14.501 - 15.000..................................            2         $    367,851.64        0.34%
15.001 - 15.500..................................            4              474,283.94        0.44
15.501 - 16.000..................................           20            2,017,249.96        1.86
16.001 - 16.500..................................           38            3,333,186.29        3.07
16.501 - 17.000..................................          116           11,801,462.56       10.85
17.001 - 17.500..................................          105           10,488,032.52        9.65
17.501 - 18.000..................................          216           22,804,786.11       20.97
18.001 - 18.500..................................          163           16,624,886.92       15.29
18.501 - 19.000..................................          224           21,136,928.66       19.44
19.001 - 19.500..................................          105            8,748,764.69        8.05
19.501 - 20.000..................................           80            6,438,603.87        5.92
20.001 - 20.500..................................           28            1,901,604.45        1.75
20.501 - 21.000..................................           20            1,617,450.42        1.49
21.001 - 21.500..................................            7              653,292.04        0.60
21.501 - 22.000..................................            6              278,963.37        0.26
22.001 - 22.500..................................            1               48,743.43        0.04
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

          NEXT INTEREST ADJUSTMENT DATE OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
NEXT INTEREST ADJUSTMENT DATE                      HOME EQUITY LOANS       BALANCE         BALANCE
-----------------------------                      -----------------   ---------------   -----------
June 2000........................................           37         $  3,370,425.80        3.10%
July 2000........................................           70            6,855,888.22        6.31
August 2000......................................           53            4,646,821.03        4.27
November 2001....................................            4              301,343.02        0.28
December 2001....................................          290           28,993,296.85       26.66
January 2002.....................................          364           35,209,160.41       32.38
February 2002....................................          317           29,359,155.54       27.00
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

                  LOAN BALANCES OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
RANGE OF LOAN BALANCES ($)                         HOME EQUITY LOANS       BALANCE         BALANCE
--------------------------                         -----------------   ---------------   -----------
10,000.01 - 15,000.00............................            2         $     28,006.95        0.03%
15,000.01 - 20,000.00............................            2               33,909.71        0.03
20,000.01 - 25,000.00............................            8              184,767.97        0.17
25,000.01 - 30,000.00............................           17              479,635.93        0.44
30,000.01 - 35,000.00............................           29              938,814.89        0.86
35,000.01 - 40,000.00............................           45            1,687,065.90        1.55
40,000.01 - 45,000.00............................           43            1,843,785.31        1.70
45,000.01 - 50,000.00............................           49            2,342,411.68        2.15
50,000.01 - 55,000.00............................           55            2,896,257.78        2.66
55,000.01 - 60,000.00............................           71            4,096,321.99        3.77
60,000.01 - 65,000.00............................           56            3,513,802.05        3.23
65,000.01 - 70,000.00............................           58            3,935,711.86        3.62
70,000.01 - 75,000.00............................           71            5,138,611.76        4.73
75,000.01 - 80,000.00............................           77            5,970,626.48        5.49
80,000.01 - 85,000.00............................           39            3,227,839.17        2.97
85,000.01 - 90,000.00............................           27            2,377,402.49        2.19
90,000.01 - 95,000.00............................           38            3,514,902.17        3.23
95,000.01 - 100,000.00...........................           39            3,800,741.28        3.50
100,000.01 - 105,000.00..........................           39            4,016,647.75        3.69
105,000.01 - 110,000.00..........................           40            4,304,467.10        3.96
110,000.01 - 115,000.00..........................           30            3,383,519.31        3.11
115,000.01 - 120,000.00..........................           24            2,808,897.69        2.58
120,000.01 - 125,000.00..........................           22            2,703,018.66        2.49
125,000.01 - 130,000.00..........................           14            1,784,540.33        1.64
130,000.01 - 135,000.00..........................           28            3,717,060.66        3.42
135,000.01 - 140,000.00..........................           24            3,298,423.70        3.03
140,000.01 - 145,000.00..........................           12            1,712,941.45        1.58
145,000.01 - 150,000.00..........................           16            2,358,316.13        2.17
150,000.01 - 200,000.00..........................           97           16,666,784.54       15.33
200,000.01 - 250,000.00..........................           32            7,074,207.69        6.51
250,000.01 - 300,000.00..........................           21            5,663,412.44        5.21
300,000.01 - 350,000.00..........................            9            2,837,238.05        2.61
350,000.01 - 400,000.00..........................            1              396,000.00        0.36
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

          TYPES OF MORTGAGED PROPERTIES OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
PROPERTY TYPE                                      HOME EQUITY LOANS       BALANCE         BALANCE
-------------                                      -----------------   ---------------   -----------
Single Family....................................          961         $ 89,244,580.56       82.07%
PUD..............................................           66            9,663,108.95        8.89
Two- to Four-Family..............................           51            5,505,808.54        5.06
Townhouse........................................           26            1,971,627.40        1.81
Manufactured Housing.............................           22            1,554,427.99        1.43
Condominium......................................            8              735,359.26        0.68
Other............................................            1               61,178.17        0.06
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

            ORIGINAL TERM TO MATURITY OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
ORIGINAL TERM TO MATURITY (MONTHS)                 HOME EQUITY LOANS       BALANCE         BALANCE
----------------------------------                 -----------------   ---------------   -----------
0 - 60...........................................            2         $     59,079.07        0.05%
61 - 120.........................................            1               50,499.70        0.05
121 - 180........................................            4              207,309.68        0.19
181 - 240........................................            3              156,571.81        0.14
241 - 300........................................            1               67,200.00        0.06
301 - 360........................................        1,124          108,195,430.61       99.50
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

            REMAINING TERM TO MATURITY OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
REMAINING TERM TO MATURITY (MONTHS)                HOME EQUITY LOANS       BALANCE         BALANCE
-----------------------------------                -----------------   ---------------   -----------
0 - 60...........................................            2         $     59,079.07        0.05%
61 - 120.........................................            1               50,499.70        0.05
121 - 180........................................            4              207,309.68        0.19
181 - 240........................................            3              156,571.81        0.14
241 - 300........................................            1               67,200.00        0.06
301 - 360........................................        1,124          108,195,430.61       99.50
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

                    SEASONING OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
SEASONING (MONTHS)                                 HOME EQUITY LOANS       BALANCE         BALANCE
------------------                                 -----------------   ---------------   -----------
0................................................          506         $ 46,751,920.12       43.00%
1................................................          467           45,251,055.48       41.62
2................................................          161           16,628,373.70       15.29
3................................................            1              104,741.57        0.10
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

                 OCCUPANCY STATUS OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
OCCUPANCY STATUS                                   HOME EQUITY LOANS       BALANCE         BALANCE
----------------                                   -----------------   ---------------   -----------
Primary Home.....................................        1,095         $106,118,546.34       97.59%
Investment Property..............................           39            2,509,544.53        2.31
Second Home......................................            1              108,000.00        0.10
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

                DOCUMENTATION TYPE OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
DOCUMENTATION TYPE (1)                             HOME EQUITY LOANS       BALANCE         BALANCE
----------------------                             -----------------   ---------------   -----------
Full Documentation...............................        1,014         $ 96,493,494.18       88.74%
Stated Income....................................           81            7,652,610.80        7.04
Limited Documentation............................           40            4,589,985.89        4.22
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

------------------------

(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans" in the Prospectus for a description of CHEC's documentation programs.

                   CREDIT GRADE OF GROUP II HOME EQUITY LOANS

                                                                                            % OF
                                                                         STATISTICAL     STATISTICAL
                                                                         CALCULATION     CALCULATION
                                                       NUMBER OF          DATE LOAN       DATE LOAN
CREDIT GRADE(1)                                    HOME EQUITY LOANS       BALANCE         BALANCE
---------------                                    -----------------   ---------------   -----------
A+...............................................           12         $  1,094,752.88        1.01%
A1...............................................          156           15,902,067.45       14.62
A2...............................................          519           54,993,754.02       50.58
B................................................          241           20,761,710.28       19.09
C1...............................................          127           10,113,914.48        9.30
C2...............................................           77            5,650,581.86        5.20
D................................................            3              219,309.90        0.20
                                                         -----         ---------------      ------
TOTAL:...........................................        1,135         $108,736,090.87      100.00%
                                                         =====         ===============      ======

------------------------

(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Criteria of the Seller" in the Prospectus for a description of CHEC's credit grades and underwriting criteria.

DELINQUENCY AND LOSS EXPERIENCE

    The following table sets forth CHEC's delinquency experience with respect to home equity loans similar in type to the Home Equity Loans as of the last day of each of the months indicated. No home equity loan is considered delinquent for purposes of the table until a payment is one calendar month past due on a contractual basis. It should be noted that CHEC commenced its servicing activities of home equity loans similar to the Home Equity Loans in October 1997. Accordingly, CHEC has limited experience servicing home equity loans of the type included in the Trust and thus does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for examining the delinquency experience of home equity loans similar to the Home Equity Loans. The delinquency and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $914,779,905 at December 31, 1998 to approximately $1,811,465,535 at December 31, 1999. CHEC believes that as the existing loan portfolio becomes more seasoned, the rate of delinquencies, loan losses, foreclosures and REO Properties will increase. Accordingly, the information in the table below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency experience on past, current or future pools of home equity loans for which CHEC is the servicer.

                             DELINQUENCY EXPERIENCE

                                          AS OF DECEMBER 31, 1999        AS OF MARCH 31, 1999
                                         --------------------------   ---------------------------
                                         BY NUMBER     BY DOLLAR      BY NUMBER      BY DOLLAR
                                         OF LOANS        AMOUNT        OF LOANS        AMOUNT
                                         ---------   --------------   ----------   --------------
Portfolio(1)...........................   26,921     $1,811,465,535     16,714     $1,132,715,754
Delinquency Percentage
  30-59 days...........................     2.01%              1.74%      1.36%              1.14%
  60-89 days...........................     0.78               0.70       0.47               0.44
90 days and over.......................     2.42               2.24       1.01               0.94
                                          ------     --------------     ------     --------------
Total Delinquency Percentage(2)........     5.21%              4.68%      2.84%              2.52%
                                          ======     ==============     ======     ==============
Percentage of REO Properties...........     0.58%              0.53%      0.17%              0.18%

------------------------

(1) Portfolio includes all loans originated after October 1997 other than some mortgage loan products originated for whole loan sales or retention by CHEC or one of its affiliates.

(2) Excludes REO Properties.

    The following table sets forth CHEC's loss experience with respect to home equity loans similar in type to the Home Equity Loans for the periods indicated.

                                LOSS EXPERIENCE

                                                              FOR THE 9 MONTHS
                                                                    ENDED         FISCAL YEAR ENDING
                                                              DECEMBER 31, 1999     MARCH 31, 1999
                                                              -----------------   ------------------
                                                              DOLLAR AMOUNT ($)   DOLLAR AMOUNT ($)
                                                              -----------------   ------------------
Average Portfolio(1)........................................     1,471,172,523        690,843,299
Gross Losses(2).............................................         2,753,482             96,127
Recoveries(3)...............................................                 0                  0
Net Losses(4)...............................................         2,753,482             96,127
Net Losses as a Percentage of Average Portfolio(5)..........              0.25%              0.01%

------------------------

(1) "Average Portfolio" during the period is the arithmetic average of the principal balances of the loans outstanding on the last day of each month during the period. Portfolio includes all loans originated after October 1997 other than some mortgage loan products originated for whole loan sales or retention by CHEC or one of its affiliates.

(2) "Gross Losses" for each respective period are actual losses incurred on liquidated properties or losses from the write-off of loans where the properties were not liquidated. Losses include all principal, foreclosure costs and all accrued interest.

(3) "Recoveries" are recoveries from deficiency judgments.

(4) "Net Losses" means "Gross Losses" minus "Recoveries".

(5) For the 9 months ending December 31, 1999, "Net Losses as a Percentage of Average Portfolio" was annualized by dividing "Net Losses" by 3 and multiplying the result by 4 before calculating the percentage of "Average Portfolio".

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of principal payments on each Class of Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by CHEC ("Prepayments")) and realized losses on the Home Equity Loans. Certain of the Home Equity Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Home Equity Loans are subject to penalties for prepayments.

PREPAYMENTS

    Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan and the Servicer's exercise of its cleanup call option in connection with the termination of the Trust) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

    The rate of prepayment on the Home Equity Loans cannot be predicted. As of the Statistical Calculation Date, approximately 40.38% of the Group I Home Equity Loans and approximately 21.85% of the Group II Home Equity Loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalties.

    WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS--DUE-ON-SALE CLAUSES IN HOME EQUITY LOANS" IN THE PROSPECTUS FOR MORE DETAIL.

    As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the Coupon Rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

    Net Monthly Excess Cash Flow (as defined in "DESCRIPTION OF CERTIFICATES--Glossary" below) for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Class Principal Balance of the related class or classes of Class A Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in the Home Equity Loan Group exceeds the actual overcollateralization amount for the Home Equity Loan Group. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the applicable Class Principal Balance. If the actual rate of the Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of the Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Net Monthly Excess Cash Flow available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related Due Period and the amount will be influenced by changes in the weighted average of the Coupon Rates of the Home Equity Loans resulting from prepayments and liquidations. The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the Class Principal Balance of the applicable Class A Certificates on each Distribution Date will be based on the then required overcollateralization amount for the related Home Equity Loan Group, which may increase or decrease during the period any class of Class A Certificates which remains outstanding. Any increase in the required overcollateralization amount for a Home Equity Loan Group may result in an accelerated rate of amortization of the related Class A Certificates until the overcollateralization amount for the related Home Equity Loan Group equals the required overcollateralization amount for the related Home Equity Loan Group and any decrease in the required overcollateralization amount for the related Home Equity Loan Group will result in a decelerated rate of amortization of the related Class A Certificates until the overcollateralization amount for the related Home Equity Loan Group is reduced to the required overcollateralization amount.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

PAYMENT DELAY FEATURE OF THE FIXED RATE CERTIFICATES

    The effective yield to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificateholders will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of the Certificates because distributions will not be payable to the

Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings on the Certificates in respect of the delay).

PRINCIPAL PAYMENT FEATURES OF THE CLASS A-6 CERTIFICATES

    Investors in the Class A-6 Certificates should be aware that because the Class A-6 Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in April 2003, thereafter, they will receive an increasing percentage of their pro rata share of principal payable to the Group I Certificates based on a schedule. This percentage will, after March 2007, exceed their pro rata share of principal. As a result, the weighted average life of the Class A-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Class A Certificates.

WEIGHTED AVERAGE LIVES

    Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

    The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans ("Balloon Loans").

    Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Certificates is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Group I Home Equity Loans in the first month of the life of the Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Home Equity Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I Home Equity Loans each month. The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the Trust.

    Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Principal Balances outstanding and the weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

    The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

    - the Home Equity Loans consist of pools of loans with the amortization characteristics set forth below,

    - the Closing Date for the Class A Certificates is March 15, 2000,

    - distributions on the Class A Certificates are made on the 25(th)day of each month regardless of the day on which the Distribution Date actually occurs, commencing in April, 2000 and are made in accordance with the priorities described in this Prospectus Supplement,

    - the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each month (with no defaults, delinquencies, modifications, waivers or amendments),

    - certain assumed Home Equity Loans identified in the tables below will receive no payments in the first month,

    - the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption, in the case of the Group I Home Equity Loans, or at the specified percentages of CPR, in the case of the Group II Home Equity Loans,

    - all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,

    - the optional termination is not exercised (except as noted in footnote 2 in the following tables),

    - the Class A Certificates of each Class have the respective Certificate Rates and initial Class Principal Balances as set forth in this Prospectus Supplement (with the Certificate Rate for the Class A-7 Certificates being equal to the sum of One-Month LIBOR and 0.24% per annum),

    - the overcollateralization levels are set initially as specified in the Agreement (as defined in this Prospectus Supplement), and thereafter decrease in accordance with the provisions of the Agreement,

    - the Coupon Rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur on six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and Six-Month LIBOR (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors), and

    - Six-Month LIBOR remains constant at 6.33625% per annum and One-Month LIBOR remains constant at 5.93625% per annum.

                                    GROUP I

                                                                    REMAINING   ORIGINAL   AMORTIZED
                                                          COUPON     TERM TO    TERM TO    REMAINING   PAYMENT
                                                           RATE     MATURITY    MATURITY     TERM       DELAY
POOL NUMBER                           LOAN BALANCE ($)     (%)      (MONTHS)    (MONTHS)   (MONTHS)    (MONTHS)
-----------                           ----------------   --------   ---------   --------   ---------   --------
1...................................    10,430,463.77     11.775       179        180         359         0
2...................................       715,242.03     12.632        59         60          59         0
3...................................     6,055,549.00     12.522       118        118         118         0
4...................................    15,680,837.07     12.057       179        180         179         0
5...................................    12,133,003.72     11.891       239        240         239         0
6...................................       933,003.94     12.109       299        300         299         0
7...................................   111,551,900.47     11.896       359        360         359         0
8...................................     1,158,940.42     11.775       180        180         360         1
9...................................        79,471.34     12.632        60         60          60         1
10..................................       672,838.78     12.522       118        118         118         1
11..................................     1,742,315.23     12.057       180        180         180         1
12..................................     1,348,111.52     11.891       240        240         240         1
13..................................       103,667.10     12.109       300        300         300         1
14..................................    12,394,655.61     11.896       360        360         360         1

                                    GROUP II

                                                   NUMBER OF
                                                   MONTHS TO               INITIAL
                                                     NEXT                  INTEREST     INTEREST                          REMAINING
                                         COUPON     COUPON      GROSS        RATE         RATE                             TERM TO
POOL                    LOAN BALANCE      RATE      CHANGE      MARGIN    ADJUSTMENT   ADJUSTMENT   MAXIMUM    MINIMUM    MATURITY
NUMBER                       ($)          (%)        DATE        (%)       CAP (%)      CAP (%)     RATE (%)   RATE (%)   (MONTHS)
------                  -------------   --------   ---------   --------   ----------   ----------   --------   --------   ---------
1....................      336,715.96    10.708       21        5.712        2.000        1.000      17.708     10.708       358
2....................   32,396,654.50    11.169       22        6.193        2.000        1.000      18.169     11.169       358
3....................   39,342,162.80    11.285       23        6.346        2.000        1.000      18.285     11.285       359
4....................   32,805,459.25    11.352       24        6.362        2.000        1.000      18.352     11.352       360
5....................    3,766,060.85    11.040        4        6.984        1.000        1.000      18.040     11.040       344
6....................    7,660,661.81    11.039        5        7.003        1.000        1.000      18.039     11.039       356
7....................    5,192,284.83    10.622        6        6.484        1.000        1.000      17.622     10.622       355
8....................       37,412.88    10.708       24        5.712        2.000        1.000      17.708     10.708       360
9....................    3,599,628.28    11.169       25        6.193        2.000        1.000      18.169     11.169       360
10...................    4,371,351.41    11.285       25        6.346        2.000        1.000      18.285     11.285       360
11...................    3,645,051.03    11.352       25        6.362        2.000        1.000      18.352     11.352       360
12...................      418,451.21    11.040        7        6.984        1.000        1.000      18.040     11.040       346
13...................      851,184.65    11.039        7        7.003        1.000        1.000      18.039     11.039       357
14...................      576,920.54    10.622        7        6.484        1.000        1.000      17.622     10.622       355


                                  INTEREST
                       ORIGINAL     RATE
                       TERM TO     CHANGE     PAYMENT
POOL                   MATURITY   FREQUENCY    DELAY
NUMBER                 (MONTHS)   (MONTHS)    (MONTHS)
------                 --------   ---------   --------
1....................    360          6          0
2....................    360          6          0
3....................    360          6          0
4....................    360          6          0
5....................    346          6          0
6....................    357          6          0
7....................    355          6          0
8....................    360          6          1
9....................    360          6          1
10...................    360          6          1
11...................    360          6          1
12...................    346          6          1
13...................    357          6          1
14...................    355          6          1

DECREMENT TABLES

    The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Principal Balances of the Class A Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I Certificates, and at the indicated percentages of CPR, in the case of the Group II Certificates, and the corresponding weighted average lives of the Classes. It is not likely that:

    - the Home Equity Loans will have the characteristics assumed,

    - the Home Equity Loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage, or

    - the level of One-Month LIBOR or Six-Month LIBOR will remain constant at the level assumed or at any other level.

    Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                              CLASS A-1
                                     --------------------------------------------------------------------------------------------
                                       50%           75%           100%          120%          150%          200%          250%
GROUP I PREPAYMENT ASSUMPTION        --------      --------      --------      --------      --------      --------      --------
DISTRIBUTION DATE
-------------------------------
Initial Percentage.............        100%          100%          100%          100%          100%          100%          100%
March 25, 2001.................         69            60            50            43            32            13             0
March 25, 2002.................         38            17             0             0             0             0             0
March 25, 2003.................         12             0             0             0             0             0             0
March 25, 2004.................          0             0             0             0             0             0             0
March 25, 2005.................          0             0             0             0             0             0             0
March 25, 2006.................          0             0             0             0             0             0             0
March 25, 2007.................          0             0             0             0             0             0             0
March 25, 2008.................          0             0             0             0             0             0             0
March 25, 2009.................          0             0             0             0             0             0             0
March 25, 2010.................          0             0             0             0             0             0             0
March 25, 2011.................          0             0             0             0             0             0             0
March 25, 2012.................          0             0             0             0             0             0             0
March 25, 2013.................          0             0             0             0             0             0             0
March 25, 2014.................          0             0             0             0             0             0             0
March 25, 2015.................          0             0             0             0             0             0             0
March 25, 2016.................          0             0             0             0             0             0             0
March 25, 2017.................          0             0             0             0             0             0             0
March 25, 2018.................          0             0             0             0             0             0             0
March 25, 2019.................          0             0             0             0             0             0             0
March 25, 2020.................          0             0             0             0             0             0             0
March 25, 2021.................          0             0             0             0             0             0             0
March 25, 2022.................          0             0             0             0             0             0             0
March 25, 2023.................          0             0             0             0             0             0             0
March 25, 2024.................          0             0             0             0             0             0             0
March 25, 2025.................          0             0             0             0             0             0             0
March 25, 2026.................          0             0             0             0             0             0             0
March 25, 2027.................          0             0             0             0             0             0             0
March 25, 2028.................          0             0             0             0             0             0             0
March 25, 2029.................          0             0             0             0             0             0             0
Weighted Average Life*(1)......        1.7           1.3           1.1           1.0           0.8           0.7           0.6
Weighted Average Life*(2)......        1.7           1.3           1.1           1.0           0.8           0.7           0.6

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                              CLASS A-2
                                     --------------------------------------------------------------------------------------------
                                       50%           75%           100%          120%          150%          200%          250%
GROUP I PREPAYMENT ASSUMPTION        --------      --------      --------      --------      --------      --------      --------
DISTRIBUTION DATE
-------------------------------
Initial Percentage.............        100%          100%          100%          100%          100%          100%          100%
March 25, 2001.................        100           100           100           100           100           100            78
March 25, 2002.................        100           100            90            40             0             0             0
March 25, 2003.................        100            43             0             0             0             0             0
March 25, 2004.................         67             0             0             0             0             0             0
March 25, 2005.................          3             0             0             0             0             0             0
March 25, 2006.................          0             0             0             0             0             0             0
March 25, 2007.................          0             0             0             0             0             0             0
March 25, 2008.................          0             0             0             0             0             0             0
March 25, 2009.................          0             0             0             0             0             0             0
March 25, 2010.................          0             0             0             0             0             0             0
March 25, 2011.................          0             0             0             0             0             0             0
March 25, 2012.................          0             0             0             0             0             0             0
March 25, 2013.................          0             0             0             0             0             0             0
March 25, 2014.................          0             0             0             0             0             0             0
March 25, 2015.................          0             0             0             0             0             0             0
March 25, 2016.................          0             0             0             0             0             0             0
March 25, 2017.................          0             0             0             0             0             0             0
March 25, 2018.................          0             0             0             0             0             0             0
March 25, 2019.................          0             0             0             0             0             0             0
March 25, 2020.................          0             0             0             0             0             0             0
March 25, 2021.................          0             0             0             0             0             0             0
March 25, 2022.................          0             0             0             0             0             0             0
March 25, 2023.................          0             0             0             0             0             0             0
March 25, 2024.................          0             0             0             0             0             0             0
March 25, 2025.................          0             0             0             0             0             0             0
March 25, 2026.................          0             0             0             0             0             0             0
March 25, 2027.................          0             0             0             0             0             0             0
March 25, 2028.................          0             0             0             0             0             0             0
March 25, 2029.................          0             0             0             0             0             0             0
Weighted Average Life*(1)......        4.3           3.0           2.4           2.0           1.7           1.3           1.1
Weighted Average Life*(2)......        4.3           3.0           2.4           2.0           1.7           1.3           1.1

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                              CLASS A-3
                                     --------------------------------------------------------------------------------------------
                                       50%           75%           100%          120%          150%          200%          250%
GROUP I PREPAYMENT ASSUMPTION        --------      --------      --------      --------      --------      --------      --------
DISTRIBUTION DATE
-------------------------------
Initial Percentage.............        100%          100%          100%          100%          100%          100%          100%
March 25, 2001.................        100           100           100           100           100           100           100
March 25, 2002.................        100           100           100           100            82            19             0
March 25, 2003.................        100           100            76            42             0             0             0
March 25, 2004.................        100            75            25             0             0             0             0
March 25, 2005.................        100            36             0             0             0             0             0
March 25, 2006.................         71             7             0             0             0             0             0
March 25, 2007.................         47             0             0             0             0             0             0
March 25, 2008.................         33             0             0             0             0             0             0
March 25, 2009.................         18             0             0             0             0             0             0
March 25, 2010.................          2             0             0             0             0             0             0
March 25, 2011.................          0             0             0             0             0             0             0
March 25, 2012.................          0             0             0             0             0             0             0
March 25, 2013.................          0             0             0             0             0             0             0
March 25, 2014.................          0             0             0             0             0             0             0
March 25, 2015.................          0             0             0             0             0             0             0
March 25, 2016.................          0             0             0             0             0             0             0
March 25, 2017.................          0             0             0             0             0             0             0
March 25, 2018.................          0             0             0             0             0             0             0
March 25, 2019.................          0             0             0             0             0             0             0
March 25, 2020.................          0             0             0             0             0             0             0
March 25, 2021.................          0             0             0             0             0             0             0
March 25, 2022.................          0             0             0             0             0             0             0
March 25, 2023.................          0             0             0             0             0             0             0
March 25, 2024.................          0             0             0             0             0             0             0
March 25, 2025.................          0             0             0             0             0             0             0
March 25, 2026.................          0             0             0             0             0             0             0
March 25, 2027.................          0             0             0             0             0             0             0
March 25, 2028.................          0             0             0             0             0             0             0
March 25, 2029.................          0             0             0             0             0             0             0
Weighted Average Life*(1)......        7.3           4.8           3.6           3.0           2.4           1.8           1.5
Weighted Average Life*(2)......        7.3           4.8           3.6           3.0           2.4           1.8           1.5

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                              CLASS A-4
                                     --------------------------------------------------------------------------------------------
                                       50%           75%           100%          120%          150%          200%          250%
GROUP I PREPAYMENT ASSUMPTION        --------      --------      --------      --------      --------      --------      --------
DISTRIBUTION DATE
-------------------------------
Initial Percentage.............         100%         100%          100%          100%          100%          100%          100%
March 25, 2001.................         100          100           100           100           100           100           100
March 25, 2002.................         100          100           100           100           100           100            55
March 25, 2003.................         100          100           100           100            97            23             0
March 25, 2004.................         100          100           100            89            37             0             0
March 25, 2005.................         100          100            82            43             0             0             0
March 25, 2006.................         100          100            49            13             0             0             0
March 25, 2007.................         100           79            24             0             0             0             0
March 25, 2008.................         100           65            15             0             0             0             0
March 25, 2009.................         100           49             3             0             0             0             0
March 25, 2010.................         100           33             0             0             0             0             0
March 25, 2011.................          85           18             0             0             0             0             0
March 25, 2012.................          68            4             0             0             0             0             0
March 25, 2013.................          52            0             0             0             0             0             0
March 25, 2014.................          37            0             0             0             0             0             0
March 25, 2015.................          17            0             0             0             0             0             0
March 25, 2016.................           6            0             0             0             0             0             0
March 25, 2017.................           0            0             0             0             0             0             0
March 25, 2018.................           0            0             0             0             0             0             0
March 25, 2019.................           0            0             0             0             0             0             0
March 25, 2020.................           0            0             0             0             0             0             0
March 25, 2021.................           0            0             0             0             0             0             0
March 25, 2022.................           0            0             0             0             0             0             0
March 25, 2023.................           0            0             0             0             0             0             0
March 25, 2024.................           0            0             0             0             0             0             0
March 25, 2025.................           0            0             0             0             0             0             0
March 25, 2026.................           0            0             0             0             0             0             0
March 25, 2027.................           0            0             0             0             0             0             0
March 25, 2028.................           0            0             0             0             0             0             0
March 25, 2029.................           0            0             0             0             0             0             0
Weighted Average Life*(1)......        13.2          9.1           6.3           5.0           3.9           2.8           2.1
Weighted Average Life*(2)......        13.2          9.1           6.3           5.0           3.9           2.8           2.1

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                                    CLASS A-5
                                                    --------------------------------------------------------------------------
                                                      50%        75%        100%       120%       150%       200%       250%
GROUP I PREPAYMENT ASSUMPTION                       --------   --------   --------   --------   --------   --------   --------
DISTRIBUTION DATE
--------------------------------------------------
Initial Percentage................................     100%       100%       100%       100%      100%       100%       100%
March 25, 2001....................................     100        100        100        100       100        100        100
March 25, 2002....................................     100        100        100        100       100        100        100
March 25, 2003....................................     100        100        100        100       100        100         48
March 25, 2004....................................     100        100        100        100       100         60          0
March 25, 2005....................................     100        100        100        100        95         20          0
March 25, 2006....................................     100        100        100        100        61          7          0
March 25, 2007....................................     100        100        100         90        42          4          0
March 25, 2008....................................     100        100        100         82        41          4          0
March 25, 2009....................................     100        100        100         67        32          4          0
March 25, 2010....................................     100        100         85         52        21          1          0
March 25, 2011....................................     100        100         68         38        13          0          0
March 25, 2012....................................     100        100         53         27         8          0          0
March 25, 2013....................................     100         89         40         19         4          0          0
March 25, 2014....................................     100         73         30         12         1          0          0
March 25, 2015....................................     100         55         20          7         0          0          0
March 25, 2016....................................     100         44         14          4         0          0          0
March 25, 2017....................................      95         35         10          1         0          0          0
March 25, 2018....................................      82         28          6          0         0          0          0
March 25, 2019....................................      70         21          3          0         0          0          0
March 25, 2020....................................      59         16          1          0         0          0          0
March 25, 2021....................................      49         12          0          0         0          0          0
March 25, 2022....................................      41          8          0          0         0          0          0
March 25, 2023....................................      33          5          0          0         0          0          0
March 25, 2024....................................      26          3          0          0         0          0          0
March 25, 2025....................................      19          1          0          0         0          0          0
March 25, 2026....................................      13          0          0          0         0          0          0
March 25, 2027....................................       8          0          0          0         0          0          0
March 25, 2028....................................       3          0          0          0         0          0          0
March 25, 2029....................................       0          0          0          0         0          0          0
Weighted Average Life*(1).........................    21.5       16.5       12.9       10.6       7.7        4.6        3.1
Weighted Average Life*(2).........................    16.9       12.2        9.3        7.5       5.8        4.1        3.0

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                                     CLASS A-6
                                                     --------------------------------------------------------------------------
                                                       50%        75%        100%       120%       150%       200%       250%
GROUP I PREPAYMENT ASSUMPTION                        --------   --------   --------   --------   --------   --------   --------
DISTRIBUTION DATE
---------------------------------------------------
Initial Percentage.................................    100%       100%       100%       100%       100%       100%       100%
March 25, 2001.....................................    100        100        100        100        100        100        100
March 25, 2002.....................................    100        100        100        100        100        100        100
March 25, 2003.....................................    100        100        100        100        100        100        100
March 25, 2004.....................................     94         92         90         88         85         79         73
March 25, 2005.....................................     89         85         81         77         72         63         34
March 25, 2006.....................................     80         73         67         61         53         41         14
March 25, 2007.....................................     71         61         52         46         37         22          4
March 25, 2008.....................................     48         35         25         18         13          9          0
March 25, 2009.....................................     32         20         11          7          3          2          0
March 25, 2010.....................................     21         11          5          3          1          0          0
March 25, 2011.....................................     14          6          2          1          0          0          0
March 25, 2012.....................................     10          3          1          0          0          0          0
March 25, 2013.....................................      6          2          0          0          0          0          0
March 25, 2014.....................................      4          1          0          0          0          0          0
March 25, 2015.....................................      2          0          0          0          0          0          0
March 25, 2016.....................................      1          0          0          0          0          0          0
March 25, 2017.....................................      1          0          0          0          0          0          0
March 25, 2018.....................................      1          0          0          0          0          0          0
March 25, 2019.....................................      0          0          0          0          0          0          0
March 25, 2020.....................................      0          0          0          0          0          0          0
March 25, 2021.....................................      0          0          0          0          0          0          0
March 25, 2022.....................................      0          0          0          0          0          0          0
March 25, 2023.....................................      0          0          0          0          0          0          0
March 25, 2024.....................................      0          0          0          0          0          0          0
March 25, 2025.....................................      0          0          0          0          0          0          0
March 25, 2026.....................................      0          0          0          0          0          0          0
March 25, 2027.....................................      0          0          0          0          0          0          0
March 25, 2028.....................................      0          0          0          0          0          0          0
March 25, 2029.....................................      0          0          0          0          0          0          0
Weighted Average Life*(1)..........................    8.3        7.4        6.9        6.5        6.2        5.7        4.8
Weighted Average Life*(2)..........................    8.3        7.4        6.8        6.2        5.4        4.2        3.3

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

          PERCENT OF INITIAL CLASS PRINCIPAL OUTSTANDING (TO MATURITY)

                                                                                 CLASS A-7
                                                 --------------------------------------------------------------------------
                                                  11.0%      16.5%      22.0%      28.0%      33.0%      44.0%      55.0%
GROUP II % OF CPR                                --------   --------   --------   --------   --------   --------   --------
DISTRIBUTION DATE
-----------------------------------------------
Initial Percentage.............................    100%       100%       100%       100%       100%       100%       100%
March 25, 2001.................................     85         79         74         68         63         53         42
March 25, 2002.................................     73         63         54         46         39         25         14
March 25, 2003.................................     64         52         42         33         26         15          8
March 25, 2004.................................     56         42         32         23         18          9          4
March 25, 2005.................................     49         35         25         17         12          5          1
March 25, 2006.................................     43         29         19         12          8          3          0
March 25, 2007.................................     38         24         15          9          5          1          0
March 25, 2008.................................     33         20         12          6          3          0          0
March 25, 2009.................................     29         17          9          4          2          0          0
March 25, 2010.................................     26         14          7          3          1          0          0
March 25, 2011.................................     23         11          5          2          1          0          0
March 25, 2012.................................     20          9          4          1          0          0          0
March 25, 2013.................................     18          8          3          1          0          0          0
March 25, 2014.................................     15          6          2          0          0          0          0
March 25, 2015.................................     13          5          2          0          0          0          0
March 25, 2016.................................     12          4          1          0          0          0          0
March 25, 2017.................................     10          3          1          0          0          0          0
March 25, 2018.................................      9          3          0          0          0          0          0
March 25, 2019.................................      7          2          0          0          0          0          0
March 25, 2020.................................      6          1          0          0          0          0          0
March 25, 2021.................................      5          1          0          0          0          0          0
March 25, 2022.................................      4          1          0          0          0          0          0
March 25, 2023.................................      4          0          0          0          0          0          0
March 25, 2024.................................      3          0          0          0          0          0          0
March 25, 2025.................................      2          0          0          0          0          0          0
March 25, 2026.................................      1          0          0          0          0          0          0
March 25, 2027.................................      1          0          0          0          0          0          0
March 25, 2028.................................      0          0          0          0          0          0          0
March 25, 2029.................................      0          0          0          0          0          0          0
Weighted Average Life*(1)......................    7.0        4.9        3.6        2.8        2.3        1.6        1.2
Weighted Average Life*(2)......................    6.5        4.5        3.3        2.6        2.1        1.5        1.1

------------------------

* The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Class A Certificates being reduced to less than 10% of the aggregate outstanding principal balance of the Class A Certificates on the Closing Date.

    The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the Home Equity Loans) and should be read in conjunction with those assumptions.

                   FORMATION OF THE TRUST AND TRUST PROPERTY

    The Trust will be created and established pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2000 among the Depositor, CHEC and CHEC Conduit Funding, LLC as sellers, CHEC as servicer (in this capacity, the "Servicer") and Bank One, National Association as trustee (the "Trustee"). On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Class A Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

    The property of the Trust will include all

    (a) the Home Equity Loans together with the related Home Equity Loan documents, each Seller's interest in any Mortgaged Property which secures a Home Equity Loan, all payments on each Home Equity Loan on or after the opening of business on March 1, 2000 (the "Cut-Off Date") and proceeds of the conversion, voluntary or involuntary, of the foregoing,

    (b) the amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the Trust together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account, if any, inclusive of investment earnings on those amounts whether in the form of cash, instruments, securities or other properties and

    (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement (collectively, the "Trust Estate").

As described in the Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account. In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver an irrevocable and unconditional certificate guaranty insurance policy with respect to the Class A Certificates (the "Policy") to the Trustee for the benefit of the Owners of the Class A Certificates.

    The Class A Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Sellers, the Servicer, the Trustee or any of their affiliates. Specified distributions due to the holders of the Class A Certificates are insured by the Certificate Insurer.

    Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments on the Certificates. The Trust will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                        DESCRIPTION OF THE CERTIFICATES

    Pursuant to the Agreement the Trust will issue on the Closing Date the Centex Home Equity Loan Asset-Backed Certificates, Series 2000-A, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, (collectively referred to as the "Class A Certificates"). The Trust will also issue on the Closing Date Class X-IO Certificates (the "Class X-IO Certificates") and two residual classes of certificates (together, the "Class R Certificates," and together with the Class X-IO Certificates, the "Non-Offered Certificates" and together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered pursuant to this Prospectus Supplement. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates are sometimes referred to as the "Fixed Rate Certificates" or the "Group I Certificates". The Class A-7 Certificates are sometimes referred to as the "Variable Rate Certificates" or the "Group II Certificates". The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe important provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this Prospectus Supplement by reference.

    The Class A Certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the Trust. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

    WE REFER YOU TO "--BOOK-ENTRY CERTIFICATES" BELOW FOR MORE DETAIL.

    No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The Group I Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group I. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II.

    The principal amount of a Class of Class A Certificates (each, a "Class Principal Balance") on any Distribution Date is equal to the applicable Class Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Class A Certificates; provided, however, that for purposes of the Certificate Insurer's rights as subrogee, the Class Principal Balance shall not be reduced by principal amounts paid under the Policy. On any date, the "Aggregate Class A Principal Balance" is the aggregate of the Class Principal Balances of all Class A Certificates on that date.

    Each Class of Class A Certificates represents the right to receive payments of interest at the Certificate Rate for the Class and payments of principal as described below.

    The Person in whose name a Certificate is registered in the Certificate Register is referred to in this Prospectus Supplement as a "Certificateholder."

BOOK-ENTRY CERTIFICATES

    The Class A Certificates initially will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificateowners") will hold the Certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme formerly Cedelbank ("Clearstream") or the Euroclear System ("Euroclear"), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Class A Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in these capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1 in excess of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its Participants (including Euroclear and Clearstream).

    DTC has advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and has implemented a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan and a testing phase, each of which is complete.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it has contacted third party vendors from whom DTC acquires services to: (1) impress upon them the importance of the services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing and updating such contingency plans as it deems appropriate.

    According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DISTRIBUTION DATES

    On the 25(th) day of each month, or if the 25(th) day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), the Class A Certificateholders for each Home Equity Loan Group will be entitled to receive the Class A Distribution Amount for the related Home Equity Loan Group from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Agreement (the "Certificate Account"). Distributions will be made in immediately available funds to Certificateholders of Class A Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificate Owners may experience some delay in the receipt of their payments due to the operations of DTC.

    "Business Day" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located or the city in which the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

    "Record Date" means (1) with respect to any Distribution Date and each class of Fixed Rate Certificates, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs and (2) with respect to any Distribution Date and the Variable Rate Certificates, the last Business Day immediately preceding the Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

    WE REFER YOU TO "--BOOK-ENTRY CERTIFICATES" ABOVE FOR MORE DETAIL.

    The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed cancelled for all purposes of the Agreement and the Policy.

    Each Certificateholder of record of a class of Class A Certificates will be entitled to receive the Certificateholder's Percentage Interest in the amounts due the Class on each Distribution Date. The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of the Class A Certificate as of the Closing Date by the Class Principal Balance for the related class of Class A Certificates as of the Closing Date.

GLOSSARY

    "AVAILABLE FUNDS" as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on the Distribution Date, disregarding the amounts of any Insured Payments to be made on the Distribution Date.

    "AVAILABLE FUNDS SHORTFALL" as to each Home Equity Loan Group and Distribution Date, is the excess, if any, of (x) the aggregate of the amounts required to be distributed pursuant to clauses 2 and 3 below under "--Distributions" over (y) the Available Funds for these payments for the Home Equity Loan Group and Distribution Date.

    The "CARRY-FORWARD AMOUNT" with respect to any class of Class A Certificates is the amount, as of any Distribution Date, equal to the sum of (1) the amount, if any, by which (x) the Current Interest for the Class for the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution in respect of interest made to the Certificateholders of the class of Class A Certificates on the immediately preceding Distribution Date and (2) interest on the excess for the related Interest Period at the related Certificate Rate.

    "CERTIFICATE INSURER DEFAULT" is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under the Policy or (y) specified events of bankruptcy or insolvency of the Certificate Insurer.

    The "CLASS A DISTRIBUTION AMOUNT" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A Certificates related to the Home Equity Loan Group and (y) the Class A Principal Distribution Amount for the Home Equity Loan Group.

    The "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" with respect to the Class A Certificates of the related Home Equity Loan Group and each Distribution Date shall be the lesser of:

    (a) the related Available Funds remaining after distributions pursuant to clauses 1 and 2 under "--Distributions" below; and

    (b) the excess, if any, of

    (1) the sum of (without duplication):

       (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Due Period and any Prepayments on the Home Equity Loans made by the mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Due Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

       (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased by CHEC on or prior to the related Monthly Remittance Date in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

       (C) any Substitution Amounts (as defined in the Prospectus) relating to principal, delivered by CHEC on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

       (D) all Net Liquidation Proceeds (as defined in the Prospectus) actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Due Period (to the extent the Net Liquidation Proceeds relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

       (E) the amount of any Collateralization Deficit with respect to the related Home Equity Loan Group for the Distribution Date; and

       (F) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust (to the extent the proceeds relate to principal); over

    (2) the amount of any Overcollateralization Release Amount with respect to the related Home Equity Loan Group for the Distribution Date;

provided, however, on the Distribution Date occurring in March 2030, the related Class A Principal Distribution Amount payable to any outstanding class of Class A Certificates shall be no less than the Class Principal Balance for each class of Class A Certificates.

    The "CLASS A-6 CALCULATION PERCENTAGE" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class A-6 Certificates and the denominator of which is the total of the Class Principal Balances of all of the Group I Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

    The "CLASS A-6 LOCKOUT DISTRIBUTION AMOUNT" for any Distribution Date will be an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for the Distribution Date, (2) the Class A-6 Calculation Percentage and (3) the Class A Principal Distribution Amount with respect to the Group I Certificates for the Distribution Date. In no event shall the Class A-6 Lockout Distribution

Amount exceed the outstanding Class Principal Balance of the Class A-6 Certificates or the Class A Principal Distribution Amount applicable to the Group I Certificates for the Distribution Date.

    The "CLASS A-6 LOCKOUT PERCENTAGE" for each Distribution Date will be as follows:

DISTRIBUTION DATE                                             LOCKOUT PERCENTAGE
-----------------                                             ------------------
April 2000 through March 2003...............................            0%
April 2003 through March 2005...............................           45%
April 2005 through March 2006...............................           80%
April 2006 through March 2007...............................          100%
April 2007 and thereafter...................................          300%

    "CURRENT INTEREST" with respect to each class of Class A Certificates means, with respect to any Distribution Date: (1) the aggregate amount of interest accrued at the related Certificate Rate on the Class Principal Balance of the related Class A Certificates plus (2) the Carry-Forward Amount, if any, with respect to the Class of Class A Certificates; provided, however, that with respect to each class of Class A Certificates, the amount described in clause
(1) above will be reduced by the Class' pro rata share of any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended ("Civil Relief Act Interest Shortfalls") during the related Due Period.

    The Class A-5 Certificate Rate and Class A-6 Certificate Rate are each subject to the Group I Net WAC Cap, and the Class A-7 Certificate Rate is subject to the Class A-7 Available Funds Cap. For a description of the Class A-1 Certificate Rate, the Class A-2 Certificate Rate, the Class A-3 Certificate Rate, the Class A-4 Certificate Rate, the Class A-5 Certificate Rate, Class A-6 Certificate Rate, Class A-7 Certificate Rate, the Group I Net WAC Cap and the Class A-7 Available Funds Cap see "--Certificate Rate."

    "DUE PERIOD" with respect to any Distribution Date is the calendar month preceding the calendar month in which the Distribution Date occurs.

    "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means as to either the Group I or Group II Certificates and any Distribution Date, the lesser of (1) the related Target Deficiency and (2) the related Net Monthly Excess Cashflow Amount.

    "MONTHLY REMITTANCE DATE" means the 18(th) day of each month, or if the 18(th) day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

    "NET MONTHLY EXCESS CASHFLOW" with respect to each Home Equity Loan Group and Distribution Date, means the Available Funds remaining for each Home Equity Loan Group, if any, after the application of clauses 1 through 6 below under "--Distributions" for the Distribution Date.

    "OVERCOLLATERALIZATION AMOUNT" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balance of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Class Principal Balances of the related Class A Certificates as of the Distribution Date (after taking into account the payment of the Class A Principal Distribution Amount related to the Home Equity Loan Group on the Distribution Date).

    "OVERCOLLATERALIZATION RELEASE AMOUNT" means as to either the Group I or Group II Certificates and any Distribution Date, the lesser of (1) the related Class A Principal Distribution Amount for the related Distribution Date and (2) the excess, if any, of (A) the related Overcollateralization Amount over (B) the related Target Overcollateralization Amount.

    "TARGET DEFICIENCY" means as to either the Group I or Group II Certificates and any Distribution Date, the excess, if any, of (1) the related Target Overcollateralization Amount for the related Distribution Date over (2) the related Overcollateralization Amount for the related Distribution Date after giving effect to the distribution of the related Class A Principal Distribution Amount on the related Distribution Date; provided, however, that in no event will the Target Deficiency be less than zero.

    "TARGET OVERCOLLATERALIZATION AMOUNT" is the required level of the Overcollateralization Amount for each Home Equity Loan Group with respect to a Distribution Date.

    "TRANSITION EXPENSES" means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer for a Servicer Termination Event; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 in the aggregate).

DISTRIBUTIONS

    The Trustee will be required to deposit into the Certificate Account:

    - the proceeds of any liquidation of the assets of the Trust

    - all collections on the Home Equity Loans received during the related Due Period and remitted by the Servicer to the Trustee and

    - all other remittances made to the Trustee by or on behalf of the Seller or the Servicer.

    The Agreement establishes a certificate rate on each class of Class A Certificates (each, a "Certificate Rate") as set forth in this Prospectus Supplement under "--Certificate Rate." The "Expense Fee" for any Distribution Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as the premium on the Policy (the "Premium Amount") on the Distribution Date.

    On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the related Home Equity Loan Group (and, in certain limited circumstances described below, from the other Home Equity Loan Group) and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

        1. Concurrently, to the Trustee and the Certificate Insurer, the Trustee Fee and any Transition Expenses for the related Home Equity Group and, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, the Premium Amount for the related classes of Class A Certificates for the Distribution Date to the Certificate Insurer.

        2. To the related classes of Class A Certificates, the related Current Interest on a pro rata basis based on each Class A Certificate's Current Interest without priority among the Class A Certificates for the Distribution Date.

        3. To the related classes of Class A Certificates, an amount up to the related Class A Principal Distribution Amount in the following order of priority:

           A. With respect to the Home Equity Loan Group relating to the Group I Certificates, the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed as follows:

               - To the Certificateholders of the Class A-6 Certificates, an
                 amount equal to the Class A-6 Lockout Distribution Amount and

               - The remainder as follows: first, to the Class A-1
                 Certificateholders until the Class Principal Balance of the Class A-1 Certificates is reduced to zero; second, to the Class A-2 Certificateholders until the Class Principal Balance of the Class A-2 Certificates is reduced to zero; third, to the Class A-3 Certificateholders until the Class Principal Balance of the Class A-3 Certificates is reduced to zero; fourth, to the Class A-4 Certificateholders until the Class Principal Balance of the Class A-4 Certificates is reduced to zero; fifth, to the Class A-5 Certificateholders until the Class Principal Balance of the Class A-5 Certificates is reduced to zero; and sixth, to the Class A-6 Certificateholders until the Principal Balance of the Class A-6 Certificates is reduced to zero;

       provided, however, during the continuance of a Certificate Insurer Default, if there is a Collateralization Deficit with respect to the Group I Certificates, then the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed pro rata to the Certificateholders of the Group I Certificates.

           B. With respect to the Home Equity Loan Group relating to the Group II Certificates, the Class A Principal Distribution Amount applicable to the Group II Certificates shall be distributed to the Certificateholders of the Class A-7 Certificates, until the Class Principal Balance of the Class A-7 Certificates is reduced to zero.

        4. Concurrently, to the Trustee and the Certificate Insurer, any unpaid Trustee Fee and any unpaid Transition Expenses for the unrelated Home Equity Group and provided that no Certificate Insurer Default as defined in clause
    (x) of the definition thereof has occurred and is continuing, any unpaid Premium Amount for the unrelated class or classes of Class A Certificates for the Distribution Date to the Certificate Insurer.

        5. To the classes of Class A Certificates with respect to the unrelated Home Equity Loan Group, the amount of the Available Funds Shortfall with respect to the other Home Equity Loan Group, allocated between principal and interest in the amounts and the order set forth in clauses 2 and 3 above.

        6. To the Certificate Insurer, in the following order of priority, the sum of:

           - Any Reimbursement Amount (as defined in the Agreement) owed to the Certificate Insurer with respect to the related classes of Class A Certificates; provided that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause 7 below and

           - Any unpaid Reimbursement Amount owed to the Certificate Insurer with respect to the unrelated classes of Class A Certificates; provided that if a Certificate Insurer Default as defined in clause
             (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause 8 below.

        7. To the classes of Class A Certificates with respect to the related Home Equity Loan Group, an amount up to the Extra Principal Distribution Amount for the related Home Equity Loan Group, until the related Target Overcollateralization Amount is reached, these amounts to be applied in the same order of priority as the Class A Principal Distribution Amount for the Home Equity Loan Group pursuant to clause 3 above.

        8. To the classes of Class A Certificates with respect to the unrelated Home Equity Loan Group, any Target Deficiency for the Home Equity Loan Group remaining after the distributions above with respect to the unrelated Home Equity Loan Group, these amounts to be applied in the same order of priority as the Class A Principal Distribution Amount for the Home Equity Loan Group pursuant to clause 3 above.

        9. To the Class A-7 Certificates to make a payment to the extent of any unpaid Class A-7 Certificateholders' Interest Index Carryover.

        10. To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the Agreement to the extent not paid as Transition Expenses pursuant to clauses 1 or 4 above.

        11. To the Servicer to the extent of any unreimbursed Delinquency Advances (as defined in the Prospectus), unreimbursed Servicing Advances (as defined in the Prospectus) and unreimbursed Compensating Interest (as defined in the Prospectus).

        12. To the Non-Class A Certificates, the remainder.

    The Premium Amount as of each Distribution Date and as to each Home Equity Loan Group will be as defined in the Agreement.

CERTIFICATE RATE

    With respect to any Distribution Date and the Class A-1 Certificates, the "Certificate Rate" will equal 7.51% per annum.

    With respect to any Distribution Date and the Class A-2 Certificates, the "Certificate Rate" will equal 7.60% per annum.

    With respect to any Distribution Date and the Class A-3 Certificates, the "Certificate Rate" will equal 7.65% per annum.

    With respect to any Distribution Date and the Class A-4 Certificates, the "Certificate Rate" will equal 8.00% per annum.

    With respect to any Distribution Date and the Class A-5 Certificates, the "Certificate Rate" will equal the lesser of (A) 8.25% per annum (or 8.75% per annum for each Interest Period occurring after the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

    With respect to any Distribution Date and the Class A-6 Certificates, the "Certificate Rate" will equal the lesser of (A) 7.88% per annum and (B) the Group I Net WAC Cap for the Distribution Date.

    With respect to any Distribution Date and the Class A-7 Certificates, the "Certificate Rate" will equal the lesser of (A) the Class A-7 Formula Rate and
(B) the Class A-7 Available Funds Cap for the Distribution Date.

    The "Class A-7 Formula Rate" for any Distribution Date is the sum of (1) One-Month LIBOR and (2) 0.24% per annum (or 0.48% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option).

    The "Class A-7 Available Funds Cap" with respect to any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the product of (a) the weighted average of the Net Coupon Rates (minus the Minimum Spread) on the Group II Home Equity Loans as of the beginning of the related Due Period and (b) the aggregate Loan Balance of the Group II Home Equity Loans as of the beginning of the related Due Period, and the denominator of which is the outstanding Class Principal Balance of the Class A-7 Certificates (before giving effect to payments of principal on the Distribution Date) (adjusted to an effective rate reflecting accrued interest calculated on the basis of a 360-day year and the actual number of days elapsed).

    The "Minimum Spread" shall be a percentage per annum equal to 0% for Distribution Dates which occur prior to April 2001 and 0.50% for Distribution Dates which occur in April 2001 or thereafter.

    The "Net Coupon Rate" of any Group I Home Equity Loan or Group II Home Equity Loan will be the rate per annum equal to the Coupon Rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues,
(2) the rate at which the Trustee Fee accrues and (3) the applicable Premium Amount (expressed as a per annum percentage of the aggregate principal balance of the Group I or Group II Home Equity Loans, as applicable).

    The "Group I Net WAC Cap" with respect to any Distribution Date will be a rate per annum equal to the weighted average of the Net Coupon Rates on the Group I Home Equity Loans as of the beginning of the related Due Period.

    If on any Distribution Date the Certificate Rate for the Class A-5 Certificates or the Class A-6 Certificates is based on the Group I Net WAC Cap, the related Certificateholders will not be entitled to receive any interest carryover on subsequent Distribution Dates.

    If on any Distribution Date the Certificate Rate for the Class A-7 Certificates is based on the Class A-7 Available Funds Cap, the Class A-7 Certificateholders will be entitled to receive on subsequent Distribution Dates the Class A-7 Certificateholders' Interest Index Carryover as described above.

    The "Class A-7 Certificateholders' Interest Index Carryover" is equal to the sum of (A) the excess of (1) the amount of interest the Class A-7 Certificates would otherwise be entitled to receive on the Distribution Date had the rate been calculated at the Class A-7 Formula Rate for the Distribution Date over (2) the amount of interest payable on the Class A-7 Certificates at the Class A-7 Available Funds Cap for the Distribution Date and (B) the Class A-7 Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-7 Certificateholders (including any interest accrued on that amount at the Class A-7 Formula Rate).

    The Policy will not cover any Class A-7 Certificateholders' Interest Index Carryover, and the ratings on the Class A-7 Certificates by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and together with Moody's the "Rating Agencies") will not address the likelihood of receipt by the Class A-7 Certificateholders of any amounts in respect of Class A-7 Certificateholders' Interest Index Carryover. Payment of the Class A-7 Certificateholders' Interest Index Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under "--Distributions" above.

    "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

    "Interest Period" means, with respect to each Distribution Date and the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution
Date) to and including the day preceding the related Distribution Date. Interest will accrue on the Variable Rate Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

CALCULATION OF ONE-MONTH LIBOR

    On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Class A-7 Certificates.

    "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

    "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of the Interest Period (or in the case of the first Distribution Date, March 13, 2000). For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by CHEC and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

CREDIT ENHANCEMENT

    THE POLICY.

    FOR AN EXPLANATION OF THE POLICY, WE REFER YOU TO "THE POLICY AND THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

    OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied as an accelerated payment of principal on the related class or classes of Class A Certificates, but only to the limited extent hereafter described.

    The application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. The Net Monthly Excess Cashflow with respect to a Home Equity Loan Group may, to the extent available therefor, be used to make any required accelerated payments of principal on the unrelated class or classes of Class A Certificates. To the extent that any Net Monthly Excess Cashflow is not so used, the Agreement provides that it will be used:

    (1) with respect to the Net Monthly Excess Cashflow for the Group II Home Equity Loans, to pay the Certificateholders of the Class A-7 Certificates any Class A-7 Certificateholders' Interest Index Carryover,

    (2) with respect to the Net Monthly Excess Cashflows for both Home Equity Loan Groups, to reimburse the Servicer and the Trustee with respect to any amounts owing to them, and

    (3) with respect to the Net Monthly Excess Cashflow for both Home Equity Loan Groups, to pay the Class X-IO and the Class R Certificateholders, as specified in the Agreement.

    Pursuant to the Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the related Overcollateralization Amount has increased to the related Target Overcollateralization Amount.

    The Agreement generally provides that the related Target Overcollateralization Amount may, over time, decrease or increase, subject to floors, caps and triggers including triggers that allow the related Target Overcollateralization Amount to decrease or "step down" based on the performance on the Home Equity Loans with respect to the tests specified in the Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow for each Home Equity Loan Group will be applied to the payment in reduction of principal of the related Class A Certificates during the period that the Home Equity Loans in the Home Equity Loan Group do not meet the tests specified in the Agreement based on delinquency rates and cumulative losses.

    In the event that the Target Overcollateralization Amount with respect to a Home Equity Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides that a portion of the principal which would otherwise be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date shall be distributed to the Class X-IO Certificateholders or as otherwise provided in the Agreement (to the extent available therefor) over the period specified in the Agreement. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans and of reducing the related Overcollateralization Amount.

    If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the related Target Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the related class or classes of Class A Certificates on the Distribution Date shall instead be distributed to the Certificateholders of the Class X-IO Certificates or as otherwise provided in the Agreement (to the extent available therefor) in an amount equal to the Overcollateralization Release Amount.

    The Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount applied to the payment of an Overcollateralization Release Amount) during the prior Due Period will be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date. If any Home Equity Loan became a Liquidated Loan during the prior Due Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan. The amount of any insufficiency is referred to as a "Realized Loss." In addition, the Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero. The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses.

    However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount with respect to a Home Equity Loan Group, which to the extent that the reduction causes the Overcollateralization Amount to be less than the Target Overcollateralization Amount applicable to the related Distribution Date, will require the payment of an Extra Principal Distribution Amount on the Distribution Date (or, if insufficient funds are available on the Distribution Date, on subsequent Distribution Dates, until the Overcollateralization Amount equals the Target Overcollateralization Amount). The effect of the foregoing is to allocate losses to the Certificateholders of the Class X-IO and Class R Certificates, as specified in the Agreement, by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow which those Certificateholders would otherwise receive.

    A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

    OVERCOLLATERALIZATION AND THE POLICY. The Agreement defines a "Collateralization Deficit" with respect to a Home Equity Loan Group and Distribution Date to be the amount, if any, by which (x) the aggregate Class Principal Balance of the related Class A Certificates with respect to the Distribution Date, after taking into account all distributions to be made on the Distribution Date (except for any Insured Payment or any payment in respect of the Collateralization Deficit), exceeds (y) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the related Due Period.

    The Agreement requires the Trustee to make a claim for an Insured Payment under the Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Collateralization Deficit will occur after giving effect to all other payments of principal on the Distribution Date (except for any Insured Payment) for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on the Distribution Date.

    The Policy is thus similar to the subordination provisions described above insofar as the Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A Certificates.

    Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled to distributions under the principal allocation provisions described in this Prospectus Supplement. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policy. In that respect and to the extent that the Certificate Insurer satisfies the obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

    CROSSCOLLATERALIZATION PROVISIONS. Certain excess cashflow with respect to each Home Equity Loan Group will be available to cover certain shortfalls and to create overcollateralization with respect to the Class A Certificates relating to the other Home Equity Loan Group as described above under "Description of the Certificates--Distributions."

FINAL SCHEDULED DISTRIBUTION DATE

    The final scheduled Distribution Date (the "Final Scheduled Distribution Date") for each class of Class A Certificates is specified on the cover page of this Prospectus Supplement.

    The Final Scheduled Distribution Date for each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is the Distribution Date occurring three months after the date on which the Certificate Principal Balance for the related class would be reduced to zero assuming that no prepayments are received on the related Home Equity Loans, no excess cashflow is applied to create overcollateralization and that scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received. The Final Scheduled Distribution Date for each of the Class A-5, Class A-6 and Class A-7 Certificates is the Distribution Date occurring in the month after the maturity date of the latest possible maturing Home Equity Loan.

    It is expected that the actual last Distribution Date for each class of Class A Certificates will occur significantly earlier than the Final Scheduled Distribution Date. The Policy guarantees that the Class Principal Balances of the Class A Certificates will be paid in full by their respective Final Scheduled Distribution Dates.

    WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" FOR MORE DETAIL.

SERVICING FEE

    As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Due Period. If a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.

INITIAL TERM OF SERVICER AND EXTENSIONS OF TERM

    Following the receipt of notice by the Servicer that it has failed to satisfy certain loss or delinquency tests relating to the Home Equity Loans, established by the Certificate Insurer, the Servicer will continue to act as Servicer for an initial term from the date of receipt of such notice to the date that the end of the calendar quarter during which such notice is received, which term will be extendible by the Certificate Insurer for successive terms of three months thereafter, until the termination of the Trust. Each notice of extension (a "Servicer Extension Notice") will be delivered by the Certificate Insurer to the Trustee and the Servicer. The Servicer will, upon its receipt of any such Servicer Extension Notice, become bound for the duration of the term covered by such Servicer Extension Notice to continue as Servicer in accordance with the Agreement. If as of the 15(th) day prior to the last day of any term of the Servicer, the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. In addition, the Certificate Insurer will have certain rights to terminate the Servicer for Servicer Termination Events as described in the Prospectus and in the Agreement.

THE TRUSTEE

    Bank One, National Association has been named Trustee pursuant to the Agreement.

    The Trustee may have normal banking relationships with the Depositor, the Sellers and the Servicer.

    As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

    The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer (Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless the holder previously has received the Certificate Insurer's prior written consent (unless a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing) and has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

    The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and the other parties to the Agreement by calling the Trustee's customer service desk at 1-800-524-9472. Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk. The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

                     THE POLICY AND THE CERTIFICATE INSURER

THE POLICY

    The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Trustee.

    Simultaneously with the issuance of the Class A Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of each Class A Certificateholder. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Certificates and (ii) the amount of any Scheduled Payment which subsequently is voided in whole or in part as a preference payment under applicable law.

    "Scheduled Payments" means the sum of (i) Current Interest on each class of Class A Certificates, plus (ii) the Collateralization Deficit with respect to each Home Equity Loan Group, plus (iii) without duplication of clause (ii) the outstanding Class Principal Balance of each class of Class A Certificates on their respective Final Scheduled Distribution Date after giving effect to distributions thereon on such Distribution Date, determined in accordance with the original terms of the Class A Certificates when issued and without regard to any subsequent amendment or modification of the Class A Certificates; payments which become due on an accelerated basis do not constitute "Scheduled Payments," unless the Certificate Insurer elects, in its sole discretion, to pay such principal due upon acceleration, together with any accrued interest to the date of acceleration.

    Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class A Certificates.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return principal or interest paid on the Class A Certificates during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Class A Certificates against the Trust or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

    The terms "Receipt" and "Received," with respect to the Policy, shall mean actual delivery to the Certificate Insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

    Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, Dallas, Texas, or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

    The Certificate Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.

    The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest under the Class A Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Policy not to assert, and waives, for the benefit of each Certificateholder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

    Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument. The Policy may not be canceled or revoked prior to payment in full of the Class A Certificates. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

    Insurance Agreement. The Depositor, the Seller and the Certificate Insurer will enter into the Insurance Agreement pursuant to which the Seller will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Policy. The Seller will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Amounts owing by the Seller under the Insurance Agreement will be secured by, and payable solely from, the Trust. An "event of default" under the Insurance Agreement will constitute a Servicer Termination Event under the Agreement. An "event of default" under the Insurance Agreement includes (i) the Trust's failure to pay when due any amount payable on the Class A Certificates, (ii) the Seller's failure to pay when due any amount owed under the Insurance Agreement or the Agreement or certain other documents, (iii) the occurrence of any Servicer Termination Event under the Agreement or certain other documents, (iv) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Seller in the Insurance Agreement, the Agreement or certain other documents, (v) the Seller's failure to perform or to comply with any material covenant or agreement in the Insurance Agreement, the Agreement or certain other documents (in certain cases only if such failure remains unremedied 30 days after notice thereof), (vi) a finding or a ruling by a governmental authority or agency that the Insurance Agreement, the Agreement or certain other material documents are not binding on the Seller, (vii) a denial by the Seller of any liability or obligation under the Insurance Agreement, the Agreement or certain other material documents and (viii) the Seller's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller.

THE CERTIFICATE INSURER

    The following information has been supplied by Financial Security Assurance Inc. (the "Certificate Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.

GENERAL

    The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligation of state and local governments. The Certificate Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

    The Certificate Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include White Mountain Insurance Group, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

    The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

RATINGS

    The Certificate Insurer's insurance financial strength is rated "Aaa" by Moody's. The Certificate Insurer's insurer financial strength is rated "AAA" by each of Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. The Certificate Insurer's claims-paying ability is rated "AAA" by each of Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "RATINGS" herein.

CAPITALIZATION

    The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1999 (in thousands):

                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                                 (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................      $  550,165
                                                                  ----------

Surplus Notes...............................................         120,000
                                                                  ----------

Minority Interest...........................................          22,002
                                                                  ----------

Shareholder's Equity:

  Common Stock..............................................          15,000

  Additional Paid-In Capital................................         706,117

  Accumulated Other Comprehensive Loss (net of deferred
    income taxes)...........................................         (23,005)

  Accumulated Earnings......................................         450,593
                                                                  ----------

Total Shareholder's Equity..................................       1,148,705
                                                                  ----------

Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................      $1,840,872
                                                                  ==========

    For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. The Certificate Insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commision (the "Commission") by Holdings and may be viewed at the EDGAR website maintained by the Commission and at the Holdings website at http://www.FSA.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Certificate Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 1999.

    All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

INSURANCE REGULATION

    The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Sellers.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following section in conjunction with the section in the Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The discussion in this Prospectus Supplement and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates. No portion of the "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" or "FEDERAL INCOME TAX CONSEQUENCES" sections of the Prospectus Supplement or Prospectus constitutes an opinion of counsel, other than the opinion set forth in the second paragraph of "--REMIC Elections" below and in clause (2) of "FEDERAL INCOME TAX CONSEQUENCES--OPINIONS" in the Prospectus.

REMIC ELECTIONS

    Two separate elections will be made to treat the assets of the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes, creating a two-tiered REMIC structure. The Class A and Class X-IO Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R-1 and Class R-2 Certificates each will be designated as the residual interest in a REMIC (the "Residual Certificates" or the "REMIC Residual Certificates"). In addition, as described below, the Class A-7 Certificates will represent an undivided beneficial ownership interest in an interest rate cap.

    Qualification as a REMIC requires ongoing compliance with relevant conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Sellers and the Depositor, is of the opinion that, for federal income tax purposes, assuming (1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Class A and Class X-IO Certificates will be considered "regular interests" in a REMIC, and the Residual Certificates will be considered the sole class of "residual interests" in each REMIC.

    Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Class A Certificates may be subject to the original issue discount provisions. WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS FOR MORE DETAIL.

    In addition, Classes of Class A Certificates may be treated as issued with a premium. WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS FOR MORE DETAIL.

    The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 120% Prepayment Assumption with respect to the Group I Home Equity Loans and 28% CPR with respect to the Group II Home Equity Loans. See "Prepayment and Yield Considerations" in this Prospectus Supplement for a description of the prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur.

    The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and "real estate assets" for real estate investment trusts (REITs), subject to the limitations described in "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Similarly, interest on the Class A Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.

CLASS A-7 CERTIFICATES

    The Agreement provides for a reserve fund (the "Supplemental Interest Reserve Fund"), which is held by the Trustee on behalf of the holders of the Class A-7 Certificates. To the extent amounts on deposit are sufficient, holders of the Class A-7 Certificates will be entitled to receive payments from the fund equal to any Current WAC Excess and any Class A-7 Certificateholders' Interest Index Carryover. The "Current WAC Excess" is the portion of the Current Interest being distributed on any particular Distribution Date with respect to the Class A-7 Certificates equal to the amount of interest accrued on those Certificates at a rate equal to the excess of the Class A-7 Certificate Rate over the Group II Net WAC Cap. The "Group II Net WAC Cap" with respect to any Distribution Date will be the rate per annum equal to the weighted average Net Coupon Rates of the Group II Home Equity Loans as of the beginning of the related Due Period minus the Minimum Spread. The amount required to be deposited in the fund on any Distribution Date (the "Supplemental Interest Reserve Fund Deposit") will equal any Current WAC Excess or Class A-7 Certificateholders' Interest Index Carryover for the related Distribution Date, or, if no Current WAC Excess or Class A-7 Certificateholders' Interest Index Carryover is payable on that Distribution Date, an amount that when added to other amounts already on deposit in the fund, the aggregate amount on deposit in the fund is equal to $10,000. Any investment earnings on amounts on deposit in the fund will be paid to (and for the benefit of) the holders of the Class X-IO Certificates and will not be available to pay any Current WAC Excess or Class A-7 Certificateholders' Index Carryover. The Supplemental Interest Reserve Fund will not be included as an asset of any REMIC created pursuant to the Agreement.

    The Class A-7 Certificates, except to the extent of any Current WAC Excess and any Class A-7 Certificateholders' Interest Index Carryover, will be treated as regular interests in a REMIC under section 860G of the Code (the "Class A-7 Regular Interests"). Accordingly, the portion of the Class A-7 Certificates representing the Class A-7 Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) or the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the Prospectus. Interest on the portion of the Class A-7 Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the portion of the Class A-7 Certificates is treated as real estate assets. WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

    The right to receive any Current WAC Excess and any Class A-7 Certificateholders' Interest Index Carryover will not be (i) a regular interest in a REMIC under section 860G of the Code, (ii) an asset described in section 7701(a)(19)(C) of the Code, or (iii) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code. Further, neither the Current WAC Excess nor the Class A-7 Certificateholders' Interest Index Carryover will be considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

    Each holder of a Class A-7 Certificate is deemed to own an undivided beneficial ownership interest in two assets: (i) the Class A-7 Regular Interests and (ii) an interest rate cap contract (a "Cap Agreement") under which the Current WAC Excess and Class A-7 Certificateholders' Interest Index Carryover is paid. The Cap Agreement with respect to the Class A-7 Certificates is not included in any REMIC. The treatment of amounts received by a Class A-7 Certificateholder under the Certificateholder's right to receive the Current WAC Excess and the Class A-7 Certificateholders' Interest Index Carryover will depend upon the portion of the Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Class A-7 Certificateholder must allocate its purchase price for the Class A-7 Certificates between its undivided interest in the Class A-7 Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. No representation is or will be made as to the relative fair market values. Generally, payments made to the Class A-7 Certificates under the Cap Agreement will be included in income based on, and the purchase price allocated to the Cap Agreement may be amortized in accordance with, the regulations relating to notional principal contracts.

                        CERTAIN STATE TAX CONSIDERATIONS

    Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the Class A Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

    (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

    (2) whether the investment satisfies the applicable diversification requirements;

    (3) whether the investment is in accordance with the documents and instruments governing the plan;

    (4) whether the investment is prudent, considering the nature of the investment; and

    (5) ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    In addition, benefit plans subject to ERISA, as well as individual retirement accounts or types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and any entity whose source of funds for the purchase of Class A Certificates includes plan assets by reason of a plan or account investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan ("parties in interest" and "disqualified persons"). These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon these persons by Section 4975 of the Code.

    An investment in Class A Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (including a trust), if the Plan acquires an "equity interest" in the entity, unless exceptions apply. The Depositor believes that the Class A Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Class A Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Class A Certificate.

    The U.S. Department of Labor has granted to Salomon Smith Barney Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-89, as amended, Exemption Application No. D-6446, 54 Fed. Reg. 42589 (October 17,
1989)) (the "Exemption") from the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates if Salomon Smith Barney Inc. or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates include the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (included the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

    (2) The rights and interest evidenced by a class of Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S&P or Fitch IBCA, Inc. ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in the other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in the other investment pool have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the Class A Certificates.

    (4) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for distributing the Class A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value for the Home Equity Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for the services under the Agreement and reimbursement of the servicer's reasonable expenses in connection with the Servicer's services under the Agreement.

    (5) The Trustee must not be an affiliate of any member of the Restricted Group as defined blow.

    In addition, it is a condition that the Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

    The Exemption does not apply to Plans sponsored by the Sellers, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any Mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of the parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Class A Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Class A Certificates may exceed 25% of all of the Certificates of the Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of the class of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Class A Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

    The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

    WE REFER YOU TO "ERISA CONSIDERATIONS" IN THE PROSPECTUS FOR MORE DETAIL.

    Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

    Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

                        LEGAL INVESTMENT CONSIDERATIONS

    Although, as a condition to their issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be rated in the highest rating category of the Rating Agencies, these Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class A-7 Certificates will constitute "mortgage related securities". Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, and Class A-6 Certificates. You should consult your own counsel as to whether and what extent the Class A Certificates constitute legal investments for you.

    WE REFER YOU TO "LEGAL INVESTMENT" IN THE PROSPECTUS FOR MORE DETAIL.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement, dated March 2, 2000 (the "Underwriting Agreement"), between the Depositor and Salomon Smith Barney Inc., as representative of the Underwriters named below (the "Underwriters") the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Class A Certificates set forth opposite their respective names. The Class A Certificates will be offered by the Underwriters when as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part.

                                PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                  AMOUNT         AMOUNT         AMOUNT         AMOUNT         AMOUNT         AMOUNT
                               OF CLASS A-1   OF CLASS A-2   OF CLASS A-3   OF CLASS A-4   OF CLASS A-5   OF CLASS A-6
UNDERWRITER                    CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-----------                    ------------   ------------   ------------   ------------   ------------   ------------
Salomon Smith Barney Inc.....  $42,700,000    $13,300,000    $23,100,000    $18,900,000    $12,250,000    $12,250,000
Lehman Brothers Inc..........  $ 9,150,000    $ 2,850,000    $ 4,950,000    $ 4,050,000    $ 2,625,000    $ 2,625,000
Prudential Securities
  Incorporated...............  $ 9,150,000    $ 2,850,000    $ 4,950,000    $ 4,050,000    $ 2,625,000    $ 2,625,000

                                PRINCIPAL
                                  AMOUNT
                               OF CLASS A-7
UNDERWRITER                    CERTIFICATES
-----------                    ------------
Salomon Smith Barney Inc.....  $94,500,000
Lehman Brothers Inc..........  $20,250,000
Prudential Securities
  Incorporated...............  $20,250,000

    The Underwriters have informed the Depositor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the Class A Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

    No Class A Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as a broker or purchase and sell Class A Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Class A Certificates or liquidity in the secondary market if one does develop.

    From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Act.

                                    EXPERTS

    The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement have been incorporated in this Prospectus Supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor, the Sellers and the Servicer by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters with respect to the Class A Certificates will be passed upon for the Underwriters by Brown & Wood LLP.

                                    RATINGS

    It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by S&P and "Aaa" by Moody's.

    A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Class A-7 Certificateholders' Interest Index Carryover or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

    The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERMS                                                           PAGE
-----                                                         --------
2/28 Adjustable Rate Loans..................................    S-33
accredited investor.........................................    S-78
Aggregate Class A Principal Balance.........................    S-57
Agreement...................................................    S-56
Appraised Values............................................    S-23
Authorized Rating Agencies..................................    S-78
Available Funds.............................................    S-59
Available Funds Shortfall...................................    S-59
Average Portfolio...........................................    S-42
Balloon Loans...............................................    S-45
Book-Entry Certificates.....................................    S-57
Business Day................................................    S-59
Cap Agreement...............................................    S-76
Carry-Forward Amount........................................    S-59
Cede........................................................    S-58
Certificate Account.........................................    S-58
Certificate Insurer Default.................................    S-59
Certificate Rate............................................    S-62
Certificate Register........................................    S-59
Certificate Registrar.......................................    S-59
Certificateholder...........................................    S-57
Certificateowners...........................................    S-57
Certificates................................................    S-57
CHEC........................................................    S-22
Citibank....................................................    S-58
Civil Relief Act Interest Shortfalls........................    S-61
Class A Certificates........................................    S-57
Class A Distribution Amount.................................    S-59
Class A Principal Distribution Amount.......................    S-60
Class A-6 Calculation Percentage............................    S-60
Class A-6 Lockout Distribution Amount.......................    S-60
Class A-6 Lockout Percentage................................    S-61
Class A-7 Available Funds Cap...............................    S-64
Class A-7 Certificateholders' Interest Index Carryover......    S-65
Class A-7 Formula Rate......................................    S-64
Class A-7 Regular Interests.................................    S-76
Class Principal Balance.....................................    S-57
Class R Certificates........................................    S-57
Class X-IO Certificates.....................................    S-57
Clearstream.................................................    S-57
Closing Date................................................    S-22
Code........................................................    S-75
Collateralization Deficit...................................    S-68
Coupon Rate.................................................    S-24
CPR.........................................................    S-45
Current Interest............................................    S-61
Current WAC Excess..........................................    S-76
Cut-Off Date................................................    S-56
Definitive Certificate......................................    S-58

TERMS                                                           PAGE
-----                                                         --------
Depositor...................................................    S-22
disqualified persons........................................    S-77
Distribution Date...........................................    S-58
DOL.........................................................    S-77
DTC.........................................................    S-57
DTC Services................................................    S-58
Due Period..................................................    S-61
equity interest.............................................    S-77
ERISA.......................................................    S-77
Euroclear...................................................    S-59
European Depositaries.......................................    S-58
Excluded Plan...............................................    S-78
Exemption...................................................    S-77
Expense Fee.................................................    S-62
Extra Principal Distribution Amount.........................    S-61
Final Scheduled Distribution Date...........................    S-68
Fixed Rate Certificates.....................................    S-57
Gross Losses................................................    S-42
Group I Certificates........................................    S-57
Group I Home Equity Loans...................................    S-22
Group I Net WAC Cap.........................................    S-65
Group II Certificates.......................................    S-57
Group II Home Equity Loans..................................    S-22
Group II Net WAC Cap........................................    S-76
Home Equity Loan Group......................................    S-22
Home Equity Loans...........................................    S-22
Industry....................................................    S-58
Interest Period.............................................    S-65
LIBOR Determination Date....................................    S-66
Liquidated Loan.............................................    S-67
Loan Balances...............................................    S-24
London business day.........................................    S-66
Maximum Rates...............................................    S-33
Minimum Rates...............................................    S-33
Minimum Spread..............................................    S-65
Monthly Remittance Date.....................................    S-61
Moody's.....................................................    S-65
Morgan......................................................    S-58
Mortgaged Properties........................................    S-22
Net Coupon Rate.............................................    S-65
Net Losses..................................................    S-42
Net Monthly Excess Cashflow.................................    S-61
Non-Offered Certificates....................................    S-57
Notes.......................................................    S-22
One-Month LIBOR.............................................    S-66
Original Combined Loan-to-Value Ratio.......................    S-23
Overcollateralization Amount................................    S-61
Overcollateralization Release Amount........................    S-61
parties in interest.........................................    S-77
Percentage Interest.........................................    S-59
Plan........................................................    S-77
Policy......................................................    S-56

TERMS                                                           PAGE
-----                                                         --------
Premium Amount..............................................    S-62
Prepayment Assumption.......................................    S-45
Prepayments.................................................    S-43
prohibited transactions.....................................    S-77
PTE.........................................................    S-77
Rating Agencies.............................................    S-65
Realized Loss...............................................    S-67
Record Date.................................................    S-59
Recoveries..................................................    S-42
Reference Banks.............................................    S-66
Regular Certificates........................................    S-75
Regulation..................................................    S-77
Relevant Depositary.........................................    S-58
REMIC Regular Certificates..................................    S-75
REMIC Residual Certificates.................................    S-75
REMICs......................................................     S-8
Residual Certificates.......................................    S-75
Restricted Group............................................    S-78
S&P.........................................................    S-65
Securities Act..............................................    S-80
Sellers.....................................................    S-22
Servicer....................................................    S-56
Servicing Fee...............................................    S-69
Six-Month Adjustable Rate Loans.............................    S-33
SMMEA.......................................................    S-79
Statistical Calculation Date................................    S-22
Statistical Calculation Date Loan Balance...................    S-22
Structuring Assumptions.....................................    S-45
Supplemental Interest Reserve Fund..........................    S-76
Supplemental Interest Reserve Fund Deposit..................    S-76
Systems.....................................................    S-58
Target Deficiency...........................................    S-62
Target Overcollateralization Amount.........................    S-62
Telerate Page 3750..........................................    S-66
Transition Expenses.........................................    S-62
Trust.......................................................    S-22
Trust Estate................................................    S-56
Trustee.....................................................    S-56
Trustee Fee.................................................    S-69
Underwriters................................................    S-80
Underwriting Agreement......................................    S-80
Variable Rate Certificates..................................    S-57
Weighted Average Life.......................................    S-45

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except under limited circumstances, the globally offered Centex Home Equity Loan Asset-Backed Certificates, Series 2000-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

    Secondary cross-market trading between Euroclear or Clearstream and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Euroclear and Clearstream and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

    Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear Participants or Clearstream Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC Seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Euroclear Participant or a Clearstream Participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear Participant or Clearstream Participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participant's or Clearstream Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

    Euroclear Participants and Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

    As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear Participants or Clearstream Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear Participants or Clearstream Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear Participant's or Clearstream Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Euroclear Participants or Clearstream Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Euroclear or Clearstream Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear Participant or Clearstream Participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear Participant or Clearstream Participant the following day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear Participant or Clearstream Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC Participants for delivery to Euroclear Participants or Clearstream Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Euroclear Participant or Clearstream Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (as defined below) (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

    Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means

        (1) a citizen or resident of the United States,

        (2) a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

        (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

        (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

Notwithstanding clause (4), to the extent provided in the regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to the date, that elect to continue to be treated as United States persons shall also be a U.S. Person. Entities not considered U.S. Persons shall be considered non-U.S. Persons.

    This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                            ------------------------

                               CHEC FUNDING, LLC
                                  (DEPOSITOR)
                           CENTEX CREDIT CORPORATION
                                     D/B/A
                         CENTEX HOME EQUITY CORPORATION
                             (SELLER AND SERVICER)

                            ------------------------

                               OFFERED SECURITIES

    Asset-Backed Certificates and Asset-Backed Notes will be sold from time to time pursuant to a prospectus supplement in amounts, at prices and on terms to be determined at the time of sale. Each series will include one or more classes of certificates or one or more classes of notes with differing payment terms, priority of payments, and maturities.

    A series of certificates will evidence undivided interests in a trust fund created in connection with the issuance of the series. A series of notes will be issued pursuant to an indenture and secured by the trust fund. In each case, the certificates and notes will be payable only from the assets of the trust fund.

    Separate trust funds may be established for one or several classes of a series of notes or certificates, with each class or group of classes being entitled to payment only from the assets of their individual trust fund. Crosscollateralization among trust funds may be permitted.

    Credit enhancement will be provided for all offered securities.

                                   TRUST FUND

    Each trust fund will include the following assets, among others:

    - closed-end home equity loans secured by first or second mortgages on one- to four- family residential or mixed properties

    - amounts received or due on the home equity loans

    - the mortgaged properties securing the home equity loans and certain proceeds of liquidation of these properties

    - funds on deposit in one or more prefunding, capitalized interest, or other accounts

    - reserve funds, letters of credit, surety bonds, insurance policies and/or other forms of credit enhancement

    Prefunding accounts may be established to purchase additional home equity loans during a specified prefunding period.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
     COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED
        WHETHER THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ARE
               TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO
                        THE CONTRARY IS A CRIMINAL OFFENSE.

                                 MARCH 2, 2000

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND IN THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the offered securities in two separate documents that provide progressively more detail:

    - this prospectus, which provides general information, some of which may not be applicable to your series of notes or certificates; and

    - the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates.

    IF THE DESCRIPTION OF YOUR NOTES OR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FOR THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this prospectus. You can request information incorporated by reference from Centex Credit Corporation d/b/a Centex Home Equity Corporation by calling us at (214) 981-5000 or writing to us at Centex Credit Corporation, 2828 N. Harwood Street, Dallas, Texas, 75201. We have not authorized anyone to provide you with different information. We are not offering the notes or certificates in any state where the offer is not permitted.

                               TABLE OF CONTENTS

                                              PAGE
                                            --------
Prospectus Supplement.....................      4
Reports to Holders........................      4
Available Information.....................      5
Incorporation of Certain Documents by
  Reference...............................      5
Introduction..............................      6
The Depositor.............................      6
The Seller and the Servicer...............      6
  General.................................      6
  Underwriting Guidelines Applicable to
    the Home Equity Loans.................      7
  Underwriting Criteria of the Seller.....     10
  Servicing...............................     12
Description of the Securities.............     14
  General.................................     14
  Book-Entry Securities...................     16
  Valuation of the Home Equity Loans......     19
  Payments of Interest....................     20
  Payments of Principal...................     20
  Final Scheduled Distribution Date.......     21
  Special Redemption......................     21
  Weighted Average Life of the
    Securities............................     21
The Trust Funds...........................     22
  General.................................     22
  The Home Equity Loans...................     23
  Additional Information..................     24
Accounts..................................     25
  Certificate and Distribution Accounts...     25
  Prefunding and Capitalized Interest
    Accounts..............................     26
  Eligible Investments....................     27
  Revolving Period and Amortization
    Period; Retained Interest.............     28
Enhancement...............................     29
The Agreements............................     30
  General.................................     30
  Repurchase and Substitution of
    Non-Conforming Home Equity Loans......     30
  Assignment of Home Equity Loans.........     32
  Servicing and Sub-Servicing.............     34
  Deposits to Principal and Interest
    Account and Certificate Account.......     35
  Advances; Compensating Interest.........     36
  Optional Repurchase of Defaulted Home
    Equity Loans..........................     37
  Realization Upon Defaulted Home Equity
    Loans.................................     37
  Hazard Insurance........................     37
  General Servicing Standard..............     37
  Sub-Servicing Arrangements..............     38
Certain Matters Regarding the Servicer....     38
  Removal and Resignation of Servicer.....     39

                                              PAGE
                                            --------
  The Trustee.............................     40
  Reporting Requirements..................     40
  Removal of Trustee for Cause............     42
  Governing Law...........................     42
  Amendments..............................     42
  Termination of the Trust................     43
  Optional Termination....................     43
  REMIC Administrator.....................     45
Certain Legal Aspects of the Home Equity
  Loans...................................     45
  Home Equity Loans.......................     46
  Foreclosure.............................     46
  Rights of Redemption....................     48
  Junior Home Equity Loans; Rights of
    Senior Home Equity Loans..............     49
  Anti-Deficiency Legislation and Other
    Limitations on Lenders................     50
  Due-on-Sale Clauses in Home Equity
    Loans.................................     51
  Enforceability of Prepayment and Late
    Payment Fees..........................     51
  Equitable Limitations on Remedies.......     52
  Applicability of Usury Laws.............     52
  Environmental Legislation...............     52
  Soldiers' and Sailors' Civil Relief Act
    of
    1940..................................     53
Use of Proceeds...........................     53
Federal Income Tax Consequences...........     54
  General.................................     54
  Opinions................................     54
  Taxation of Debt Securities (Including
    Regular Interest Securities)..........     55
  Taxation of the REMIC and its Holders...     62
  REMIC Expenses; Single Class REMICs.....     62
  Taxation of the REMIC...................     63
  Taxation of Holders of Residual Interest
    Securities............................     64
  Administrative Matters..................     67
  Tax Status as a Grantor Trust...........     67
  Miscellaneous Tax Aspects...............     70
  Tax Treatment of Foreign Investors......     71
  Tax Characterization of the Trust as a
    Partnership or Division...............     72
  Tax Consequences to Holders of the Notes
    Issued by a Partnership or Division...     73
  Tax Consequences to Holders of the
    Certificates Issued by a
    Partnership...........................     73
State Tax Consequences....................     77
ERISA Considerations......................     78
Legal Investment..........................     82
Plan of Distribution......................     83
Legal Matters.............................     83

                             PROSPECTUS SUPPLEMENT

    The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to the series of securities:

    - the aggregate principal amount, interest rate, and authorized denominations of each class;

    - the type of securities to be issued with respect to each class;

    - certain information concerning the home equity loans;

    - the terms of any credit enhancement with respect to the series;

    - the terms of any insurance related to the home equity loans;

    - information concerning any other assets in the related trust fund, including any reserve fund;

    - the final scheduled distribution date of each class of the securities;

    - the method to be used to calculate the amount of interest and principal required to be applied to the securities of each class of the series on each distribution date, the timing, order of priority and allocation of interest and principal among the classes;

    - the distribution dates on which payments of principal and interest on the securities, along with other amounts specified in the prospectus supplement, are made;

    - any assumed reinvestment rate with respect to funds held in any fund or account for the series;

    - the amount, if any, deposited in a Prefunding Account available to purchase additional home equity loans, the length of the prefunding period and the criteria for determining which additional home equity loans may become part of the trust fund;

    - additional information with respect to the plan of distribution of the securities; and

    - whether one or more REMIC elections will be made with respect to some or all of the trust fund for the series and if so, the designation of the offered securities as regular interests or residual interests in a REMIC.

                               REPORTS TO HOLDERS

    Depending on whether a series of certificates or a series of notes is being issued, the agreements governing the transaction will include:

    - a pooling and servicing agreement or a trust agreement for a transaction involving the issuance of certificates; or

    - a sale and servicing agreement and an indenture for a transaction involving the issuance of notes.

    The agreements require periodic and annual reports concerning the related trust fund for a series of securities to be forwarded to holders. Unless otherwise specified in the related prospectus supplement, these reports will not be examined and reported on by an independent public accountant. If specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this case, owners of the notes or certificates will not be considered "holders" under the agreements and will not receive any reports directly. Instead, reports will be furnished to owners through the participants and indirect participants of the applicable book-entry system. References in this prospectus to the rights of "holders" will refer to the rights of owners as they may be exercised indirectly through these participants.

    WE REFER YOU TO "THE AGREEMENTS--REPORTS TO HOLDERS" FOR MORE DETAIL.

                             AVAILABLE INFORMATION

    The seller has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in the prospectus supplement and this prospectus, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the Commission. For further information, we refer investors to the registration statement and the related exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an internet web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the seller. The address of the internet web site is (http://www.sec.gov).

    Each trust fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The depositor and the seller intend to cause each trust fund to suspend filing reports if and when these reports are no longer required under the Exchange Act.

    No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement. Investors should not rely on any information or representations not contained in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered under this prospectus and the applicable prospectus supplement, and is not an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. The delivery of this prospectus does not imply that information contained in the prospectus is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed with the Commission by or on behalf of the trust fund referred to in the accompanying prospectus supplement pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus should be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement modified or superseded in this manner should not be deemed, except as modified or superseded, to constitute a part of this prospectus.

    The seller on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless these exhibits are specifically incorporated by reference into the information incorporated this prospectus).

                                  INTRODUCTION

    This prospectus provides for the issuance of series of certificates or notes consisting of one or more classes, one or more of which may be classes of:

    - Compound Interest Securities

    - Planned Amortization Class Securities

    - Variable Interest Securities

    - Zero Coupon Securities

    - Principal Only Securities

    - Interest Only Securities

    Certain classes of securities may be subordinated to other classes, both as to payment priority and as to allocation of losses with respect to the home equity loans. In addition, Residual Interest Securities representing a residual interest in the trust fund may be provided for. Each class may differ in, among other things, payment terms and priorities, final scheduled distribution dates and distribution dates with respect to distributions of interest and principal.

    The certificates will represent interests in, and the notes will be secured by, all or a portion of the assets in the trust fund with respect to the series issued. Where one or more classes of securities are backed by only a portion of the assets in the trust fund, it will, unless crosscollateralization is permitted pursuant to the prospectus supplement, only be entitled to payment out of the assets of its portion of the trust fund.

    This prospectus provides for various features, including a Prefunding Account to be used to purchase assets after the closing date for a specified prefunding period, revolving and amortizing periods, and optional termination of the trust. Credit enhancement is available in a number of forms, which are discussed in this prospectus.

                                 THE DEPOSITOR

    Unless otherwise specified in the prospectus supplement, CHEC Funding, LLC will act as depositor. CHEC Funding, LLC is a limited liability company which was formed in the State of Delaware on December 7, 1999, and is a wholly-owned subsidiary of the seller. The depositor maintains its principal offices at 2728
N. Harwood Street, Dallas, Texas, 75201. Its telephone number is
(214) 981-5000.

    The depositor does not have, nor is it expected in the future to have, any significant assets.

                          THE SELLER AND THE SERVICER

GENERAL

    The seller and servicer, Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, directly through four major origination sources. The seller was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the seller's operations were moved to Dallas, Texas and the seller underwent a reorganization and the hiring of a new management team. In April of 1997, the seller's name was changed to Centex Credit Corporation d/b/a Centex Home Equity Corporation. The seller is a wholly-owned subsidiary of Centex Financial Services, Inc., a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $1.2 billion and is primarily engaged in the home building, financial services, contracting and construction services industries. The seller is also affiliated with CTX Mortgage Company, a Nevada corporation, which originates home mortgage loans conforming to Fannie Mae and/or Freddie Mac guidelines. Since inception, the seller has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The seller's home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement or educational expenses. Substantially all of the seller's home equity loans are secured by first or second mortgage liens on one-to four-family residences, and have amortization schedules ranging from five years to 30 years.

    The seller is currently licensed to do business in 47 states plus the District of Columbia and employs approximately 1,120 people located in 145 offices in 37 states. The seller originates home equity loans through its retail branch network of 65 branch offices located in 30 states. In addition, the seller originates home equity loans through a broker referral network from six division offices with a total of 21 regions. A third production source for the seller is referral of home equity loans from its affiliate conforming mortgage company, CTX Mortgage Company. The final source of origination of home equity loans is the seller's direct sales unit which sources loans through telemarketing and direct mail efforts. All home equity loans are originated in the name of Centex Home Equity Corporation, in the name of an affiliate of Centex Home Equity Corporation or in the name of a broker for simultaneous assignment to Centex Home Equity Corporation. The seller's strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

    The seller has centralized its underwriting, servicing and quality control functions in its Dallas headquarters.

    The seller's headquarters are located at 2828 North Harwood Street, Dallas, Texas, 75201 and its telephone number is (214) 981-5000.

UNDERWRITING GUIDELINES APPLICABLE TO THE HOME EQUITY LOANS

    THE PRE-UNDERWRITING PROCESS. The seller's home equity loan application process is conducted by the seller's branch officers and approved mortgage brokers who compile information necessary for the seller's underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of the seller's offices. Branch personnel communicate with the seller's centralized underwriting staff, located in Dallas, Texas, which consists of approximately 25 underwriters. The seller also employs 20 other underwriters in six divisional offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant's credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given the seller's underwriting guidelines. A credit report from one approved repository is required for pre-approval and at least two reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower's mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing, and funding of the loan.

    THE STANDARD NON-CONFORMING PROGRAM. The home equity loans were originated under the seller's Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to "traditional lenders" underwriting guidelines comparable to those employed by savings and loans and commercial banks. The seller began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

    The seller's underwriting standards under the Standard Non-Conforming Program are primarily intended to assess creditworthiness of the mortgagor, the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan. While the seller's primary consideration in underwriting a home equity loan is the borrower's employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property.

    The seller currently employs approximately 48 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. The seller does not delegate underwriting authority to any broker or correspondent. The seller's underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and are not compensated on commission.

    The seller's policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting supervisor.

    The seller has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings "A+" through "D". Terms of loans made by the seller as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

    The home equity loans underwritten under the seller's Standard Non-Conforming Programs are adjustable and fixed rate loans. Except for balloon loans, the fixed rate home equity loans originated by the seller have amortization schedules ranging from 5 years to 30 years, and generally require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans, originated by the seller, generally provide for scheduled amortization over 30 years, with a maturity date and a balloon payment at the end of the fifteenth year. The seller originates adjustable rate loan products called six-month ARMs or 2/28 ARMs, depending on whether the loan bears interest at rates which adjust based on six-month LIBOR, with the initial rate adjustment date being either six months after the date of origination of the loan or 24 months after the date of origination of the loan. The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.00%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 24 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 2/28
ARMs adjust every six months, allow for a maximum periodic interest rate adjustment of 1.00%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. The seller does not currently originate ARMs with a balloon feature. The principal amounts of the home equity loans originated by the seller generally range from a minimum of $5,000 to a maximum of $500,000. The collateral securing loans originated by the seller are generally one- to four-family residences, including condominiums, cooperatives, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is the seller's policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. The seller generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

    The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the "Full Documentation" residential loan program, the "Limited Documentation" residential loan program or the "Stated Income" residential loan program. Under each of these programs, the seller reviews the home equity loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with the seller's standards. In determining an applicant's ability to repay a six-month ARM, the seller uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant's ability to pay 2/28 ARM, the seller uses a qualifying rate equal to the initial interest rate on the home equity loans, that is, six-month LIBOR plus a margin less up to 2.50%. It is the policy of the seller for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department. In addition, the Seller performs a separate appraisal review by the seller's appraisal review department on home equity loans with a loan-to-value ratio of 85% or greater. Finally, the seller performs a full compliance review is performed, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and that there has been proper compliance with all federal and state regulations. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by the seller's staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

    The seller's underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is the policy of the seller that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the home equity loan application. Current tax return or six months of current bank statements and a signed profit and loss statement are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, and verification with directory assistance to ensure existence of the business.

    Verification of the source of funds (if any) required by the applicant is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, the seller may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the seller. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the seller's operating procedures. Title insurance that insures the seller's interest as mortgagee and evidence of adequate homeowner's insurance naming the seller and its assignees as an additional insured party are required on all loans.

    CREDIT INSURANCE. The seller is currently underwriting some, but not all, of its home equity loans with truncated decreasing credit insurance that is underwritten by an unrelated third party. One type of credit insurance is credit life insurance which provides for the payment of indebtedness upon the death of the insured. This type of insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the credit life insurance is $100,000 and is based upon a net payoff basis. The term of the coverage is limited to five years. A second type of credit insurance is involuntary unemployment insurance. This type of insurance pays to the creditor the scheduled monthly payment obligation of an insured debtor in cases where the debtor has become unemployed involuntarily. The maximum monthly benefit is $750 with the term of the insurance being limited to five years.

UNDERWRITING CRITERIA OF THE SELLER

    "A+" RISK. Under the "A+" risk category, the prospective borrower must have repaid installment or revolving consumer debt according to its terms with no 30-day late payments within the last 12 months and within the prior 12 month period no 30-day late payments are permitted on an existing mortgage. No Collection Accounts, unpaid charge-offs, judgments or a derogatory public record is permitted within the past two years (except medical collections under $500.00). No bankruptcy or foreclosure may have occurred during the preceding seven years commencing from the date of discharge or the date the foreclosure was filed. No state or federal tax liens (paid or unpaid) and no delinquent property taxes are permitted in the last two years. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (85% for Limited Documentation Program or 80% if the home equity loan is originated under the Stated Income Program) is permitted for a home equity loan of less than $500,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a home equity loan originated under the Full Documentation Program (75% for Limited Documentation Program or 70% if the home equity loan is originated under the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%.

    "A-1" RISK. Under the "A-1" risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 60-day late payments within the last 12 months. A maximum of one 30-day late payment is acceptable in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Minor derogatory items are allowed as to non-mortgage credit. No Collection Accounts, charge-offs or judgments over $500 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding five years. A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for home equity loan originating under the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis.

    "A-2" RISK. Under the "A-2" risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 90-day late payments within the last 12 months. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing home equity loan. Minor derogatory items are allowed as to non-mortgage credit. No unpaid Collection Accounts, charge-offs or judgments over $1,000 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding three years. A maximum loan-to-value ratio of up to 90% (80% for Limited Documentation Program or 80% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for Limited Documentation Program or 65% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis.

    "B" RISK. Under the "B" risk category the prospective borrower must have generally repaid consumer debt according to its terms with no 120-day late payments within the last 12 months. A maximum of three 30-day late payments within the last 12 months is acceptable on an existing home equity loan on the subject property. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 24 months less than $2,500 are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 24 months. A maximum loan-to-value ratio of 85% (80% for Limited Documentation Program or 75% for Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of 75% (70% for Limited Documentation Program or 65% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $250,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program.

    "C-1" RISK. Under the "C-1" risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of four 30-day late payments and one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $2,500 and up to $5,000 in isolated circumstances. However, Collection Accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% on the Limited Documentation Program or 70% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 70% (65% on Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family owner-occupied or non-owner occupied property. The maximum loan amount is $250,000 on the Limited Documentation Program.

    "C-2" RISK. Under the "C-2" risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $5,000 and Collection Accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding
6 months. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000.

    "D" RISK. Under the "D" risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one-to-four family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan.

    EXCEPTIONS. As described above, the seller uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

    - reduced loan-to-value ratio;

    - good property maintenance;

    - mortgage history consistent with the risk category upgrade;

    - stable employment;

    - disposable income; and

    - the length of residence in the subject property.

Accordingly, the seller may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

SERVICING

    The servicer has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, which is primarily a conforming seller/ servicer. The servicer or one of its affiliates originates all of the loans it services. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure, and liquidation of the underlying collateral. As of February 29, 2000, the servicer was servicing a portfolio of approximately $2.0 billion.

    The servicer services all loans in its Dallas, Texas headquarters facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which the servicer purchased a separate user license in August of 1997. The LSAMS system is also employed by other large, nonconforming servicers in the subprime industry. The company has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS, an event-tracking system with separate modules for foreclosure, bankruptcy, and REO property. FORTRACS has generally increased the servicer's ability to track and monitor loans in the default process.

    The servicer's operating and compliance policies and procedures are published and updated to comply with state and federal, legal and regulatory requirements.

    The servicer's default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower's situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

    Borrowers are mailed a monthly billing statement approximately two weeks prior to their due date. Collection activity on an account begins as soon as five (5) days after the scheduled due date if a payment is not made. A "First Notice" is generated by LSAMS and mailed to the mortgagor generally on the 8th day after the due date. Loans on which one of the initial three payments on a new loan have not been received will generally be called on the third day of default to ensure that all terms of the new loan are understood by the borrower(s) and to determine if any serious problems exist which will affect prompt repayment of the loan.

    The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution, and to attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the "queue" for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

    Generally, when a loan appears in the LSAMS default management auto queue, the collector will telephone the borrower(s) to discuss the past due payment situation. Standard collection form letters, approved by the servicer's legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower(s). Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history, and all previous collection notes, to assist in the collection of a past due account. The policy of the servicer is that managers in the collection department are required to monitor collectors' work on LSAMS and to offer guidance and training to their employees.

    It is the policy of the servicer to send out a notice of demand at the 61st day of delinquencies. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days' notice of the servicer's intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

    Prior to any foreclosure action, and intermittently updated throughout the process, the servicer performs an in-depth market value analysis on all defaulted loans. This analysis includes a current appraisal or broker price opinion conducted by an independent vendor from the servicer's approved network of appraisers or real estate brokers. The Servicer uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

    If the servicer acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

    If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

    The servicer outsources the tracking and follow up on homeowner's insurance and property taxes. Expiration lists on homeowner insurance are provided on a biweekly basis to the servicer by the service provider. When insurance policies lapse, a letter is mailed to the borrower, advising that coverage has lapsed and in the absence of a new policy, that the servicer will obtain a force-placed insurance policy at the borrower's expense. The servicer has a master policy with the force-placed provider which protects against errors and omissions with a blanket policy covering the servicer's balance on the loan.

    Despite the description of the seller's servicing procedures described above, the servicer will be required to service the home equity loans in accordance with the servicing standards and other terms set forth in the relevant agreements.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to the series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Certificates will be issued in series pursuant to a pooling and servicing agreement or a trust agreement among the depositor, the seller, the servicer and the entity named in the prospectus supplement as the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. For purposes of this prospectus, the term "trustee" will be used to refer to the trustee with respect to a series of certificates or the indenture trustee with respect to a series of notes. The term "agreement" or "agreements" will refer to the relevant agreement or agreements in the context in which the term appears.

    The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

    Each series of securities will consist of one or more classes of securities, one or more of which may be:

    - Compound Interest Securities, with respect to which, for a certain specified period of time, instead of requiring payment of interest, all or a portion of the accrued interest is capitalized, that is, added to the principal balance on each distribution date. At the end of this period, interest payments will be made on a principal balance that includes the capitalized interest;

    - Variable Interest Securities, with respect to which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, as set forth in the related prospectus supplement;

    - Planned Amortization Class (PAC) Securities, with respect to which payments of principal are made in accordance with a schedule specified in the related prospectus supplement, based on certain assumptions stated in the prospectus supplement;

    - Zero Coupon Securities, which are entitled to receive payments of principal only;

    - Principal Only Securities, which are entitled solely or primarily to distributions of principal and identified as set forth in the prospectus supplement; or

    - Interest Only Securities, which are solely or primarily entitled to distributions of interest as set forth in the related prospectus supplement.

    A series may also include one or more classes of subordinated securities. The right to receive principal and/or interest on a subordinated security is subordinated to the rights of more senior classes to distribution of interest and/or principal, and the subordinated securities may also be allocated losses and shortfalls prior to senior classes. Residual Interest Securities may also be issued to represent a retained interest in the residual value of the trust fund.

    The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

    Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement (which may be different for each class for the payment of principal and interest) by check mailed to holders of the securities of the series registered as holders at the close of business on the record date applicable to the relevant distribution date, as specified in the related prospectus supplement, at their addresses appearing on the security register. However, payments may be made by wire transfer (which, unless otherwise specified in the related prospectus supplement, will be at the expense of the holder requesting payment by wire transfer) in certain circumstances described in the related prospectus supplement. In addition, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

    Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the home equity loans for a series, together with reinvestment income on these payments, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited into the Collection Account or the Certificate Account as specified in the related agreement. If provided in the related prospectus supplement, these amounts may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may then be deposited into the Distribution Account and will be available to make payments on the securities of the series on the next applicable distribution date. See "THE TRUST FUNDS--Collection, Certificate and Distribution Accounts."

BOOK-ENTRY SECURITIES

    If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through DTC in the United States, or Clearstream Banking, societe anonyme referred to herein as Clearstream or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in any of those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank N.A. will act as depository for Clearstream and The Chase Manhattan Bank will act as depository for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical definitive certificate representing its security.

    Unless and until definitive securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream and Euroclear, and their participants.

    The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn he recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

    Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

    Beneficial owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which must be maintained with their participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

    Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depository; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositories.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York functions as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems. The Euroclear Clearance Systems establish policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Because the Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

    Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

    DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depository to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

    Definitive securities will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

    - DTC or the seller advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor;

    - the seller, at its sole option, elects to terminate a book-entry system through DTC; or

    - after the occurrence of an event of default, beneficial owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners.

    WE REFER YOU TO "THE AGREEMENTS--SERVICER TERMINATION EVENTS; EVENT OF DEFAULT" FOR A DISCUSSION OF WHAT CONSTITUTES AN EVENT OF DEFAULT.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

    Neither the depositor, the seller, the servicer the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

VALUATION OF THE HOME EQUITY LOANS

    If specified in the related prospectus supplement for a series of notes, each home equity loan included in the related trust fund for a series will be assigned an initial "asset value." Generally, the related agreement will specify that at any time the asset value of the home equity loans will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

    - the stream of remaining regularly scheduled payments on the home equity loans, net, of certain amounts payable as expenses, together with income earned on each scheduled payment received through the day preceding the next distribution date at the "assumed reinvestment rate," if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes; and

    - the then principal balance of the home equity loans.

    Generally, the related agreement will specify that, the initial asset value of the home equity loans will be at least equal to the principal amount of the notes of the related series at the date of issuance.

    The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the relevant rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured in this manner, the related prospectus supplement will set forth the terms of the relevant insurance arrangement.

PAYMENTS OF INTEREST

    The securities of each class by their terms entitled to receive interest will bear interest (which is generally calculated, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on these securities will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal with respect to the class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the home equity loans included in the related trust fund and/or as prepayments occur with respect to these home equity loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to principal on the related distribution date.

    Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

PAYMENTS OF PRINCIPAL

    On each distribution date, principal payments will be made to the holders of securities on which principal is then payable, to the extent set forth in the related prospectus supplement. These payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the relevant classes in the manner, at the times and in the priority set forth in the prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to the applicable class of securities be distributed directly to the holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the relevant principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

FINAL SCHEDULED DISTRIBUTION DATE

    The final scheduled distribution date with respect to each class of notes is the date no later than the date on which principal will be fully paid. The prospectus supplement may use the term "final payment date" or "final maturity date" to refer to the final scheduled distribution date with respect to a class of notes. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the relevant series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the home equity loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of a class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the home equity loans in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See "--Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

    If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of the series may be subject to special redemption, in whole or in part, on a special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the home equity loans relating to the securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series as will cause the amount available for payment of interest to equal the amount of interest that will have accrued through the designated interest accrual date for the series outstanding immediately after the special redemption has occurred.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Generally, the weighted average life of a class of securities will be influenced by the rate at which the amount financed under the home equity loans included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities, and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the home equity loans included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

    There is, however, no assurance that prepayment of the home equity loans included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the home equity loans either from time to time or over the lives of the home equity loans.

    The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home equity loans for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the home equity loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the home equity loans. If any home equity loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate for the series.

                                THE TRUST FUNDS

GENERAL

    The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include:

    - the home equity loans;

    - amounts available from the reinvestment of payments on the home equity loans at the Assumed Reinvestment Rate, if any, specified in the related prospectus supplement;

    - any credit enhancement or the rights to any credit enhancement;

    - any mortgaged property that secured a home equity loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession so as to become an REO property; and

    - the amount, if any, initially deposited in the Prefunding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a series as specified in the related prospectus supplement.

    The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series or class of securities, will serve as collateral only for that series or class of securities unless the related prospectus supplement specifies that the assets will serve as collateral for another series or class. Holders of a series or class of notes, as applicable, may only proceed against the collateral securing their series or class of notes in the case of a default with respect to their series or class of notes and may not proceed against any assets of the depositor, seller or the related trust fund not pledged to secure their notes.

    The home equity loans for a series will be transferred by the seller to the depositor and from the depositor to the trust fund. Home equity loans relating to a series will be master serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement between the depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

    If specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the trust fund specified in the related prospectus supplement.

    With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related home equity loans and other assets contemplated in this prospectus and in the related prospectus supplement and proceeds of the assets, issuing securities, making payments and distributions on the securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

    An agreement may provide that additional home equity loans may be added to the trust fund if:

    - the home equity loans were originated by the seller in the ordinary course of its business;

    - the inclusion of the home equity loans will maintain or increase the level of overcollateralization; and

    - the inclusion of the home equity loans will not result in the withdrawal or downgrading of the ratings then assigned to the series.

In addition, an agreement may provide that home equity loans may be removed from a trust fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and removal will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

THE HOME EQUITY LOANS

    The home equity loans for a series may consist, in whole or in part, of closed-end home equity loans secured by first or second mortgages primarily on mortgaged properties, which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

    The full principal amount of a home equity loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the applicable home equity loan interest rate and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on an actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date for each payment will not affect the relative applications of principal and interest. The home equity loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms, and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

    The mortgaged properties will include single family property, which consists of one- to four-family attached or detached residential housing, including condominium units and cooperative dwellings, and may include mixed-use property. A condominium unit is an individual housing unit in a multi-unit building, buildings, or group of buildings (whether or not attached to each other), with respect to which the owner has exclusive ownership and possession, and also includes the owner's individual interest in all common areas of the building or buildings. By contrast, a cooperative dwelling is an individual housing unit owned by a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the tax code. Mixed-use properties may consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. These uses, which may not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use must be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Except for condominium units and cooperative dwellings, each single family property must be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related home equity loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

    The aggregate principal balance of home equity loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the home equity loans are secured by single family property that is owner-occupied will be either (1) the making of an oral representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's or the applicable sub-servicer's records. The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

ADDITIONAL INFORMATION

    The related prospectus supplement for each series will provide information with respect to the home equity loans that are home equity loans as of the cut-off date, including, among other things, and to the extent relevant:

    - the aggregate unpaid principal balance of the home equity loans;

    - the range and weighted average home equity loan interest rate on the home equity loans, and, in the case of adjustable rate home equity loans, the range and weighted average of the current home equity loan interest rates and any lifetime rate caps;

    - the range and average outstanding principal balance of the home equity loans;

    - the weighted average original and remaining term-to-stated maturity of the home equity loans and the range of original and remaining terms-to-stated maturity, if applicable;

    - the range and weighted average of "combined loan-to-value ratios" (defined below) for the home equity loans;

    - the percentage (by outstanding principal balance as of the cut-off date) of home equity loans that accrue interest at adjustable or fixed interest rates;

    - any special hazard insurance policy or bankruptcy bond or other enhancement relating to the home equity loans;

    - the geographic distribution of the mortgaged properties securing the home equity loans;

    - the percentage of home equity loans (by principal balance as of the cut-off date) that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

    - the lien priority of the home equity loans; and

    - the delinquency status and year of origination of the home equity loans.

    The related prospectus supplement will also specify any other limitations on the types or characteristics of home equity loans for a series. No more than 5% of the aggregate home equity loans as they will be constituted on the closing date will deviate in any respect from the home equity loan pool characteristics that are described in the prospectus supplement.

    The "combined loan-to-value ratio" with respect to a home equity loan is the percentage equivalent of a fraction, the numerator of which is the sum of
(1) the original principal amount of the home equity loan at its date of origination and (2) the outstanding principal amount of any senior loan on the mortgaged property at the time of origination of the home equity loan, and the denominator of which is the "appraised value" (defined below) of the mortgaged property at the date of origination.

    "Appraised value" means, with respect to property securing a home equity loan, the lesser of the appraised valued determined in an appraisal obtained at origination of the home equity loan or sales price of the property at that time.

    If information of the nature described above respecting the home equity loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days after the initial issuance of the securities.

                                    ACCOUNTS

CERTIFICATE AND DISTRIBUTION ACCOUNTS

    A separate Certificate Account will be established for each series of securities for receipt of all amounts received on or with respect to the home equity loans. Certain amounts on deposit in the Certificate Account and certain amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, will be deposited into one or more Distribution Accounts. Funds in the Certificate and Distribution Accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Certificate Account, than the day preceding the date the funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next distribution date for the related series of securities. With respect to an issuance of notes, the term "Collection Account" may be used in place of "Certificate Account."

    WE REFER YOU TO "--ELIGIBLE INVESTMENTS" BELOW FOR MORE DETAIL.

PREFUNDING AND CAPITALIZED INTEREST ACCOUNTS

    If specified in the related prospectus supplement, a trust fund will include one or more Prefunding Accounts, that are segregated trust accounts established and maintained with the trustee for the related series. If so specified, on the closing date for the series, a prefunded amount representing a portion of the proceeds of the sale of the securities limited to fifty percent of the aggregate principal amount of the series may be deposited in the Prefunding Account and may be used to purchase additional home equity loans during a prefunding period limited to no more than six months specified in the related prospectus supplement. Pending the purchase of additional home equity loans, funds deposited in the Prefunding Account will be invested in eligible investments. If any prefunded amount remains on deposit in the Prefunding Account at the end of the prefunding period, this amount will be applied in the manner specified in the related prospectus supplement to prepay the notes or the certificates of the applicable series.

    Each additional home equity loan must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. This eligibility criteria will be determined in consultation with the relevant rating agencies, and any credit enhancer prior to the issuance of the related series and are designed to ensure that if the additional home equity loans were included as part of the initial home equity loans, the credit quality of the assets as a whole would continue to be consistent with the initial rating on the securities. The eligibility criteria will apply to the aggregate pool of home equity loans, including the original and the additional home equity loans, and must include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average Combined Loan-to-Value Ratio. Depending on the composition of the original home equity loans and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of home equity loans such as balloon loans or loans secured by other than primary residences. The seller will certify to the trustee that all conditions precedent to the transfer of the additional home equity loans, including the satisfaction of the eligibility criteria to the trust fund, have been satisfied. It is a condition to the transfer of any additional home equity loans to the trust fund that no rating agency, after receiving prior notice of the proposed transfer of the additional home equity loans to the trust fund, advises the seller or the trustee or any credit enhancer that the conveyance of the additional home equity loans will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional home equity loans to the trust fund, the aggregate characteristics of the home equity loans then held in the trust fund may vary from those of the initial home equity loans. As a result, the additional home equity loans may adversely affect the performance of the related securities.

    If a Prefunding Account is established, one or more Capitalized Interest Accounts, which must be segregated trust accounts, may be established and maintained with the trustee for the related series. On the relevant closing date, a portion of the proceeds of the sale of the securities will be deposited in the Capitalized Interest Account and used to pay interest accrued on the securities and, if specified in the related prospectus supplement, certain fees or expenses (such as trustee fees and credit enhancement fees) that are not covered by interest generated by the home equity loans in the trust fund during the prefunding period and available to pay these amounts. If specified in the related prospectus supplement, amounts on deposit in the Capitalized Interest Account may be released to the seller prior to the end of the prefunding period subject to the satisfaction of certain tests specified in the related prospectus supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the prefunding period will be distributed to the person specified in the related prospectus supplement.

ELIGIBLE INVESTMENTS

    Each agreement generally will define eligible investments to include the following:

    - direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, if these obligations are backed by the full faith and credit of the United States;

    - purchase agreements on obligations specified in clause (1) above maturing not more than three months from the date of acquisition, if the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

    - certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under federal or state laws of the United States and subject to supervision and examination by federal and/or state banking authorities, if the unsecured short-term debt obligations of the depository institution or trust company at the date of acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

    - commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under federal or state laws of the United States which, on the date of acquisition, has been rated by each rating agency in its highest short-term rating category;

    - short-term investment funds sponsored by any trust company or national banking association incorporated under federal or state laws of the United States which, on the date of acquisition, have been rated by each rating agency in its highest rating category for long-term unsecured debt; and

    - interests in any money market fund which at the date of acquisition and throughout the time as the interest is held in the fund have a rating of "Aaa" by Moody's, either "AAAm" or "AAAm-G" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., to the extent Moody's or Standard & Poor's rates the relevant series, or equivalent ratings of any other rating agency that rates the series. However, no interest may evidence the right to receive either only interest with respect to the obligations underlying the interest or both principal and interest payments derived from obligations underlying the interest and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no interest may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

    To the extent any investment would require registration of the trust fund as an investment company, that investment will not constitute an eligible investment.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

    If the related prospectus supplement so provides, there may be a revolving period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the related prospectus supplement during which limited or no principal payments will be made to one or more classes of notes or certificates of the related series identified in the prospectus supplement. Some or all collections of principal otherwise allocated to these classes of notes or certificates may be:

    - utilized during the revolving period to acquire additional home equity loans which satisfy the criteria specified above and the criteria set forth in the related prospectus supplement;

    - held in an account and invested in eligible investments for later distribution to securityholders;

    - applied to those notes or certificates, if any, specified in the related prospectus supplement that are in amortization; or

    - otherwise applied as specified in the related prospectus supplement.

    An amortization period is a period during which an amount of principal is payable to holders of a series which, during the revolving period, were not entitled to payments or principal. If specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the home equity loans may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates specified in the related prospectus supplement as then being entitled to payments of principal. In addition, if specified in the related prospectus supplement, amounts deposited in certain accounts for the benefit of one or more classes of notes or certificates may be released from time to time or on a specified date and applied as a payment of principal on those classes of notes or certificates. The related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

    Each series which has a revolving period may also issue to the depositor or one of its affiliates a Retained Interest Security, which is an undivided beneficial interest in the series not represented by the other securities issued by the depositor. As further described in the related prospectus supplement, the value of the Retained Interest Security will fluctuate as the outstanding amount of notes and certificates of the related series is reduced.

                                  ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and afterwards be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

    To the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following:

    - a financial guaranty insurance policy, which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable class or classes of securities;

    - overcollateralization, which will equal the excess of the aggregate principal balance of the home equity loans over the aggregate principal balance of the securities. Overcollateralization may be created by the initial or subsequent deposit of home equity loans or may build over time from the application of certain excess cash amounts generated by the home equity loans to accelerate the amortization of the applicable class or classes of securities;

    - a letter of credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the home equity loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

    - a cash reserve fund which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the home equity loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

    - insurance policies, such as mortgage insurance, hazard insurance and other insurance policies, which may insure a portion of the home equity loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

    - subordinated securities, which will be subordinated in the right to receive distributions to one or more other classes of more senior securities of the same series, some or all of which may themselves be subordinated to other classes in the series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the home equity loans may be allocated to one or more classes of subordinate securities prior to their allocation to other classes to more senior securities in the applicable series; or

    - derivative products, which may include a swap to convert floating or fixed rate payments, as applicable, on the home equity loans into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the home equity loans and/or the securities.

    The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on their securities and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, such as basis risk and liquidity risk, to the extent and under the conditions specified in the related prospectus supplement. Forms of credit enhancement may provide for one or more classes of securities to be paid in foreign currencies. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of all principal and interest on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of one class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                                 THE AGREEMENTS

    The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

GENERAL

    At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the trust fund all right, title and interest of the seller and the depositor in the home equity loans and other property to be transferred to the depositor and trust fund for a series. The assignment will include all principal and interest due or received on or with respect to the home equity loans after the cut-off date to the extent specified in the related prospectus supplement (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING HOME EQUITY LOANS

    Pursuant to the related pooling and servicing agreement or sale and servicing agreement, upon the discovery by the depositor, the seller, the credit enhancer, if any, the servicer, any sub-servicer, any holder, the custodian (as defined below) or the trustee that the representations and warranties are untrue in any material respect as of the closing date with the result that the interests of the holders or of the credit enhancer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties.

    Upon the earlier of the seller's discovery or receipt of notice of breach of a representation or warranty made by it with respect to a home equity loan from any of the other parties or the time that an existing untrue statement results in a situation that materially and adversely affects the interests of the holders or the credit enhancer, if any, in the home equity loan, the seller will be required promptly to cure the breach in all material respects or the seller will, on or prior to the second Monthly Remittance Date (defined below) immediately succeeding the discovery, receipt of notice or applicable time:

    - substitute each home equity loan which has given rise to the requirement for action by the seller with a "Qualified Replacement Mortgage" (as defined in the related pooling and servicing agreement or sale and servicing agreement) and deliver an amount equal to the excess, if any, of the outstanding principal balance of the home equity loan being replaced over the outstanding principal balance of the replacement home equity loan plus accrued and unpaid interest and plus the amount of any Delinquency Advance (defined below) and Servicing Advance (the "Substitution Amount"), to the trustee (to be deemed part of the collections remitted by the servicer on the applicable Monthly Remittance Date); or

    - purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price (defined below).

    Despite any contradictory provision of the related pooling and servicing agreement or sale and servicing agreement, no repurchase or substitution of any home equity loan not in default or as to which no default is reasonably foreseeable, may be repurchased or substituted unless the seller obtains for the trustee and any credit enhancer, an opinion of counsel experienced in ERISA and federal income tax matters and acceptable to the trustee and the credit enhancer stating that a repurchase or substitution of this kind would not constitute a "prohibited transaction" (within the meaning of ERISA and the federal income tax code) for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such (a "REMIC Opinion"), addressed to the trustee and any credit enhancer and acceptable to the trustee and any credit enhancer. The seller will also deliver an Officer's Certificate to the trustee and any credit enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that the home equity loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to substitution of the Qualified Replacement Mortgage have been satisfied.

    Any home equity loan as to which repurchase or substitution was delayed pursuant to the related pooling and servicing agreement or sale and servicing agreement will be repurchased or substituted for (subject to compliance with the provisions of the related pooling and servicing agreement or sale and servicing agreement) upon the earlier of the occurrence of a default or reasonably foreseeable default with respect to the home equity loan and receipt by the trustee and the credit enhancer, if any, of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to a repurchase or substitution obligation, the seller agrees that it will, at its expense, furnish the trustee and the credit enhancer, if any, either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of the repurchase or substitution. The obligation of the seller to so substitute or repurchase any home equity loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the holders and the trustee.

    "Loan Purchase Price" means an amount equal to the aggregate principal balance of a home equity loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the servicer on the applicable Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on the home equity loan at the coupon rate to but not including the Monthly Remittance Date in the Remittance Period (defined below) of the purchase together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and Servicing Advances already made with respect to the home equity loan, (2) all Delinquency Advances which the servicer has so far failed to remit with respect to the home equity loan and (3) all reimbursed Delinquency Advances and Servicing Advances to the extent that the reimbursement is not made from the mortgagor.

    "Monthly Remittance Amount" means as of any Monthly Remittance Date:

    - all interest due during the related Remittance Period with respect to the home equity loans;

    - all Compensating Interest paid by the servicer on the Monthly Remittance Date;

    - the portion of the Loan Purchase Prices and Substitution Amount relating to interest on the home equity loans by the seller or the servicer on or prior to the Monthly Remittance Date;

    - the interest portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period;

    - the principal actually collected by the servicer with respect to home equity loans during the related Remittance Period;

    - the outstanding principal balance of each home equity loan that was purchased from the trustee on or prior to the Monthly Remittance Date, to the extent the outstanding principal balance was actually deposited in the Principal and Interest Account;

    - any Substitution Amounts relating to principal delivered by the seller in connection with a substitution of a home equity loan to the extent these Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

    - the principal portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period (to the extent the Net Liquidation Proceeds related to principal); and

    - investment losses required to be deposited on the Monthly Remittance Date.

    "Monthly Remittance Date" means the date specified in the related prospectus supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

    "Remittance Period" means with respect to any Monthly Remittance Date, the calendar month preceding the Monthly Remittance Date. The term "Due Period" may be used in place of the term "Remittance Period."

    See "Advances; Compensating Interest" for a definition of what constitutes a "Delinquency Advance" and a "Servicing Advance."

    WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" FOR A MORE DETAILED DISCUSSION OF ERISA AND FEDERAL INCOME TAX IMPLICATIONS.

ASSIGNMENT OF HOME EQUITY LOANS

    Pursuant to the related pooling and servicing agreement or related sale and servicing agreement, the seller will transfer, assign, set over and otherwise convey without recourse to the depositor and the depositor will transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the holders all right, title and interest of the seller in and to each home equity loan and all its right, title and interest in and to principal received and interest due on each home equity loan on and after the cut-off date. However, the seller will reserve and retain all its right, title and interest in and to principal received (including prepayments of the home equity loans) and interest due on each home equity loan prior to the cut-off date. As a protective measure only, the seller will also grant to the depositor and the depositor will also grant to the trustee a security interest in the trust fund in case the transfer of the home equity loans is considered by a court of law or equity to be a loan and not a sale.

    In connection with the transfer and assignment of the home equity loans, the seller will be required to:

        (i) deliver without recourse to the trustee or the custodian, which may be an affiliate or agent of the trustee, on behalf of the trustee on the date the home equity loans are assigned to the trust fund, identified in a schedule of home equity loans in the relevant agreement:

       - the original notes, endorsed in blank or to the order of the trustee;

       - the original title insurance policy or a copy certified by the issuer of the title insurance policy or, if not available, the original title insurance commitment or a copy certified as a true copy by the closing agent or the seller, or, if not available in the applicable state, the relevant attorney's opinion of title;

       - subject to the next paragraph, originals or copies of all intervening assignments, if any, certified as true copies by the closing agent or the seller, showing a complete chain of title from origination to the trustee, including warehousing assignments, if recorded;

       - originals of all assumption and modification agreements, if any;

       - either the original mortgage, with evidence of recording (if the original mortgage has been returned to the seller from the applicable recording office), a copy of the mortgage (if the original mortgage has not been returned to the seller) certified as a true copy by the closing attorney or officer of the seller or a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office; and

       - the original assignments of mortgages in recordable form;

        (ii) cause, within 60 days following the date, the home equity loans to be assigned to the trust fund, assignments of the mortgages to the trustee to be submitted for recording in the appropriate jurisdictions, if the seller has not received the original recording information. Alternatively, (except as provided in the related pooling and servicing agreement or sale and servicing agreement) the seller may furnish to the trustee, any credit enhancer and the rating agencies, by the date that the home equity loans are assigned to the trust fund, at the seller's expense, an opinion of counsel with respect to the relevant jurisdiction that recording is not required to perfect the trustee's interests in the related home equity loans (in form satisfactory to the trustee, any credit enhancer and the rating agencies); and

       (iii) deliver the title insurance policy, the original mortgages and the recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the custodian on behalf of the trustee within 15 days of receipt by the seller, (unless original recording information has not been made available to the seller, in which case, the seller has one year after the date the home equity loans are assigned to the trust fund).

    The trustee will agree, for the benefit of the holders, to cause the custodian to review each file with respect to the home equity loans within 45 days after the date that the home equity loans are assigned to the trust fund (or the date of receipt of any documents delivered to the trustee after the closing date), to ascertain that all required documents (or certified copies of documents) have been executed and received.

    If the custodian on behalf of the trustee during this 45-day period finds any document constituting a part of a file which is not properly executed, has not been received, or is unrelated to the home equity loans or that any home equity loan does not conform in a material respect to the description as set forth in the schedule of home equity loans in the relevant agreement, the custodian will promptly notify the trustee, the depositor, the seller, the holders and the credit enhancer, if any. The seller will agree in the related pooling and servicing agreement or sale and servicing agreement to use reasonable efforts to remedy a material defect in a document constituting part of a file of which it is notified by the custodian on behalf of the trustee.

    If, however, within 90 days after notice to it with respect to the defect the seller has not remedied the defect and the defect materially and adversely affects the interest in the related home equity loan of the holders or any credit enhancer, the seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the seller to) (1) substitute in lieu of the home equity loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the trustee (to be deemed part of the collections remitted by the servicer on the Monthly Remittance Date) or (2) purchase the home equity loan at a purchase price equal to the applicable Loan Purchase Price, which will be delivered to the trust along with the Monthly Remittance Amount remitted by the servicer on the Monthly Remittance Date. However, this substitution or purchase must occur within 90 days of the notice of defect if the defect would prevent the home equity loan from being a Qualified Replacement Mortgage, and no substitution or purchase of a home equity loan that is not in default or as to which no default is reasonably foreseeable will be made unless the seller obtains for the trustee and any credit enhancer a REMIC Opinion, addressed to and acceptable to the trustee and any credit enhancer.

    In addition, the custodian on behalf of the trustee has agreed to undertake a review during the 12th month after the closing date a final certification indicating the current status of the exceptions previously indicated on the pool certification with respect to the applicable agreement. After delivery of the final certification, the custodian, on behalf of the trustee and the servicer will provide to the credit enhancer, if any, at least monthly, updated certifications indicating the then current status of exceptions, until all exceptions have been eliminated.

SERVICING AND SUB-SERVICING

    Unless otherwise set forth in the related prospectus supplement, the seller will also serve as the servicer of each home equity loan. The servicer will be entitled to a periodic servicing fee as compensation in an amount specified in the prospectus supplement. The servicer may not assign its obligations under the related pooling and servicing agreement or sale and servicing agreement, unless it first obtains the written consent of the trustee and any credit enhancer (which may not be unreasonably withheld by them); and the assignee meets the eligibility requirements for a successor servicer set forth in the related pooling and servicing agreement or sale and servicing agreement.

    The securities will not represent an interest in or obligation of, and the home equity loans are not guaranteed by, the depositor, the trustee, the owner trustee (if applicable), the seller, the servicer, or any of their affiliates, except as described in this prospectus.

    The servicer (other than a successor servicer) will be required to service the home equity loans in accordance with the related pooling and servicing agreement or sale and servicing agreement and the terms of the home equity loans.

    The servicer may retain the applicable servicing fee from the interest portion of each monthly payment. In addition, the servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees or Net Liquidation Proceeds (defined below) not required to be deposited in the Principal and Interest Account pursuant to the related pooling and servicing agreement or sale and servicing agreement, and similar items.

    The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the home equity loans, and, to the extent the procedures are consistent with the related pooling and servicing agreement or sale and servicing agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all home equity loans at least as rigorous as those described in Fannie Mae's Servicing Guide. The servicer may in its discretion waive or permit to be waived (if the waiver or permission is occasioned by the default or reasonable foreseeable default of a home equity loan or is consistent with the continued treatment of the homes equity loan as a Qualified Mortgage (as defined in the related pooling and servicing agreement or sale and servicing agreement)) any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a home equity loan or any other fee or charge which the servicer would be entitled to retain as additional servicing compensation. In the event the servicer consents to the deferment of the due dates for payments due on a home equity loan, the servicer must nevertheless pay any required Delinquency Advances with respect to the interest payments extended by the servicer as if the interest portion of the installment had not been deferred.

DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT AND CERTIFICATE ACCOUNT

    Pursuant to the related pooling and servicing agreement or sale and servicing agreement, the servicer will be required to create, or cause to be created, a Principal and Interest Account in the name of the trustee, as a trust account in the trust department of one or more depository institutions, which may be affiliates of the servicer. All funds in the Principal and Interest Account are required to be held uninvested or invested in eligible investments, defined in the related pooling and servicing agreement or sale and servicing agreement. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the next Monthly Remittance Date. Any investment earnings and losses on funds held in the Principal and Interest Account are for the account of the servicer, and net losses must be promptly replenished by the servicer.

    Within two business days of receipt, the servicer will be required to deposit, or cause to be deposited, to the Principal and Interest Account, all principal received and interest due on the home equity loans on and after the related cut-off date, including any prepayments of the home equity loans, the proceeds of any liquidation of a home equity loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds") and, any income from REO properties acquired on foreclosure or otherwise with respect to a defaulted home equity loan and Delinquency Advances, but net of the following daily collections ("Daily Collections"):

    - Net Liquidation Proceeds to the extent that Net Liquidation Proceeds exceed the sum of (a) the loan balance of the related home equity loan immediately prior to liquidation, (b) accrued and unpaid interest on the home equity loan (net of the servicing fee) to the date of liquidation,
      (c) any realized losses during the related Remittance Period, and
      (d) other reimbursements to the servicer (i.e., unreimbursed servicing advances);

    - principal (including prepayments of the home equity loans) collected and interest due on the home equity loans prior to the cut-off date;

    - reimbursements for Delinquency Advances and Servicing Advances to the extent provided below; and

    - reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a home equity loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

    The servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

        (i) on each Monthly Remittance Date, to pay itself the servicing fee to the extent not otherwise retained;

        (ii) to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

       (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

        (iv) to reimburse itself for unrecoverable Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related home equity loan) and for any excess interest collected from a mortgagor; and

        (v) to clear and terminate the Principal and Interest Account following the termination of the trust.

    The servicer will remit to the trustee for deposit in the Certificate Account the Daily Collections, Loan Purchase Price and Substitution Amounts allocable to a Remittance Period not later than the related Monthly Remittance Date.

ADVANCES; COMPENSATING INTEREST

    DELINQUENCY ADVANCES. On each Monthly Remittance Date, the servicer will be required to advance to the trustee for deposit to the Certificate Account out of the servicer's own funds or from collections on any home equity loans that are not required to be distributed on the distribution date occurring during the month in which the advance is made (but which will be reimbursed by the servicer on or before any subsequent Monthly Remittance Date on which the collection used to make the advance are required to be part of the monthly remittance amount) any delinquent payment of interest with respect to each delinquent home equity loan, which was not received on or prior to the related Monthly Remittance Date and was not already advanced by the servicer. Advances out of the servicer's own funds are called "Delinquency Advances." The servicer may reimburse itself on any business day (as defined in the related pooling and servicing agreement or sale and servicing agreement) for any Delinquency Advances paid from the servicer's own funds, from amounts recovered on the related home equity loan or from the Certificate Account as provided in the related pooling and servicing agreement or sale and servicing agreement.

    In the event that the servicer determines in its reasonable business judgment in accordance with the servicing standards of the related pooling and servicing agreement or the sale and servicing agreement that any proposed Delinquency Advance if made would not be recoverable, the servicer will not be required to make a Delinquency Advance with respect to the home equity loan. To the extent that the servicer previously has made Delinquency Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Delinquency Advance.

    SERVICING ADVANCES. Except to the extent that the servicer determines they will not be recoverable, the servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including:

    - expenditures in connection with a foreclosed home equity loan prior to its liquidation, including expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation;

    - the cost of any enforcement or judicial proceedings, including foreclosures; and

    - the cost of the management and liquidation of REO property (including broker's fees).

    These costs and expenses are "Servicing Advances." The servicer may recover a Servicing Advance to the extent permitted by the home equity loans or, if not recovered from the mortgagor on whose behalf the Servicing Advance was made, from liquidation proceeds realized upon the liquidation of the related home equity loan or from certain amounts on deposit in the Certificate Account as provided in the related pooling and servicing agreement or the sale and servicing agreement. Except as provided above, the servicer may not recover Servicing Advances from the principal and interest payments on any other home equity loan.

    COMPENSATING INTEREST. A full month's interest at the coupon rate will be due on the outstanding loan balance of each home equity loan as of the beginning of each Remittance Period. If any prepayment occurs during any calendar month, the servicer must deposit any difference between the interest collected from the mortgagor in connection with the payoff and the full month's interest at the coupon rate on the home equity loan that would be due on the related due date for the home equity loan (the "Compensating Interest") (but not in excess of the aggregate servicing fee for the related Remittance Period), to the Principal and Interest Account on the next succeeding Monthly Remittance Date. This Compensating Interest will be included in the monthly remittance amount to be made available to the trustee on the next Monthly Remittance Date.

OPTIONAL REPURCHASE OF DEFAULTED HOME EQUITY LOANS

    Subject to certain limitations contained in the related pooling and servicing agreement or sale and servicing agreement, the servicer will have the right and the option, but not the obligation, to purchase for its own account any home equity loan which becomes delinquent for the number of consecutive monthly installments set forth in the related prospectus supplement or any home equity loan as to which enforcement proceedings have been brought by the servicer. However, the servicer may not purchase a home equity loan unless it has delivered a REMIC Opinion to any credit enhancer and the trustee, at its own expense. The purchase price for this home equity loan will be equal to the Loan Purchase Price, which must be deposited in the Principal and Interest Account on the next Montly Remittance Date.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

    The servicer is required to have liquidated any home equity loan relating to an REO property that has not been liquidated within 35 months of effecting ownership at a price that the servicer deems necessary to comply with this requirement, or within a period of time that, in the opinion of counsel nationally recognized in federal income tax matters, is permitted under the Code.

HAZARD INSURANCE

    The servicer will be required to have hazard insurance maintained with respect to mortgaged property and to advance sums on account of the premiums if not paid by the mortgagor if permitted by the terms of the home equity loan.

GENERAL SERVICING STANDARD

    The servicer will have the right under the related pooling and servicing agreement or sale and servicing agreement (upon receiving the prior written consent of the credit enhancer, if any) to accept applications of mortgagors for consent to partial releases of mortgages, alterations and removal, demolition or division of mortgaged properties. No application for approval may be considered by the servicer unless:

    - the provisions of the related mortgage have been complied with;

    - the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of the home equity loan on the cut-off date or any later date that the home equity loan was acquired by the trust;

    - any increase in the loan-to-value ratio does not exceed 5% unless approved in writing by the credit enhancer, if any; and

    - the lien priority of the related mortgaged property is not affected.

    The servicer may not agree to any modification, waiver or amendment of any provision of any home equity loan unless, in the servicer's good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the home equity loan and only in the event of a payment default with respect to the home equity loan or if a payment default with respect to the home equity loan is reasonably foreseeable by the servicer. However, no modification, waiver or amendment may extend the maturity date of the home equity loan beyond the last scheduled distribution date of the home equity loans in the trust fund. Despite any conflicting provisions in the related pooling and servicing agreement or sale and servicing agreement, the servicer will be permitted to modify, waive or amend any provision of a home equity loan if required by statute or a court of competent jurisdiction to do so.

SUB-SERVICING ARRANGEMENTS

    The servicer, with the prior written consent of any credit enhancer, may under the related pooling and servicing agreement or sale and servicing agreement enter into sub-servicing agreements with qualified sub-servicers for any servicing and administration of home equity loans. A qualified sub-servicer must be in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement, have experience servicing home equity loans that are similar to the home equity loans and have equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

    The servicer will be required to provide notice of the appointment of any sub-servicer to the trustee, securityholders, any credit enhancer and each rating agency and to obtain confirmation from each rating agency that the appointment of a sub-servicer will not result in any withdrawal or downgrade of the then-current ratings on the securities (without giving effect to any credit enhancement provided by the credit enhancer). A sub-servicing agreement will not relieve the servicer of its obligations under the related pooling and servicing agreement or sale and servicing agreement, and the servicer's obligations will be the same as if it alone were servicing and administering the home equity loans. The servicer will be entitled to enter into any agreement with a sub-servicer for indemnification of the servicer by the sub-servicer and nothing contained in the sub-servicing agreement will limit or modify the terms of the related pooling and servicing agreement or sale and servicing agreement.

CERTAIN MATTERS REGARDING THE SERVICER

    The servicer has agreed to indemnify and hold the trustee and any credit enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the trustee and any credit enhancer may sustain in any way related to the failure of the servicer to perform its duties and service the home equity loans in compliance with the terms of the related pooling and servicing agreement or the sale and servicing agreement, except to the extent limited in the related pooling and servicing agreement or the sale and servicing agreement. The servicer must immediately notify the trustee and any credit enhancer if a claim is made by a third party with respect to the related pooling and servicing agreement or the sale and servicing agreement, and the servicer must assume the defense of any claim and pay all expenses in connection with the claim, including reasonable counsel fees. It must also promptly pay, discharge and satisfy any judgment or decree that may be entered against the servicer, the trustee and/or any credit enhancer with respect to the claim. The trustee must reimburse the servicer from amounts otherwise distributable on Residual Interest Securities for the related series for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the servicer to perform its duties in compliance with the related pooling and servicing agreement or the sale and servicing agreement. The indemnification provisions will survive the termination of the related pooling and servicing agreement or the sale and servicing agreement and the payment of the outstanding securities.

    The servicer will be required to deliver to the trustee, the credit enhancer, if any, and the rating agencies on or before July 31 of each year:

    - an officers' certificate stating, as to each signatory, that (1) a review of the activities of the servicer during the preceding calendar year and of performance under the related pooling and servicing agreement or the sale and servicing agreement has been made under the officers' supervision, and (2) to the best of the officers' knowledge, based on their review, the servicer has fulfilled all its obligations under the related pooling and servicing agreement or the sale and servicing agreement for the year, or, if there has been a default in the fulfillment of all the servicer's obligations, specifying each default known to the officers and the nature and status of each default including the steps being taken by the servicer to remedy the default; and

    - a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the credit enhancer, if any, stating that it has examined the servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating its conclusions relating to its examination.

REMOVAL AND RESIGNATION OF SERVICER

    The credit enhancer, if any, or the holders (with the consent of the credit enhancer, if any) will have the right, pursuant to the related pooling and servicing agreement or the sale and servicing agreement, to remove the servicer upon the occurrence of certain Servicer Termination Events including:

    - certain acts of bankruptcy or insolvency on the part of the servicer;

    - certain failures on the part of the servicer to perform its obligations under the related pooling and servicing agreement or the sale and servicing agreement (including certain performance tests related to the delinquency rate and cumulative losses of the home equity loans);

    - failure to cure material breaches of the servicer's representations in the related pooling and servicing agreement or sale and servicing agreement; or

    - certain other events specified in the related pooling and servicing agreement or sale and servicing agreement.

    The servicer is not permitted to resign from the obligations and duties imposed on it under the related pooling and servicing agreement or the sale and servicing agreement except upon determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, as long as the activities in question are of a type and nature carried on by the servicer on the date of the related pooling and servicing agreement or sale and servicing agreement. Any determination permitting the resignation of the servicer must be evidenced by an opinion of counsel confirming these matters, which must be delivered, and reasonably acceptable, to the trustee and any credit enhancer.

    Upon removal or resignation of the servicer, the trustee may solicit bids for a successor servicer as described in the related pooling and servicing agreement or the sale and servicing agreement. Until a successor servicer is appointed pursuant to the terms of the related pooling and servicing agreement or sale and servicing agreement, the servicer must serve in the capacity of successor servicer. The credit enhancer, if any, may appoint any successor servicer other than the trustee. If an credit enhancer does not appoint a successor servicer, the trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae that has net equity of not less than $5,000,000, and is acceptable to any credit enhancer, as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

    No removal or resignation of the servicer will become effective until the trustee or another successor servicer shall have assumed the servicer's responsibilities and obligations in accordance with the related pooling and servicing agreement or sale and servicing agreement.

THE TRUSTEE

    Unless otherwise specified in the related prospectus supplement, Bank One, National Association, which has its principal corporate trust office at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, will be named as trustee under the related pooling and servicing agreement or sale and servicing agreement.

REPORTING REQUIREMENTS

    On each distribution date the trustee will be required to report in writing (based on information provided to the trustee by the servicer) to each holder, each rating agency and the credit enhancer, if any:

    - the amount of the principal and interest distribution with respect to each class of securities (based on a security in the original principal amount of $1,000);

    - the amount of the distribution allocable to principal on the home equity loans, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included in the principal amount paid on the home equity loans (based on a security in the original principal amount of $1,000) and any Target Overcollateralization Amount (as defined in the related pooling and servicing agreement or sale and servicing agreement);

    - the amount of the distribution allocable to interest on the home equity loans (based on a security in the original principal amount of $1,000);

    - if the distribution (net of any payment by any credit enhancer) to the holders of any class of securities on the distribution date was less than the amounts distributable to these holders on the distribution date, the related Carry-Forward Amount (as defined in the related pooling and servicing agreement or sale and servicing agreement) resulting from the shortfall;

    - the amount of any payment by any credit enhancer included in the amounts distributed to the holders of class of securities on the distribution date;

    - the outstanding principal balance of each class of securities (based on a security in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on the distribution date;

    - the amount of any Initial Target Overcollateralization Amount or Target Overcollateralization Amount (each as defined in the relevant sale and servicing agreement or pooling and servicing agreement), remaining after giving effect to all distributions and transfers on the distribution date;

    - the aggregate loan balance of all home equity loans and the aggregate loan balance of the home equity loans in each home equity loan pool, in each case after giving effect to any payment of principal on the distribution date;

    - the total of any Substitution Amount or Loan Purchase Price amounts included in the distribution;

    - the weighted average coupon rate of the home equity loans in each home equity loan group (if applicable) and in the aggregate;

    - other information that the credit enhancer or any beneficial owner of securities may reasonably request with respect to delinquent home equity loans;

    - the largest home equity loan balance in each home equity loan group (if applicable) and with respect to all home equity loans;

    - the Pass-Through Rate (as defined in the relevant agreement) on any securities subject to an available funds or weighted average coupon limitation;

    - during any funding period, the loan balance of any home equity loans added to the trust during the related Remittance Period;

    - during any prefunding period, the remaining amounts in the Prefunding Accounts as of the last day of the Remittance Period; and

    - any other information specified in the related prospectus supplement and/or related pooling and servicing agreement or sale and servicing agreement.

    Certain obligations of the trustee to provide information to the holders are conditioned upon the trustee's having received the information from the servicer.

    In addition, on each distribution date the trustee will be required to distribute to each holder, the credit enhancer, if any, and the rating agencies, together with the information described above, the following information prepared by the servicer and furnished to the trustee:

    - the number and aggregate principal balances of home equity loans
      (1) 30-59 days delinquent, 60-89 days delinquent, or 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, (2) the number and aggregate loan balances of all home equity loans, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, and (3) the percentage that each of the amounts specified in clause (1) represent as a percentage of the amount specified in clause (2);

    - the status and the number and dollar amounts of all home equity loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

    - the number of mortgagors and the loan balances of the related mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

    - home equity loans that are "balloon" loans as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

    - the existence and status of any mortgaged properties as to which title has been taken in the name of, or on behalf of the trustee, as of the close of business of the last day of the Remittance Period immediately preceding the distribution date;

    - the book value of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

    - the realized losses incurred on home equity loans for the Remittance Period and the cumulative realized losses incurred on the home equity loans from the closing date to and including the Remittance Period immediately preceding the distribution date; and

    - the amount of net liquidation proceeds realized on the home equity loans during the Remittance Period immediately preceding the distribution date.

REMOVAL OF TRUSTEE FOR CAUSE

    The trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

    - failure by the trustee to make distributions of available amounts;

    - breaches of covenants and representations by the trustee;

    - certain acts of bankruptcy or insolvency on the part of the trustee; or

    - failure to meet the standards of trustee eligibility as set forth in the related pooling and servicing agreement or sale and servicing agreement.

    If any of these events occurs and is continuing, then the credit enhancer, if any, or with the prior written consent of any credit enhancer (which may not be unreasonably withheld), the depositor and the holders or, if there are no securities then outstanding, by the Residual Interest Securities may appoint a successor trustee.

GOVERNING LAW

    The agreements and each security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

AMENDMENTS

    The trustee, the depositor, the seller and the servicer, with the consent of the trustee and the credit enhancer, if any, may, at any time and from time to time and without notice to or the consent of the holders, amend the pooling and servicing agreement or sale and servicing agreement in order to:

    - if accompanied by a REMIC Opinion, remove the restriction against the transfer of a Residual Interest Security to a "disqualified organization" (as defined in the Code);

    - comply with the requirements of the Code including any amendments necessary to maintain REMIC status;

    - cure any ambiguity;

    - correct or supplement any provision in the pooling and servicing agreement or the sale and servicing agreement that is inconsistent with any other provisions in the pooling and servicing agreement or sale and servicing agreement, as applicable; or

    - for any other purpose, if the seller delivers an opinion of counsel acceptable to the trustee that the amendment will not adversely affect in any material respect the interest of the holders and will not result in a withdrawal or reduction of the rating of the securities of a series without regard to any financial guaranty insurance policy.

    In no event my the amendment change in any manner the amount of, or delay the timing of, payments required to be distributed to any holder without the consent of that holder, change the percentages required to consent to any amendment, without the consent of the holders of all outstanding securities of the class or classes affected or affect the terms or provisions of any financial guaranty insurance policy.

    The trustee will be required to furnish written notification of the substance of any amendment to each holder in the manner set forth in the related pooling and servicing agreement or sale and servicing agreement.

TERMINATION OF THE TRUST

    Unless otherwise specified in the related prospectus supplement, the related pooling and servicing agreement or sale and servicing agreement will provide that the trust will terminate upon the payment to the holders from amounts (other than those available under any financial guaranty insurance policy) of all amounts required to be paid to the holders upon the later to occur of:

    - the final payment or other liquidation of the last home equity loan (or any advance made with respect to the home equity loan);

    - the disposition of all property acquired in respect of any home equity loan remaining in the trust fund; and

    - any time that a purchase by the servicer or any credit enhancer as an optional termination of the trust is effected as described below under "--Optional Termination."

    To effect an optional termination, the holders must furnish the trustee with an opinion of counsel experienced in federal income tax matters acceptable to the credit enhancer, if any, and the trustee to the effect that the optional termination constitutes a "qualified liquidation" under the Code.

OPTIONAL TERMINATION

    BY SERVICER OR CREDIT ENHANCER. At its option, the servicer (or, if specified in the related prospectus supplement, the credit enhancer, if any, if the servicer fails to exercise its option) may effect an optional termination of the trust (which may also be referred to as a clean up call) to the extent specified in the related prospectus supplement either (1) on any distribution date that the aggregate outstanding principal balance of the securities is 10% or less or less than the initial aggregate outstanding principal balance of the securities or (2) on any monthly remittance date when the aggregate outstanding loan balance of the home equity loans is 10% or less than the sum of the loan balances of all the home equity loans in the trust as of the date the home equity loans were transferred to the trust. The servicer may effect an optional termination of the trust by purchasing from the trust fund all (but not fewer than all) remaining home equity loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the trust fund, and pay to the holders the portion of the purchase price allocable to each class of securities, which will equal an amount up to the sum of (a) 100% of the then outstanding principal balance of the securities, plus (b) one month's interest on the then outstanding principal balance of the securities at the then applicable Pass-Through Rate for each class, plus any previously accrued but unpaid interest on the securities in accordance with the payment priorities described under "Description of the Certificates-- Distributions" in the related prospectus supplement and effect early retirement of the securities.

    TERMINATION UPON LOSS OF REMIC STATUS. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, from which no appeal is taken within the permitted appeal period, or if any appeal is taken, following a final determination with respect to the appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code the credit enhancer, if any, or the holders with the consent of the credit enhancer, if any, may within 30 calendar days following the final determination, direct the trustee on behalf of the trust fund to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

    EVENTS OF DEFAULT; TERMINATION UNDER INDENTURE. Events of Default under the indenture for each series of notes include:

    - a default for 30 days or more in the payment of any principal of or interest on any note;

    - failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

    - any representation or warranty made with respect to or affecting the series by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture having been incorrect in any material respect as of the time made, and the breach is not cured within 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

    - certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

    - any other event of default provided with respect to the notes.

    If an Event of Default with respect to any outstanding notes occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes with, if specified in the related prospectus supplement, the consent of the credit enhancer, may declare the principal amount (or, if the notes are Zero Coupon Securities, the portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement) of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

    If, following an Event of Default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been any acceleration of payment. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default other than a default in the payment of any principal or interest on any note for 30 days or more, unless:

    - the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

    - the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of the sale; or

    - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been accelerated, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

    In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the notes, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of the Event of Default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the Event of Default.

    In the event that the principal of the notes of a series is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount which is unamortized.

    Subject to the provisions of the indenture relating to the duties of the trustee, even if an event of default has occurred and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction of the holders. Subject to these provisions for indemnification and certain other limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The holders of a majority of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

    The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

    In addition to this discharge, with certain limitations, the indenture will provide that, if specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations with respect to the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any resulting defeasance and discharge of the notes, holders of notes would be able to look only to this money and/or direct obligations for all further payment of principal and interest, if any, on their notes.

REMIC ADMINISTRATOR

    For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

                 CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

    The following discussion contains summaries of certain legal aspects of home equity loans which are general in nature. Because certain of these legal aspects are governed by applicable state law (which may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the home equity loans are situated.

HOME EQUITY LOANS

    The home equity loans for a series will be secured by either mortgages, deeds of trust, deeds to secure debt or similar security instruments, depending upon the prevailing practice in the state in which the property subject to a home equity loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

    Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

    Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

    There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a home equity loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

    The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent satisfactory to the trustee) prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

    A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

    WE REFER YOU TO "--DUE-ON-SALE CLAUSES IN HOME EQUITY LOANS" BELOW FOR MORE DETAIL.

    Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the judicial foreclosure or trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior mortgage or deed of trust, to obtain hazard insurance and to make any repairs at its own expense necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

    The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "--Deficiency Judgments" below.

    Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was excusable or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment can be obtained. Afterward, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making any repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

    In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In many states, there is no right to redeem property after a trustee's sale under a deed of trust, unless a deficiency judgment is sought by the lender.

    When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR HOME EQUITY LOANS; RIGHTS OF SENIOR HOME EQUITY LOANS

    The home equity loans comprising or underlying the home equity loans included in the trust fund for a series will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior home equity loan in full and, in some states, may cure the default and bring the senior home equity loan current, in either event adding the amounts expended to the balance due on the junior home equity loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

    The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its home equity loan, to apply any proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in any order that the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

    Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on its personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the federal bankruptcy code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (as long as no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the home equity loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a home equity loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The federal bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted home equity loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

DUE-ON-SALE CLAUSES IN HOME EQUITY LOANS

    Due-on-sale clauses permit the lender to accelerate the maturity of the home equity loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to home equity that were originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family home equity loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of these home equity loans.

APPLICABILITY OF USURY LAWS

    Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to certain types of residential first home equity loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to home equity loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on home equity loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

ENVIRONMENTAL LEGISLATION

    A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. A lien of this type generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable trust fund) if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the costs were required to be paid by the trust fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

    - are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including home equity loans) incurred prior to the commencement of military service for the duration of military service;

    - may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

    - may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

    However, these benefits are subject to challenge by creditors. If, in the opinion of the court, the ability of a person to comply with these obligations has not been materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities of the series. Any shortfalls in interest collections on home equity loans included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the series that is entitled to receive interest in respect of the home equity loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the home equity loans had the interest shortfall not occurred, unless the related prospectus supplement allocates these shortfalls to particular classes.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

    - to establish any reserve fund, Prefunding Account or Capitalized Interest Account;

    - to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement; and

    - to acquire the home equity loans from the seller, who in turn will use the proceeds for general corporate purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    This section sets forth certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the seller ("Federal Tax Counsel") and a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities. The summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "holder" means the beneficial owner of a security.

    The summary is based upon the provisions of and the regulations promulgated under the Code including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

    The federal income tax consequences to holders will vary depending on whether:

    - the securities of a series are classified as indebtedness for federal income tax purposes;

    - an election is made to treat the trust fund (or certain assets of the trust fund) relating to a particular series of securities as a real estate mortgage investment conduit (REMIC) under the Code;

    - the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

    - for federal income tax purposes the trust fund relating to a particular series of securities is classified as a partnership or is disregarded as an entity separate from its owner.

    The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

OPINIONS

    Federal Tax Counsel is of the opinion that:

        (i) if a prospectus supplement indicates that one or more classes of non-REMIC securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related trust fund will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

        (ii) if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these elections are timely made and all of the provisions of the applicable agreement are complied with:

       - each segregated pool of assets specified as a REMIC in the agreement will constitute a REMIC for federal income tax purposes;

       - the class or classes of securities of the related series which are designated as "regular interests" in the prospectus supplement will be considered "regular interests" in a REMIC for federal income tax purposes; and

       - the class of securities of the related series which is designated as the "residual interest" in the prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes; and

       (iii) if a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, the trust fund will be a grantor trust under Subpart E, Part I of Subchapter J of the Code and will not be an association taxable as a corporation, and a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the home equity loans included in the trust fund.

    Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service ("IRS") or any third-party.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

    INTEREST AND ACQUISITION DISCOUNT. Securities representing regular interest in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount ("OID")) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities are referred to in this section collectively as "Debt Securities."

    Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under these provisions of the Code (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include the OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

    Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. It is unclear whether the terms and conditions of the debt instruments underlying the Debt Securities or of the Debt Securities themselves are determinative of whether the likelihood of late payment or non-payment is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether the interest with respect to a Debt Security is qualified stated interest, and consequently whether a Debt Security has OID as a result of the failure of the interest to be treated as qualified stated interest.

    Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either as part of the issue price and the stated redemption price at maturity of the Debt Securities or as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price. The term "interest period" may also be used to refer to the "accrual period" with respect to interest on a class of notes or certificates.

    Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount."

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions' of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the home equity loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing these debt instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the home equity loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the home equity loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that home equity loans will be prepaid at that rate or at any other rate.

    The seller may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the home equity loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Security will also be required to include OID in gross income, but a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset OID by comparable economic accruals of portions of excess.

    EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to its securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the home equity loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on home equity loans underlying Pass-Through Securities ("Interest Weighted Securities"). The trust fund intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize this premium amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below.

    VARIABLE RATE DEBT SECURITIES. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if:

    - its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount;

    - it provides for stated interest, paid or compounded at least annually, at
      (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

    - it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except the de minimis amount specified above.

    A "qualified floating rate" is any variable rate where the rate variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or
(2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.

    In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Nevertheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

    An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Nevertheless, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the variable rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if the objective rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

    The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), OID is computed as described above based on the following:

    - stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;

    - by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for the Single Variable Debt Security; and

    - the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described above.

    In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that the Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security.

    In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the OID rules to the "equivalent" fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Security will account for this OID and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

    If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if the Debt Security were treated as a contingent payment debt obligation.

    The IRS has issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation of OID on Pay-Through Securities as described in this prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

    MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either
(1) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (2) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the home equity loans underlying the Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the home equity loans underlying the Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the home equity loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying home equity loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying home equity loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

    PREMIUM. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired afterwards by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    Current treasury regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

    SALE OR EXCHANGE. A holder's tax basis in its Debt Security is the price the holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

TAXATION OF THE REMIC AND ITS HOLDERS

    STATUS OF REGULAR INTEREST SECURITIES. Regular Interest Securities and securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets" to the extent that the REMIC's assets are qualifying assets). However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to home equity loans, the REMIC's assets will include payments on home equity loans held pending distribution to holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The home equity loans generally will be qualifying assets under both of the foregoing sections of the Code. However, home equity loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under
Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a home equity loan exceeds the value of the property securing the home equity loan, it is unclear and Federal Tax Counsel is unable to opine whether the home equity loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under either of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), these expenses will be deductible only to the extent that these expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to this type of holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    TIERED REMIC STRUCTURES. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on these certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (2) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to home equity loans, and servicing fees and other expenses of the REMIC.

    A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the home equity loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules.

    WE REFER YOU TO "TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)" ABOVE FOR MORE DETAIL.

    A REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that the premium may be recovered in proportion to payments of loan principal.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

    - subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

    - subject to a limited exception, the sale or other disposition of a cash flow investment;

    - the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

    - the receipt of any fees or other compensation for services rendered by the REMIC.

    It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any of these taxes imposed on the REMIC. To the extent not paid by these holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to this income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the home equity loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument.

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which holders should consult their tax advisers.

    DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

    SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

    EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations.

    WE REFER YOU TO "TAX TREATMENT OF FOREIGN INVESTORS" FOR MORE DETAIL.

    The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates held by thrift institutions since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of
(1) 120% of the long term applicable federal rate on the Startup Date multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

    WE REFER YOU TO "--RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" AND "TAX TREATMENT OF FOREIGN INVESTORS" BELOW FOR MORE DETAIL.

    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization." Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

    If a Residual Interest Security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

    The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer:

    - the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and
      (y) the highest corporate tax rate, currently 35 percent; and

    - the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on this excess inclusion accrue, sufficient to pay these taxes.

    A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if:

    - the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

    - the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and intends to pay the taxes associated with owning the residual interest as they come due.

    A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees.

    WE REFER YOU TO "TAX TREATMENT OF FOREIGN INVESTORS" FOR MORE DETAIL.

    MARK TO MARKET RULES. Treasury regulations provide that any REMIC Residual Interest acquired after January 3, 1995 is not a security and cannot be marked to market under Section 475.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. As further described below, each holder of a security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the home equity loans that is allocable to its Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to its Pass-Through Security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly this interest in the home equity loans and received or accrued directly its share of the payments on the home equity loans and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

    A holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for these expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds 2% of the holder's adjusted gross income. Further, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the prescribed amount, or
(2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a holder of a Pass-Through Security that is not a corporation cannot deduct these expenses for purposes of the alternative minimum tax (if applicable). These deductions will include servicing, guarantee and administrative fees paid to the servicer of the home equity loans. As a result, the trust fund will report additional taxable income to holders of Pass-Through Securities in an amount equal to their allocable share of these deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

    STATUS OF THE PASS-THROUGH SECURITIES. The Pass-Through Securities will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the trust fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the trust fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

    TAXATION OF PASS-THROUGH SECURITIES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Pass-Through securities will depend on whether they are securities ("Stripped Securities") subject to the "stripped bond" rules of section 1286 of the Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to (or retained by) the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the home equity loans and should be characterized for federal income tax purposes as an ownership interest in the home equity loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

    If interest retained for the servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (1) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the home equity loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

    If the OID rules apply, the holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each mortgage underlying the Pass-Through Security) to the holder. This yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events)," Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the home equity loans (although the yield may differ from the yield to any particular holder that would be used in calculating the interest income of the holder). The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the home equity loans will prepay at that rate or at any other rate.

    If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the home equity loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

    TAXATION OF PASS-THROUGH SECURITIES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Pass-Through Security, then the holder will be required to include in income its share of the interest payments on the home equity loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Security at a discount or premium, the holder will be required to account for this discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a DE MINIMIS amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of this discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the home equity loans. However, OID could arise with respect to a home equity loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

    The Taxpayer Relief Act of 1997 amended the OID provisions of the Code to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," OID is to be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made regarding the actual rate at which prepayments will occur.

    If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of the discount accrued through this month and not previously included in income, but limited, with respect to the portion of the discount allocable to any home equity loan, to the amount of principal on the home equity loan received by the trust fund in that month. Because the home equity loans will provide for monthly principal payments, this discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues (and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID). The holder may elect to accrue the discount under a constant yield method based on the yield of the Pass-Through Security to the holder (or possibly based on the yields of each home equity loan). In the absence of such an election, it may be necessary to accrue the discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the home equity loans allocable to the Pass-Through Security and (2) the weighted average life (in complete years) of the home equity loans remaining at the time of purchase of the Pass-Through Security.

    If a holder purchases a Pass-Through Security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of the premium that is allocable to a home equity loan under a constant yield method based on the yield of the home equity loan to the holder, provided that the home equity loan was originated after September 27, 1985. Premium allocable to a home equity loan originated on or before that date should be allocated among the principal payments on the home equity loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

    It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the home equity loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

    If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the home equity loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. A holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

    - fails to furnish the trustee with its taxpayer identification number ("TIN");

    - furnishes the trustee an incorrect TIN;

    - fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

    - under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

    Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain foreign investors, that is, investors that for United States federal income tax purposes are treated as:

    - corporations or partnerships created outside of the United States;

    - individuals that are not citizens or residents of the United States; or

    - foreign estates or trusts within the meaning of Internal Revenue Code section 7701.

Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

    The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.

    See "--Tax Consequences to holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders." Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the home equity loans were originated on or before July 18, 1984.

    Interest and OID of a foreign investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All foreign investors should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

    Payments to holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.

Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

    Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a foreign investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person (that is, a person that is not a foreign investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.

    WE REFER YOU TO "TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES--EXCESS INCLUSIONS" FOR MORE DETAIL.

    Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) this gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP OR DIVISION

    If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the trust fund as a partnership (such as election to treat the trust fund as a corporation for federal income tax purposes). If, however, the trust fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the trust fund as a corporation for federal income tax purposes.

    Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements:

        (1) the entity is not a REMIC (or, after September 1, 1997, a FASIT);

        (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of these debt obligations consists of real estate mortgages (or interests in real estate mortgages);

        (3) the entity is the obligor under debt obligations with two or more maturities; and

        (4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

    With respect to requirement (3), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the trust fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a trust fund which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the trust fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the agreements and related documents will be complied with, and on Federal Tax Counsel's conclusion that either the number of classes of debt obligations issued be the trust fund, or the nature of the assets held by the trust fund will exempt the trust fund from treatment as a taxable mortgage pool.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal Tax Counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt securities which are not Regular Interest securities.

    POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

    TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership, or if there is a single certificateholder for federal income tax purposes, to disregard the trust fund as an entity separate from the certificateholder. However, the proper characterization of the arrangement involving the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund.

Generally, provided the certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to these certificates will be disclosed in the applicable prospectus supplement.

    PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the home equity loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of home equity loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of home equity loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

        (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed;

        (1) any trust fund income attributable to discount on the home equity loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

        (2) prepayment premium payable to the certificateholders for the applicable month; and

        (3) any other amounts of income payable to the certificateholders for the applicable month.

    This allocation will be reduced by any amortization by the trust fund of premium on home equity loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

    If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

    The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each home equity loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the home equity loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the home equity loans may be greater or less than the remaining principal balance of the home equity loans at the time of purchase. If so, the home equity loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a home equity loan by home equity loan basis.)

    If the trust fund acquires the home equity loans at a market discount or premium, the trust fund will elect to include this discount in income currently as it accrues over the life of the home equity loans or to offset the premium against interest income on the home equity loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the related certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the home equity loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

    If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

    ALLOCATIONS BETWEEN SELLERS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

    ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and these nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

    - the name, address and identification number of the relevant person;

    - whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

    - certain information on certificates that were held, bought or sold on behalf of this person throughout the year.

    In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

    The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for these purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold pursuant to
Section 1446 of the Code on the portion of its taxable income that is allocable to certificateholders that are foreign investors, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

    Each certificateholder that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign investor generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates this status.

                             STATE TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

    A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the securities. Accordingly, among other factors, the fiduciary should consider:

    (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

    (2) whether the investment satisfies the diversification requirements of
       Section 404 of ERISA;

    (3) whether the investment is in accordance with the documents and instruments governing the plan; and

    (4) whether the investment is prudent, considering the nature of the investment.

    Fiduciaries of these plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in this type of entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon these persons by Section 4975 of the Code. The seller, the related trustee and any underwriter of the offered securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of securities by, or on behalf of, the Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the trust fund and not merely an interest in the securities, transactions occurring in connection with the servicing, management and operation of the trust fund between the seller, the related trustee, the servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the assets of the trust fund would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

    With respect to offered securities which are certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III. B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of the asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III. B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of:

    (1) secured consumer receivables;

    (2) secured credit instruments;

    (3) obligations secured by residential or commercial real property;

    (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases;

    (5) guaranteed governmental mortgage pool certificates; or

    (6) an undivided fractional interest in any of the obligations listed in clauses (1) to (5) above.

    If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code) in connection with the direct or indirect sale, exchange or transfer of certificates by Plans in the initial issue of certificates, the holding of certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by the following (the "Restricted Group"):

    (1) an underwriter which has been granted an Exemption, or certain specified entities affiliated or associated with such an underwriter
       ("Underwriter");

    (2) the seller;

    (3) the servicer (or any other servicer);

    (4) the related trustee;

    (5) any obligor with respect to home equity loans constituting more than 5 percent of the aggregate unamortized principal balance of the home equity loans as of the date of initial issuance;

    (6) any insurer; and

    (7) any affiliate or successor of a person described in (1) to (6) above.

    If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the home equity loans or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of certificates by Plans and (3) the holding of certificates by Plans.

    If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of

Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund and the assets of the trust fund.

    The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

    The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief:

        (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other securities issued by the trust fund;

        (3) The certificates acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories from a national credit rating agency, which consists of Standard & Poor's, Moody's, Duff & Phelps or Fitch;

        (4) The trustee is not an affiliate of any other member of the Restricted Group (as defined above);

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of these loans. The sum of all payments made to and retained by the servicer or any other servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection with that person's services under the pooling and servicing agreement; and

        (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

    The trust fund must also meet the following requirements:

           (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

           (ii) certificates in other investment pools must have been rated in one of the three highest rating categories of one of the national credit rating agencies for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using Prefunding Accounts for trusts issuing pass-through certificates. With respect to the certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the certificates to be transferred to the trust within a 90-day or three-month prefunding period following the closing date ("Prefunding Period"), instead of requiring that all these Loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

        (1) The ratio of the amount allocated to the Prefunding Account to the total principal amount of the certificates being offered ("Prefunding Limit") must not exceed twenty-five percent (25%).

        (2) All Loans transferred after the closing date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by each rating agency.

        (3) The transfer of Additional Loans to the trust fund during the prefunding period must not result in the certificates receiving a lower credit rating from any rating agency upon termination of the prefunding period than the ratings that were obtained at the time of the initial issuance of the certificates by the trust fund.

        (4) Solely as a result of the use of prefunding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the trust fund at the end of the prefunding period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date.

        (5) Either: (a) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (b) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to each rating agency, the Underwriter and the trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the prospectus, prospectus supplement and/or Private Placement Memorandum ("Offering Documents") and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date.

        (6) The prefunding period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Prefunding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

        (7) Amounts transferred to any Prefunding Account and/or Capitalized Interest Account used in connection with the prefunding may be invested only in investments which are permitted by each rating agency and (a) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that these obligations are backed by the full faith and credit of the United States); or (b) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by each rating agency ("Permitted Investments").

        (8) The Offering Documents must describe:

       - any Prefunding Account and/or Capitalized Interest Account used in connection with a Prefunding Account;

       - the duration of the prefunding period;

       - the percentage and/or dollar amount of the Prefunding Limit for the trust fund; and

       - that the amounts remaining in the Prefunding Account at the end of the prefunding period will be remitted to certificateholders as repayments of principal.

        (9) The pooling and servicing agreement must describe the Permitted Investments for the Prefunding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

    The Exemption may apply to a Plan's purchase, holding and transfer of certificates and the operation, management and servicing of the trust fund and the assets of the trust fund as specified in the related prospectus supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

    Certain transactions involving the purchase of securities which are notes might be deemed to constitute prohibited transactions under ERISA and the Code if the assets of the trust fund were deemed to be assets of a Plan. Under the Plan Assets Regulation, the assets of the trust fund would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the trust fund and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the notes are deemed to be an Equity Interest in the trust fund, the Exemption may be applicable to both a Plan's purchase, holding and transfer of notes (which in this situation are considered certificates for purposes of the Exemption) and the operation, management and servicing of the trust fund and the assets of the trust fund, if so specified in the related prospectus supplement.

    Without regard to whether the notes are characterized as Equity Interests, the acquisition, transfer or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund, the related trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a note is purchased in the secondary market and the purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to the Plan. In this case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note.

    Any Plan fiduciary considering the purchase of securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to its investment.

                                LEGAL INVESTMENT

    The securities will not constitute "mortgage-related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 unless the related prospectus supplement specifies that the securities will constitute "mortgage related securities." Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the depositor will agree to sell to each of the underwriters named in the agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the related series set forth in the underwriting agreement and in the related prospectus supplement.

    In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the agreement, to purchase all of the securities described in the underwriting agreement that are offered pursuant to the related prospectus supplement if any of the securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

    Each prospectus supplement will either (1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the securities or (2) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of each sale. After the initial public offering of any securities, the public offering price and the concessions may be changed.

    Each underwriting agreement will provide that the depositor will indemnify underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Under each underwriting agreement, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes subject to the underwriting agreement.

    The place and time of delivery for the securities with respect to which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL MATTERS

    Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the securities will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New York.

                                  $310,000,000
                                 (APPROXIMATE)

                      CENTEX HOME EQUITY LOAN TRUST 2000-A

                                     [LOGO]

                            CENTEX HOME EQUITY LOAN
                    ASSET-BACKED CERTIFICATES, SERIES 2000-A
                           CENTEX CREDIT CORPORATION
                                     D/B/A
                        CENTEX HOME EQUITY CORPORATION,
                           AS ORIGINATOR AND SERVICER
                               CHEC FUNDING, LLC
                                  AS DEPOSITOR

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                             PROSPECTUS SUPPLEMENT

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                              SALOMON SMITH BARNEY
                                LEHMAN BROTHERS
                             PRUDENTIAL SECURITIES

                                 March 2, 2000